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                                                                    Exhibit 10.1

           THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is being entered into, as of the 17th day of May, 2002, by and among TELETOUCH COMMUNICATIONS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), ING PRIME RATE TRUST, a Massachusetts business trust formerly known as Pilgrim America Prime Rate Trust ("Pilgrim"), each other Person that hereafter becomes a "Lender" pursuant to
Section 11.06(b) hereof (together with Pilgrim, individually, a "Lender" and collectively, the "Lenders"), and ING PRIME RATE TRUST, a Massachusetts business trust formerly known as Pilgrim America Prime Rate Trust, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent").

           The Company, Pilgrim, the predecessor-in-interest to the Administrative Agent and certain other lenders (together with Pilgrim, the "Original Lenders") entered into that certain Credit Agreement dated as of July 24, 1996 (as heretofore amended and extended, the "Existing Credit Agreement"), upon and subject to the terms and conditions of which several loans and extensions of credit were made to the Company for the purposes of financing the acquisition of various assets and businesses integrally related to the Company's primary line of business involving paging systems, refinancing certain then-existing indebtedness of the Company and its Subsidiaries and providing funds for the working capital needs and capital expenditures of the Company and its Subsidiaries. Immediately prior to the execution hereof, the Company has repaid in full, or otherwise satisfactorily discharged, the loans and extensions of credit made by the Original Lenders (other than the loans and extensions of credit made by Pilgrim, which are being modified as provided for herein) pursuant to the Existing Credit Agreement, and the original administrative agent has assigned to the Administrative Agent all of its rights, title and interests, as administrative agent, in, to and under the Existing Credit Agreement and all of the original loan and security documents relating thereto. The parties hereto, being all of the remaining parties to the Existing Credit Agreement, desire to reflect the foregoing, to amend the Existing Credit Agreement in various additional respects and, as so amended, to restate the Existing Credit Agreement in its entirety. Accordingly, the parties hereto agree that, subject to satisfaction of the conditions set forth in Article VI below, the Existing Credit Agreement shall be amended and restated in its entirety to read as follows (as so amended and restated, the "Credit Agreement"):

           ARTICLE I      DEFINITIONS AND ACCOUNTING MATTERS

           1.01   Certain Defined Terms. As used herein, the following terms
                  ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Acquisition" shall mean any acquisition of Property of another Person (whether by purchase, contribution, gift or any other means, and whether directly or indirectly through acquisition of ownership interests in another Person or otherwise) by the Company or any of its Subsidiaries.

                  "Acquisition Agreement" shall mean each agreement pursuant to which an Acquisition shall be consummated, as the same may, subject to the provisions of Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                  "Act of Insolvency" shall mean, with respect to any Person, the performance of any of the following acts or the occurrence of any of the following events: (a) the commencement or filing by such Person of voluntary proceedings or a petition seeking relief or protection under any Bankruptcy Law; or (b)

                                      -1-

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the adjudication of such Person as a bankrupt or insolvent; or (c) the commencement of an involuntary proceeding under any Bankruptcy Law against such Person and the failure of such Person to have such proceedings finally dismissed within sixty (60) days thereafter; or (d) the seeking, consenting to or acquiescence by such Person in the appointment of any trustee, receiver or similar official for itself or for all or any substantial portion of its assets; or (e) the appointment of a trustee, receiver or similar official for such Person or for all or any substantial portion of its assets and the failure of such Person to have such appointment finally dismissed or vacated within sixty
(60) days thereafter; or (f) the making by such Person of an assignment for the benefit of its creditors; or (g) the admission by such Person in writing of its inability to pay its debts generally as the same become due and payable; or (h) the adoption by such Person's creditors of a general plan of arrangement, recomposition or other action pursuant to a general meeting of the creditors of such Person.

                   "Affiliate" shall mean, with respect to any Person, (a) any other Person who, whether directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, (b) any other Person owning or controlling five percent (5%) or more of the outstanding voting or beneficial ownership interests of such Person, (c) any other Person who shares a director, executive officer, general partner or controlling shareholder or member with such Person, (d) any director, executive officer, general partner or controlling shareholder or member of such Person,
(e) any spouse, parent, child, grandparent, grandchild, sibling or first degree collateral of such Person or of any other Person falling within any of the categories described in clauses (a), (b), (c) or (d) of this definition and/or
(f) any trust the principal beneficiary of which is such Person or one or more of the Persons falling within any of the categories described in clauses (a),
(b), (c), (d) or (e) of this definition and/or any Person who is controlled by any such member or trust. For the purposes of this definition, "controls", "is controlled by", or "is under common control with" shall mean the ability and/or power (whether through direct or indirect ownership of voting or beneficial ownership interests in such Person, or otherwise) to direct or cause the direction of the management and policies of such Person, provided, however, that
                                                         --------  -------
in any event any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Without limiting the generality of the foregoing, it is understood and agreed that each of the Company, Robert M. McMurrey, J. Kernan Crotty, Progressive Concepts Communications, Inc., Rainbow Resources, Inc. and the TLL Group, and each of their respective constituent entities, are Affiliates of each other for all purposes of this Agreement and the other Loan Documents.

                   "Agreement" shall mean this Second Amended and Restated Credit Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof.

                   "Amended and Restated Note" shall mean, provided the Closing occurs, the promissory note provided for in Section 2.02(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time. The term "Amended and Restated Note" also shall include any Registered Note or Notes evidencing the Loan executed and delivered pursuant to Section 2.02(c) hereof.

                   "Applicable Lending Office" shall mean, for each Lender, the "Lending Office" of such Lender (or of an Affiliate of such Lender) so designated on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office of such Lender responsible for administering its

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interests in the Loan.

                   "Auction Licenses" shall mean any FCC Licenses acquired through the competitive bidding process in the FCC Paging Auctions (FCC Auction Event Nos. 26 and 40).

                   "Authorizations" shall mean all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC or any other federal, state or local regulatory or governmental bodies and authorities, including any subdivision thereof.

                   "Bankruptcy Law" shall mean the United States Bankruptcy Code of 1978, as the same now exists or hereafter may be amended, any and all future federal bankruptcy codes, and any and all present and future federal and state insolvency, reorganization, arrangement, composition, recapitalization, readjustment, moratorium, liquidation, dissolution, debtor relief or similar Laws, or any corresponding provisions of succeeding Law.

                   "Basic Documents" shall mean, collectively, the Loan Documents, the License Management Agreement, the Capitalization Documents, the First Community Bank Loan Documents, the TLL Note, the Junior Subordinated Notes and the Material Contracts.

                   "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of Arizona.

                   "Capital Expenditures" shall mean, for any period, the aggregate amount of expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries during such period to acquire, construct or lease (pursuant to a capital lease) plant, equipment, fixed assets or other types of Property (including additions, renewals, improvements and replacements, but excluding repairs other than repairs which are required by GAAP to be capitalized) which, in accordance with GAAP, should be capitalized on the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period; provided, however, that such term shall not include any such
             --------  -------
expenditures made in connection with an Acquisition or Casualty Event. Notwithstanding the foregoing, "Capital Expenditures" for any period shall include all pagers and other equipment purchased during such period for use by the Company and its Subsidiaries, or for lease by the Company and its Subsidiaries to customers, but shall exclude all pagers and other equipment purchased during such period for resale by the Company and its Subsidiaries.

                   "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under any (a) lease of (or other arrangement conveying the right to use) Property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time, determined in accordance with GAAP, and (b) any lease financing arrangements set forth on the balance sheet of such Person.

                   "Capitalization Documents" shall mean, collectively: (a) the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement, dated as of August 3, 1995, among the Company, Continental Illinois Venture Corporation, CIVC Partners I, GM Holdings, LLC and each of the other parties listed on the signature pages thereto, as amended by (i) Amendment No. 1 to Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement, dated as of July 24, 1996,

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among the Company, Continental Illinois Venture Corporation and CIVC Partners I,
and (ii) Amendment Agreement containing Amendment No. 2 to Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement and Amendment No. 1 to Amended and Restated Junior Subordinated Notes, dated as of January 26, 1998, among the Company, Continental Illinois Venture Corporation, CIVC Partners I and each of the other parties listed on the signature pages thereto (as so amended, the "Amended and Restated Subordinated Note, Preferred Stock and
Warrant Purchase Agreement"), including the Junior Subordinated Notes, Series A Preferred Stock, Series B Preferred Stock, Capital Stock and/or Stock Purchase Warrants from time to time issued thereunder, accurate, current and complete copies of each of which are attached hereto, collectively, as Exhibit "I" and
                                                              ----------
thereby made a part hereof; (b) each of the Executive Employment Agreements, Underwriting Agreement, Warrant Agreement, Stockholders Agreement, Registration Agreement and other Agreements, Schedules and Exhibits (all of which are dated as of August 3, 1995) referred to in or attached to said Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement), accurate, current and complete copies of each of which also are attached hereto, collectively, as Exhibit "J" and thereby made a part hereof; (c) the Option and
                 ----------
Securities Purchase Agreement, dated as of August 24, 2001, among TLL Partners, L.L.C., Continental Illinois Venture Corporation, CIVC Partners I and each of the other parties listed on the signature pages thereto, together with each of the closing documents, Schedules and Exhibits referred to in or attached to said Option and Securities Purchase Agreement, accurate, current and complete copies of each of which are attached hereto, collectively, as Exhibit "K" and thereby
                                                       ----------
made a part hereof; (d) the Restructuring Agreement, dated as of May 17, 2002, by and among the Company, TLL Partners, L.L.C. and GM Holdings, LLC, together with each of the closing documents, Schedules and Exhibits referred to in or attached to said Restructuring Agreement, accurate, current and complete copies of each of which are attached hereto, collectively, as Exhibit "L" and thereby
                                                       ----------
made a part hereof; (e) the Certificate of Designation, Preferences and Rights
of Preferred Stock (relating to the Series A Preferred Stock and the Series B Preferred Stock), dated as of August 3, 1995, as will be amended by that certain Certificate of Amendment of Certificate of Incorporation of Teletouch Communications, Inc., accurate, current and complete copies of each of which are attached hereto, collectively, as Exhibit "M" and thereby made a part hereof;
                                  ----------
and (f) the Termination Agreement, dated as of May 17, 2002, by and among the Company, GM Holdings, LLC, Continental Illinois Venture Corporation, CIVC Partners I and each of the other parties listed on the signature pages to the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement, Robert M. McMurrey and Rainbow Resources, Inc., an accurate, current and complete copy of which is attached hereto as Exhibit "O" and thereby made a
                                                 ----------
part hereof; in the case of each of the instruments and agreements referred to in the foregoing clauses (a), (b), (c), (d), (e) and (f), as the same may, subject to the provisions of Section 8.18 hereof, be modified and supplemented and in effect from time to time.

                   "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                   "Cash Equivalents" shall mean, collectively, cash on hand and Permitted Investments.

                   "Cash Flow" shall mean, for any period, the excess, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of: (a) gross operating revenue (whether recurring or non-recurring) of the Company and its Subsidiaries derived in the ordinary course of business during such period (including, without limitation, all service charges and all revenues realized from the sale or lease of mobile radio or paging equipment but excluding interest income and unusual or extraordinary items); over (b) gross operating expenses (whether recurring or non

                                      -4-

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recurring) of the Company and its Subsidiaries (including, without limitation, all site rental charges, maintenance expenses, general administration expenses and general corporate overhead expenditures) for such period, but excluding Interest Expense and also excluding depreciation, amortization of intangibles, other non-cash charges and any unusual or extraordinary items. Notwithstanding
                                                               ---------------
the foregoing, if during any period for which Cash Flow is being determined the
--- ---------
Company shall have consummated any Acquisition or Disposition, then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), Cash Flow shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period.

                   "Casualty Event" shall mean, with respect to any Property of any Person, any destruction or loss of or damage to, or any condemnation or other taking (including, without limitation, by agreement in lieu thereof) by Governmental Authority of, such Property.

                   "CIVC Group" shall mean, collectively, Continental Illinois Venture Corporation, a Delaware corporation, CIVC Partners I, a Delaware general partnership, each of the signatories (other than Continental Illinois Venture Corporation, CIVC Partners I, GM Holdings, LLC and the Company) to the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement, and any of their respective Affiliates.

                   "CIVC Interests" shall mean, on any date, the Junior Subordinated Notes, the Series A Preferred Stock, the Series B Preferred Stock, the Warrants and the "Underlying Stock" (as such term is defined in the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement referred to in the definition of "Capitalization Documents" in Section 1.01 hereof) owned or voting control over which is held by Continental Illinois Venture Corporation, a Delaware corporation, or any other member of the CIVC Group on such date.

                   "Closing Date" shall mean the date upon which all of the conditions precedent set forth in Article VI below either shall have been satisfied in the sole and absolute determination of the Administrative Agent and the Lenders or waived by the Lenders and the Administrative Agent in writing.

                   "Code" shall mean the United States Internal Revenue Code of 1986, as the same now exists or hereafter may be amended, or any corresponding provisions of succeeding Law.

                   "Collateral" shall mean: (a) those certain parcels of land located in the City of Tyler, County of Smith, State of Texas more particularly described on Exhibit "H" attached hereto and thereby made a part hereof,
             ----------
together with all rights, privileges, easements and appurtenances in any way relating thereto or incident to the ownership thereof, all buildings, building systems, building machinery and equipment, fixtures and other improvements and structures now or hereafter situated thereon or thereunder or forming a part thereof, and all alterations, additions and betterments thereto, substitutions therefor and restorations and replacements thereof (collectively, the "Tyler Texas Real Property"); (b) all of the Capital Stock of Teletouch Licenses, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company; (c) all of the respective rights, title and interests of both the Company and Teletouch Licenses, Inc. in, to and under the License Management Agreement; (d) any and all additions, accessories and accessions to, substitutions for and products and replacements of each of the Property described in clauses (a), (b) and (c) of this definition; and (e) any and all proceeds of the foregoing; in each case whether now owned or hereafter acquired and whether or not the Lien thereon has in fact been perfected.

                   "Compliance Certificate" shall mean, as applicable, the certificate of the Chief Executive Officer or of the Chief Financial Officer of the Company or, with the prior written approval of

                                      -5-

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the Administrative Agent, of another senior officer of the Company, in each case in substantially the form (as applicable) of Exhibit "E-1", Exhibit "E-2",
                                             ------------   ------------
Exhibit "E-3" or Exhibit "E-4" attached hereto and thereby made a part hereof.
------------     ------------
The current Chief Financial Officer of the Company is J. Kernan Crotty, who is also its President, while the current Chairman of the Board of Directors of the Company is Robert M. McMurrey, who is also President of the Company's sole subsidiary, Teletouch Licenses, Inc., a Delaware corporation and a Wholly-Owned Subsidiary.

               "Debt Issuance" shall mean any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of any debt securities.

               "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or regularly scheduled prepayments of principal of any Indebtedness (including, without limitation, the Loan and the principal component of any payments in respect of Capital Lease Obligations) made during such period; plus (b) all Interest Expense for such period.

               "Default" shall mean an Event of Default or any of the events, conditions or circumstances described in Article IX below that with notice or lapse of time or both would become an Event of Default.

               "Disposition" shall mean any sale, assignment, conveyance, lease, sale-leaseback, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person.

               "Disposition Investment" shall mean, with respect to any Disposition, any promissory notes or other evidences of Indebtedness or Investments received by the Company or any of its Subsidiaries in connection with such Disposition.

               "Dividend Payment" shall mean any declaration or payment of dividends (in cash, Property or obligations) on, or any other payment or distribution on account of, or the setting apart of any money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding (a) dividends payable solely in shares of common stock of the Company and (b) the acquisition by the Company of warrants, options or other rights to acquire shares of stock of the Company that are tendered to the Company in lieu of the cash payment of the exercise price of such warrants, options or other rights.

               "Dollars" and "$" shall mean lawful money of the United States of America.

               "EBITDA" shall mean, with respect to the Company and its Subsidiaries for any fiscal period, the excess of (a) the sum of (without duplication) (i) the consolidated Net Income of the Company and its Subsidiaries for such fiscal period (determined on a consolidated basis without duplication in accordance with GAAP), plus (ii) the amounts deducted by the Company and its Subsidiaries in determining consolidated Net Income for such period representing
(A) non-cash minority interest expense, (B) non-cash charges such as amortization (including amortization of deferred financing fees), depreciation, non-cash restructuring charges, non-cash reserves and non-recurring charges, (C) all federal, state and

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local taxes (whether paid in cash or deferred) computed on the basis of income,
(D) Interest Expense (whether cash or non-cash) of the Company and its Subsidiaries, (E) expenses or charges incurred in connection with the issuance of debt or equity securities and up-front fees paid with respect to credit facilities provided by banks and other financial institutions, (F) transaction costs, (G) expenses or charges incurred in connection with real estate financings consummated during such period and (H) fees and expenses paid in connection with Acquisitions permitted to be and actually consummated, and Investments permitted to be and actually made, during such period, over (b) the amounts included by the Company and its Subsidiaries in determining consolidated Net Income for such period representing (i) non-cash gains and (ii) non-recurring gains; provided, however, that (without duplication) for any
                     --------  -------
applicable period "EBITDA" shall be (X) determined on the basis that any Acquisitions which were consummated during such period were consummated on the first day of such period; and (Y) shall be increased or decreased, as the case may be, to reflect the projected good faith identifiable and supportable net cost savings or additional net costs, as the case may be, resulting from any Acquisition permitted to be and actually consummated during such period by combining the operations of such acquisition with the operations of the Company and its Subsidiaries (as determined by the Company based on reasonable assumptions and computations set forth in sufficient detail and which are reasonably acceptable, in substance, to the Administrative Agent, and which determination shall be made on each date on which a Compliance Certificate for such applicable period is delivered, all in compliance with the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended); provided, further, that so long as such net cost savings or
                   --------  -------
additional net costs will be realizable at any time during such period, it may be assumed, for the purpose of this clause, that such net cost savings or additional net costs will be realizable during the entire period.

               "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remediation or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Laws" shall mean any and all present and future federal, state, local and/or foreign laws, statutes, codes, ordinances, rules, regulations, orders, decrees and/or other legally enforceable requirements (including, without limitation, common law), in each case as now or hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health or safety or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

               "Environmental Permits" shall mean any and all permits, licenses, approvals, registrations, notifications, exemptions and other Authorizations required under any Environmental Law.

               "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of (i) any of its Capital Stock, (ii) any warrants or options exercisable in respect of its Capital Stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any Capital Stock of the Company issued upon the exercise of such warrants or options) or
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).

               "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, calls, warrants, commitments, preemptive rights or agreements of any kind or nature whatsoever (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

               "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, as the same now exists or hereafter may be amended, or any corresponding provisions of succeeding Law.

               "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Company is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

               "Event of Default" shall mean any of the events, circumstances or conditions described in Article IX hereof, provided that any applicable requirement for the giving of notice, the passage of time or both associated with such event, circumstance or condition has been satisfied.

               "Excess Cash Flow" shall mean, with respect to the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for any fiscal period, the excess (if any) of: (a) the Cash Flow for such period minus the amount of net increase in Working Capital from the prior period (or, as applicable, plus the amount of net decrease in Working Capital from the prior period); over (b) the sum of (i) Debt Service for such period, plus (ii) the aggregate amount of all Capital Expenditures made during such period (excluding for the purposes of such computation any such Capital Expenditures, to the extent financed with the proceeds of Indebtedness, and any Capital Lease Obligations, to the extent incurred pursuant to Section 8.07(e) hereof during such period), plus (iii) the aggregate amount paid, or required to be paid, in cash in respect of income taxes during such period, plus
(iv) the sum of $100,000.00. The parties hereto intend that the foregoing produce the same result, for any fiscal period, as the following definition: the excess, if any, of: (c) the sum (without duplication) of (i) Net Income of the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP for such period), (ii) the aggregate amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Net Income, (iii) decreases in Working Capital of the Company and its Subsidiaries for such period, (iv) the aggregate net non-cash loss on the Disposition of Property by the Company and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Net Income and (v) the net increase during such period (if any) in deferred tax accounts of the Company and its Subsidiaries; over (d) the sum (without duplication) of (i) the aggregate amount of all non-cash credits included in arriving at such Net

Income, (ii) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of Net Cash Payments from any Disposition or from the net proceeds received from any Casualty Event), (iii) the aggregate amount of all optional prepayments of the Loan during such period, (iv) the aggregate amount of all regularly scheduled principal payments of Indebtedness of the types described in clauses (a) through
(e) of the definition of "Indebtedness" in this Section 1.01 (including, without limitation, the Loan) of the Company and its Subsidiaries made during such period, (v) increases in Working Capital of the Company and its Subsidiaries for such period, (vi) the aggregate net non-cash gain on the Disposition of Property by the Company and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Net Income, and (vii) the net decrease during such period (if any) in deferred tax accounts of the Company.

               "Excluded Taxes" shall mean any present or future net income Tax, Tax imposed on or measured by overall gross receipts and/or franchise Taxes imposed in lieu of net income Taxes, in each case levied or assessed against the Administrative Agent or any of the Lenders as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's having executed, delivered, enforced, performed its obligations under or received a payment owed or due under this Agreement or any of the other Loan Documents).

               "FCC" shall mean the Federal Communications Commission or any Governmental Authority substituted therefor.

               "FCC License" shall mean any paging, personal communications service, mobile telephone, specialized mobile radio, microwave or other license, permit, consent, certificate of compliance, franchise, approval, waiver or Authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of a Paging System, mobile telephone system or other radio communications system.

               "Final Order" shall mean an action by any Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and the time for such Governmental Authority to set aside the action on its own motion have expired.

               "First Community Bank Loan Documents" shall mean, collectively,
(a) that certain Accounts Receivable Security Agreement (with Equipment and Inventory Riders), dated May 17, 2002, given by the Company, as debtor, to First Community Financial Corporation, an Arizona corporation, as secured party, (b) that certain Term Promissory Note, dated May 17, 2002, in the original principal amount of $250,000 given by the Company, as "maker", to First Community Financial Corporation, an Arizona corporation, (c) that certain Multiple Advance Promissory Note, dated May 17, 2002, in the original principal amount of $2,000,000 given by the Company, as "maker", to First Community Financial Corporation, an Arizona corporation, (d) all Uniform Commercial Code financing statements required by, or to be filed with respect to the security interests created pursuant to, the Accounts Receivable Security Agreement (with Equipment and Inventory Riders), and (e) all other documents, agreements and other instruments (including, without limitation, any and all guaranties, security agreements, pledges, collateral assignments of ownership interests, consents, subordination agreements, financial statements, certificates and other materials) at any time executed and/or delivered by or on behalf of any of the Obligors in connection with or relating directly or indirectly to the Accounts Receivable Security Agreement, Term Promissory Note, Multiple Advance Promissory Note or any of the loans by First Community Financial Corporation evidenced thereby or described therein (collectively, the "First Community Bank Loans"), accurate, current and complete copies of each of which (including, without limitation, of that certain Agreement, of even date herewith, by and among TLL, the Company and First Community Financial Corporation which clarifies various matters relating to the respective Indebtednesses owed to each of such creditors by the Company) are attached hereto, collectively, as Exhibit "B" and
                                                                ----------
thereby made a part hereof, in each case as the same shall be modified and supplemented and in effect from time to time.

               "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

               "GM Interests" shall mean, on any date, the Junior Subordinated Notes, the Series A Preferred Stock, the Series B Preferred Stock, the Warrants and the "Underlying Stock" (as such term is defined in the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement referred to in the definition of "Capitalization Documents" in Section 1.01 hereof) owned or voting control over which is held by GM Holdings, LLC, a Tennessee limited liability company, on such date.

               "Governing Documents" shall mean, for any Person, collectively, the charter, articles or certificate of incorporation, by-laws and any shareholders agreement of a corporation, the certificate of formation or articles of organization and operating agreement of any limited liability company, the certificate of partnership and partnership agreement of any partnership, or the comparable formation or constitutive documents of any other entity.

               "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

               "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, Indebtedness, other obligations, net worth, working capital or earnings of any other Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any other Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

               "Guarantee and Security Agreement" shall mean a Guarantee and Security Agreement substantially in the form of Exhibit B to the Existing Credit
                                                ---------
Agreement between the Company, the Guarantors from time to time party thereto and the predecessor-in-interest to the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                                      -10

          "Guarantors" shall mean, collectively: (a) each Subsidiary of the Company that has executed a Guarantee and Security Agreement; and (b) effective upon the execution and delivery of any Subsidiary Guarantee Agreement, each additional Subsidiary of the Company so executing and delivering a Subsidiary Guarantee Agreement.

          "Hazardous Material" shall mean, collectively: (a) any pollutants, petroleum or petroleum-based products, underground storage tanks, flammable materials, explosives, hazardous substances, toxic wastes, radioactive materials, radon, lead, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"); (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Incapacity" shall mean any of: (a) the death of an individual; (b) the entry of an order or judgment by a court of competent jurisdiction adjudicating an individual to be incompetent to manage his person or his estate;
(c) the commission of an Act of Insolvency by or the existence of an Act of Insolvency with respect to any Person; or (d) the dissolution (without reconstitution in accordance with applicable Law), termination or liquidation of any Person not an individual.

          "Indebtedness" shall mean, for any Person: (a) all obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) all obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within thirty (30) days of the date the respective goods are delivered or the respective services are rendered; (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property; (e) all Capital Lease Obligations of such Person; (f) all obligations of such Person, contingent or otherwise, as an account party in respect of bankers' acceptances, letters of credit or similar instruments issued or accepted by banks and other financial institutions; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person; (h) all obligations of another Person of the type referred to in the preceding clauses (a) through (g) of this definition guaranteed by such Person; and (i) all obligations of the type referred to in the preceding clauses (a) through (h) of this definition secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person or such Person otherwise has become liable for the payment thereof.

          "Insurance Requirements" shall mean all material terms of any insurance policy required pursuant to this Agreement or any Security Document and all material regulations and then current standards applicable to or affecting any Property of the Company or any of its Subsidiaries constituting part of the Collateral or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any such Property, or any other body exercising similar functions.

          "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations but excluding any capitalized financing fees paid during such period that are to be charged to future periods) accrued or capitalized during such period (whether or not actually paid during such period). Notwithstanding the foregoing, (i) if during any period for which
         -----------------------------
Interest Expense is being determined the Company shall have consummated any Acquisition or Disposition, then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), Interest Expense shall be determined on a pro forma basis as if such Acquisition or Disposition (and any Indebtedness incurred by the Company or any of its Subsidiaries in connection with such Acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period and (ii) if, as at any date (a "calculation date"), fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Closing Date, Interest Expense shall be calculated (after giving effect to the adjustment contemplated in the foregoing clause (i)) only for the portion of such period commencing on the Closing Date and ending on the calculation date and shall then be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Closing Date through and including the calculation date.

          "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding thirty (30) days arising in connection with the sale of inventory or supplies or services rendered by such Person in the ordinary course of business; or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

          "Junior Subordinated Notes" shall mean the 14% Junior Subordinated Notes issued pursuant to the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement referred to in the definition of "Capitalization Documents" in this Section 1.01, as amended, accurate, current and complete copies of each of which are attached hereto as Exhibit "N" and
                                                            -----------
thereby made a part hereof.

          "Law" shall mean any and all present and future legislative, judicial and administrative statutes, codes, acts, laws, ordinances, orders, judgments, decrees, injunctions, decisions, rules, resolutions, restrictions, regulations and requirements of Governmental Authorities.

          "Lenders" shall mean: (a) on the Closing Date, Pilgrim; and (b) thereafter, all Persons from time to time holding interests in the Loan after giving effect to any assignments thereof permitted by Sections 11.06(b), 11.06(c) or 11.06(d) hereof.

          "License Management Agreement" shall mean, collectively: (a) the Amended and Restated Operating Agreement, effective as of May 17, 2002, by and between the Company, as the

"Operator", and Teletouch Licenses, Inc., as the "License Subsidiary", an accurate, current and complete copy of which is attached hereto as Exhibit "D"
                                                                   -----------
and thereby made a part hereof; and/or (b) any other similar agreement in substantially the form of such Operating Agreement between the Company or a Subsidiary of the Company operating such Paging Business and a License Subsidiary, in the case of each of the foregoing clauses (a) and (b), as the same shall, subject to the provisions of Section 8.18 hereof, be modified and supplemented and in effect from time to time.

          "License Subsidiary" shall have the meaning assigned to such term in
Section 8.14(b) hereof.

          "Lien" shall mean any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), security interest, charge, deposit arrangement, title retention arrangement, conditional sales agreement or other security agreement of any kind or nature whatsoever in respect of or affecting Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loan" shall mean the loan described in Section 2.01 hereof.

          "Loan Documents" shall mean, collectively, this Agreement, the Loan Modification Agreement, the Amended and Restated Note, the New Pilgrim Deed of Trust and the other Security Documents.

          "Loan Modification Agreement" shall mean that certain Loan Modification Agreement, of even date herewith, by and among the parties hereto.

          "Management Stockholders" shall mean, collectively, Robert M. McMurrey, J. Kernan Crotty, any future Chief Executive Officer of the Company, any future Chief Financial Officer of the Company, and any other officer of the Company who at such time also holds ownership interests in one or more of Progressive Concepts Communications, Inc., Rainbow Resources, Inc. and/or any other member of the TLL Group.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on or change in: (a) the Property, assets, business, operations, condition (financial or otherwise), management, prospects or liabilities of the Company and its Subsidiaries, taken as a whole; or (b) that calls into question in any material and adverse respect (i) the projections previously supplied to the Administrative Agent and the Lenders, or (ii) any of the material assumptions on which the aforesaid projections were based; or (c) the ability of the Company or any of its Subsidiaries to pay or perform its obligations under any of the Basic Documents (including, without limitation, the Loan Documents) to which it is a party as and when required; or (d) the binding nature, legality, validity, enforceability or priority of any of the Loan Documents (including, without limitation, any of the Liens purported to be created by the Security Documents); or (e) any of the Lenders' benefits, powers, privileges, rights and/or remedies, whether under the Loan Documents (or any of them) or at Law or in equity, or their ability to exercise or enforce any of the same; or (f) any of the Lenders' rights, title and interests in and to the Property of the Company and its Subsidiaries.

          "Material Contracts" shall have the meaning assigned to such term in
Section 7.28 below.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) or 4001(a)(3) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:

               (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

               (b) in the case of any Casualty Event, the aggregate amount of insurance proceeds, condemnation awards and other compensation received in cash by the Company and its Subsidiaries in respect of such Casualty Event, net of
(i) reasonable and customary fees and expenses actually incurred and paid by the Company and its Subsidiaries in connection therewith, (ii) contractually required repayments of Indebtedness, to the extent secured by a Lien on such Property and actually paid as a consequence thereof, and (iii) any federal, state and local income and/or transfer taxes actually paid or reasonably estimated to be payable by the Company or any of its Subsidiaries in respect of such Casualty Event (after taking into account any available tax credits or deductions and any tax sharing arrangements), but only, in the case of taxes estimated to be payable, to the extent that (x) within sixty (60) days following the date of such Casualty Event the Company delivers a certificate of a senior financial officer of the Company setting forth a calculation of the amount of such estimated taxes, and (y) the Company holds an amount of Net Cash Payments equal to such estimated taxes in a segregated deposit account until such payment of taxes is in fact made, it being understood that to the extent the amount so deposited is not applied to such payment of taxes within fifteen (15) months of such deposit, the remaining balance shall be treated as "Net Available Proceeds" for purposes of this Agreement and shall be applied in accordance with the provisions of Section 3.05(d) hereof; and

               (c) in the case of any Equity Issuance or Debt Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance or Debt Issuance, net of underwriting discounts and reasonable and customary commissions and expenses actually incurred and paid by the Company and its Subsidiaries in connection therewith.

          "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); provided,
                                                                      --------
however, that:
-------

               (a) Net Cash Payments shall be net of (i) escrow, title, filing and recording charges (including, without limitation, filing and recording taxes) and other reasonable and customary commissions, fees and expenses actually incurred and paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any federal, state and local income and/or transfer taxes actually paid or reasonably estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements), but only, in the case of taxes estimated to be payable, to the extent that (x) on the date of such Disposition the Company delivers a certificate of a senior financial officer of the Company setting forth a calculation of the amount of such estimated taxes, and (y) the Company holds an amount of such Net Cash Payments equal to such estimated taxes in a segregated deposit account until such payment of taxes is in fact made, it being understood that to the extent the amount so deposited is not applied to such payment of taxes within fifteen (15) months of such deposit, the remaining balance shall be treated as "Net Available Proceeds" for purposes of this Agreement and shall be applied in accordance with the provisions of Section 3.05(d) hereof; and

               (b) Net Cash Payments also shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property or (ii) such Indebtedness requires that it be repaid as a condition to such Disposition.

          "Net Income" shall mean, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis without duplication in accordance with GAAP; provided,
                                                                --------
however, that there shall be excluded: (a) the income (or loss) of any Person
-------
accrued prior to the date it becomes a Subsidiary of the Company or any of the Company's Subsidiaries or is merged into or consolidated with the Company or any of the Company's Subsidiaries; (b) the income (or loss) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or any of its Subsidiaries in the form of dividends or similar distributions; and (c) the undistributed earnings of any of the Subsidiaries of the Company, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any security issued by such Subsidiary or any agreement, instrument or other arrangement (other than any of the Loan Documents) to which such Subsidiary is a party or by which it or any of its Property might be bound or subject or by any Law applicable to such Subsidiary or to which such Subsidiary or any of its Property might be bound or subject.

          "Network Agreement" shall mean any agreement pursuant to which the Company or any of its Subsidiaries contracts with the owner of a Paging System (other than the Company or any of its Subsidiaries) so that either: (a) Paging Subscriber Units may receive pages while in the service area of a Paging System operated by such owner; or (b) customers of such owner may receive pages while in the service area of a Paging System operated by the Company or any of its Subsidiaries, or both.

          "Non-Excluded Taxes" shall mean any and all Taxes, other than Excluded Taxes, arising from any payment made hereunder or under any of the other Loan Documents or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any of the other Loan Documents (including, without limitation, any and all present or future recording, stamp, documentary, excise and property taxes).

          "Obligors" shall mean, collectively and jointly and severally, the Company and the Guarantors.

          "Paging Business" shall mean the business consisting of: (a) owning, operating or managing one or more Paging Systems; and (b) to the extent ancillary thereto and not constituting a material part of the operations as a whole, other communications businesses related thereto which utilize the training or resources appurtenant to the operation of a Paging System, including, without limitation, telephone answering services, mobile telephone services or sales or servicing of radio equipment or mechanical parts.

          "Paging License" shall mean an FCC License authorizing the construction and/or operation of a Paging System pursuant to Part 22 or Part 90.

          "Paging Subscriber Units" shall mean, as at any date, pagers owned or leased by customers subscribing to, and paying for (other than purely nominal charges), paging or messaging services provided by the Company or any of its Subsidiaries pursuant to Part 22 or Part 90, excluding any such customer that has not been a customer for at least thirty (30) days.

          "Paging System" shall mean a paging or messaging system licensed under
Part 22 or Part 90, including the facilities from time to time licensed by the FCC pursuant to Part 22 or Part 90 as shall be necessary to provide communications services offered by the Company and its Subsidiaries.

          "Part 22" shall mean 47 CFR Part 22 of the Rules and Regulations of the FCC or such other parts or subparts that may be substituted for or combined with said Part 22.

          "Part 90" shall mean 47 CFR Part 90 of the Rules and Regulations of the FCC or such other parts or subparts that may be substituted for or combined with said Part 90.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" shall mean: (a) marketable direct obligations of the United States of America or of any agency thereof, or marketable obligations unconditionally guaranteed as to principal and interest by the United States of America or any agency thereof and backed by the full faith and credit of the United States of America, in either case maturing not more than ninety (90) days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or any bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least $500,000,000, maturing not more than ninety (90) days from the date of acquisition thereof; (c) commercial paper of an issuer rated "A-1" or better by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies ("S&P"), Inc., or "P-1" or better by Moody's Investors Services, Inc. ("Moody's"), respectively, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing not more than ninety (90) days from the date of acquisition thereof; (d) repurchase obligations of any Lender or of any commercial bank or trust company satisfying the requirements of clause (b) of this definition, and having a term of not more than thirty (30) days; (e) securities with maturities of not more than ninety
(90) days from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority of such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority are rated at least "A" by S&P or "A" by Moody's; (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby irrevocable letters of credit issued by any Lender or any commercial bank or trust company satisfying the requirements of clause (b) of this definition; and (g) shares of money-market mutual funds, rated AAA+ or better by S&P or MR1 or better by Moody's, having aggregate assets of at least $1,000,000,000 and which invest exclusively in securities satisfying the requirements of clauses (a) through (f) of this definition; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

          "Person" shall mean any individual, partnership, corporation, limited liability company, joint stock company, voluntary association, joint venture, trust, unincorporated organization, government (or any agency, instrumentality or political subdivision thereof) or other entity of whatever nature.

          "Plan" shall mean any employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean the lesser of: (a) eighteen percent per annum (18%); or (b) the highest rate then permitted by applicable Law for comparable loans.

          "Preferred Stock" shall mean, collectively, the Series A Preferred Stock and the Series B Preferred Stock.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Without intending to limit the foregoing, the term "Property" shall specifically include FCC Licenses and other Authorizations granted to the Company or any of its Subsidiaries, as well as agreements between the Company or any of its Subsidiaries and Subscribers.

          "Purchase Price" shall mean, with respect to any Acquisition, an amount equal to the sum (without duplication) of: (a) the aggregate consideration, whether cash, Property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 8.07(e) hereof), paid or delivered by the Company and its Subsidiaries in connection with such Acquisition; plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Company and its Subsidiaries after giving effect to such Acquisition.

          "Registered Holder" shall have the meaning assigned to such term in
Section 5.02(c)(ii) hereof.

          "Registered Loan" shall have the meaning assigned to such term in
Section 2.02(c) hereof.

          "Registered Note" shall have the meaning assigned to such term in
Section 2.02(c) hereof.

          "Regulations A, D, G, T, U and X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Person: (a) the adoption, or the making of any change in, after the date hereof of any federal, state or foreign Law or regulation (including, without limitation, those affecting Part 22 or Part 90); or (b) the adoption of, or the making of any change in, after the date hereof of any interpretation, directive or request under any federal, state or foreign Law or regulation (whether or not having the force of Law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof; in each case which applies to any Person or to any class of Persons of which such Person is a member.

          "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, placement, storage, leaching, seepage or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Security Documents" shall mean, collectively, the Guarantee and Security Agreement, the New Pilgrim Deed of Trust, the Supplemental Collateral Documents and all Uniform Commercial Code financing statements required by, or to be filed with respect to the security interests in the Collateral created pursuant to, the Guarantee and Security Agreement, the New Pilgrim Deed of Trust and/or the Supplemental Collateral Documents.

          "Series A Preferred Stock" shall mean the Company's Series A 14% Cumulative Convertible Preferred Stock, par value $.001 per share.

          "Series B Preferred Stock" shall mean the Company's Series B Convertible Preferred Stock, par value $.001 per share.

          "Solvent" shall mean, when used with respect to any Person as of any date, the satisfaction of all of the following conditions as of such date: (a) the amount of the "present fair saleable value" of the assets of such Person, as of such date, exceeds the amount of all "liabilities of such Person, contingent or otherwise", as of the same date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors; (b) the "present fair saleable value" of the assets of such Person, as of such date, is greater than the amount that would be required to pay the liability of such Person on its debts as such debts become absolute and matured; (c) such Person does not have, as of such date, an unreasonably small amount of capital with which to conduct its business; (d) as of such date, such Person is able to pay its debts as they mature; and (e) such Person is not insolvent within the meaning of any applicable Bankruptcy Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means (x) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subscriber" shall mean, as at any date, any Person then subscribing to, receiving from and/or paying or obligated to pay for any products or services theretofore or thereafter to be provided by the Company or any of its Subsidiaries, including, without limitation, any paging or messaging services provided by the Company or any of its Subsidiaries pursuant to Part 22 or Part 90.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Subsidiary Guarantee Agreement" shall mean a Subsidiary Guarantee Agreement substantially in the form of Exhibit C attached to the Existing Credit
                             ---------
Agreement, as the same shall be modified and supplemented and in effect from time to time.

          "Supplemental Collateral Documents" shall mean, collectively, all documents, agreements and other instruments (other than the Guarantee and Security Agreement) at any time executed and delivered by any Obligor for the purpose of creating a Lien on such Property of such Obligor as is intended to be collateral security for the obligations of such Obligor hereunder or under the Guarantee and Security Agreement or any of the other Loan Documents to which such Obligor is or hereafter becomes a party, including, without limitation, the documents, instruments and agreements executed and delivered pursuant to Section 6.01(b) or Section 8.19 hereof, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Taxes" shall mean any present or future tax, assessment, levy, impost, duty, withholding, deduction, fee or other charge or levy imposed, levied, collected, withheld or assessed by or on behalf of any Governmental Authority.

          "TLL Group" shall mean, collectively, TLL Partners, L.L.C., a Delaware limited liability company, Robert M. McMurrey, J. Kernan Crotty, Progressive Concepts Communications, Inc., Rainbow Resources, Inc., the constituent entities of each of the foregoing Persons which is not an individual, and the respective Affiliates of each of the foregoing.

          "TLL Interests" shall mean, on any date, the TLL Note, the Junior Subordinated Notes, the Series A Preferred Stock, the Series B Preferred Stock, the Warrants and the "Underlying Stock" (as such term is defined in the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement referred to in the definition of "Capitalization Documents" in Section 1.01 hereof) owned or voting control over which is held TLL Partners, L.L.C., a Delaware limited liability company, or any other member of the TLL Group, on such date.

          "TLL Note" shall mean that certain Subordinated Promissory Note, dated May 17, 2002, in the original principal amount of $2,200,000.00 to be issued by the Company to TLL Partners, L.L.C. pursuant to the Restructuring Agreement referred to in the definition of "Capitalization Documents" in this Section 1.01, an accurate, current and complete copies of which is attached hereto as Exhibit "C" and thereby made a part hereof.
-----------

          "Total Debt" shall mean, as at any date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the aggregate amount of all Indebtedness (including all Capital Lease Obligations) as at such date.

          "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any state thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income.

          "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more other Wholly-Owned Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Subsidiaries of such Person.

          "Working Capital" shall mean, as at any date, the excess of (a) all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries at such date, over (b) all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries at such date (but excluding the current portion of any Indebtedness of the Company and its Subsidiaries of the types described in clauses (a) through (e) of the definition of "Indebtedness" appearing in this Section 1.01), in each case determined for the Company and its Subsidiaries on a consolidated basis without duplication in accordance with GAAP.

     1.02 Accounting Terms and Determinations.
          -----------------------------------

          (a) Except as otherwise expressly provided in this Agreement, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in Section 8.01(b) and Section 8.01(c) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as at May 31, 2001 referred to in Section 7.01 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at May 31, 2001 referred to in Section 7.01 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or
(ii) the Lenders shall so object in writing within thirty (30) days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements as at May 31, 2001 referred to in Section 7.01 hereof).

          (b) Unless otherwise specified therein or herein, accounting terms used in the other Loan Documents or in any certificate or document delivered pursuant hereto or thereto shall have the same meanings as are set forth in
Section 1.01 above. When used herein or in any of the other Loan Documents, or in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.01 or only partly defined in
Section 1.01 shall, to the extent not defined, have the respective meanings given to them by GAAP.

     ARTICLE II    LOAN AND AMENDED AND RESTATED NOTE

     2.01 Loan. The Company, the Administrative Agent and each of the Lenders
          ----
acknowledge that: (a) pursuant to the Existing Credit Agreement, Pilgrim previously advanced funds to it in the aggregate principal amount of Ten Million and 00/100ths Dollars (the "Facility B Term Loan") for the purposes of financing the acquisition of various assets and businesses integrally related to the Company's primary line of business involving paging systems, refinancing certain then-existing Indebtedness of the Company and its Subsidiaries and providing funds for the working capital needs and capital expenditures of the Company and its Subsidiaries; (b) such Facility B Term Loan is evidenced by that certain Promissory Note in such stated principal amount dated July 24, 1996 (the "Facility B Term Loan Note"), an accurate and complete copy of which is attached hereto as Exhibit "A-2" and
                                                             ------------
thereby made a part hereof; (c) the Company is justly indebted to Pilgrim thereunder, as of March 28, 2002, in the amount of $ 10,417,542.43, which amount includes unpaid principal and accrued and unpaid interest but does not include any and all other unpaid fees, sums and charges which the Company is obligated to pay; and (d) provided that the Closing referred to in Article VI below occurs, as of the Closing (i) the total Indebtedness of the Company in respect of the Facility B Term Loan shall be deemed to have been reduced to $2,750,000.00 (such amount hereinafter being referred to as the "Loan"), (ii) the stated maturity date shall be deemed to have been extended to May 31, 2005,
(iii) the applicable rate of interest shall be deemed to have been reduced to nine percent (9.00%) per annum, and (iv) the Facility B Term Loan Note shall be amended and restated in its entirety and, as so amended and restated, replaced by the Amended and Restated Note.

           2.02    Amended and Restated Note.
                   -------------------------

                   (a) The Loan shall be evidenced by a single amended and restated promissory note of the Company in the form of Exhibit "A-1" attached
                                                       ------------
hereto and thereby made a part hereof (the "Amended and Restated Note"), dated the Closing Date, and payable to the Lenders in the stated principal amount of Two Million Seven Hundred Fifty Thousand and 00/100ths Dollars ($2,750,000.00). At the Closing, the Company shall execute and deliver the Amended and Restated Note to the Administrative Agent.

                   (b) In the event that any Lender desires to participate or assign, whether in whole or in part and whether absolutely or as security, all or any portion of its rights or interests under the Loan, the Company agrees to substitute, exchange or subdivide into promissory notes of lesser denominations the Amended and Restated Note and to execute and deliver the same against return of the Amended and Restated Note. Notwithstanding the foregoing, any Lender that is not a U.S. Person and is not "exempt" within the meaning of Sections 871(h) or 881(c) of the Code may request the Company to record, and the Company thereupon shall record, on the Register referred to in Section 11.06(g) hereof and on the subaccount thereof maintained for such Lender any portion of the Loan held by such non-U.S. Person Lender under this Agreement. Interests in the Loan recorded on the Register ("Registered Loans") may not be evidenced by promissory notes other than Registered Notes as defined below and, upon the registration of any interest in the Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Company. The Company agrees, at the request of any Lender that is the holder of a Registered Loan, to execute and deliver to such Lender a promissory note in registered form to evidence such Registered Loan and registered as provided in
Section 11.06(g) hereof (herein, a "Registered Note"), dated the Closing Date, payable to such Lender and otherwise duly completed. An interest in the Loan once recorded on the Register may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

                   (c) The date, original principal amount and rate of interest of the Amended and Restated Note, the date and amount of each payment made on account thereof, and each Lender's share thereof, shall be maintained by the Administrative Agent. In the event that separate notes are issued pursuant to
Section 2.02(b) above, each Lender also shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender from time to time outstanding resulting from the Loan, including the amounts of interest and principal payable and paid to such Lender from time to time under this Agreement. Prior to any transfer of its participation or other interests in the Amended and Restated Note and Loan, the schedule attached to its Amended and Restated Note shall be endorsed by such Lender or any continuation thereof; provided, however, that the failure of any Lender to make
                      --------  -------
any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Amended and Restated Note in respect of the Loan.

                   (d) The entries made in the Register and the accounts of each Lender maintained pursuant to this Section 2.02 shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure
                                             --------  -------
of the Company to maintain the Register or of any Lender or the Administrative Agent to maintain any such account, or any error in any thereof, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan in accordance with the terms of this Agreement.

           ARTICLE III   PAYMENTS

           3.01    Regular Payments of Principal and Interest. The Company
                   ------------------------------------------
hereby promises to pay to the Administrative Agent for the account of the Lenders the Indebtedness relating to the Loan as follows: commencing on the first (1st) day of June, 2002, and continuing on the same day of each and every month thereafter until the Indebtedness relating to the Loan has been paid in full, the Company shall make equal monthly payments of principal and interest, each in the amount of EIGHTY-SEVEN THOUSAND FOUR HUNDRED FORTY NINE and 26/100ths DOLLARS ($87,449.26); provided, however, that if not sooner paid, all
                                --------  -------
outstanding principal and interest, and all other fees, sums and charges required to be paid hereunder or under any of the Loan Documents (including, without limitation, under the New Pilgrim Deed of Trust) but remaining unpaid, shall be due and payable on the first to occur (the "Maturity Date") of (i) May 31, 2005, or (ii) at the option of the Lenders, the occurrence of an Event of Default.

           3.02    Interest. From and after the Closing Date and until the
                   --------
Indebtedness relating to the Loan has been repaid in full, interest shall accrue on the amount of the Indebtedness relating to the Loan then outstanding at an annual rate equal to (a) prior to maturity and for so long as no uncured Event of Default exists, NINE PERCENT (9.00%) per annum (the "Regular Rate"), and (b) upon the occurrence and during the continuance of an Event of Default, or at any time after maturity or acceleration, at the lesser (said lesser rate being hereinafter referred to as the "Default Rate") of EIGHTEEN PERCENT (18.00%) per annum or the highest rate then permitted by applicable Law. As used with respect to the Amended and Restated Note and the Loan, the term "Indebtedness relating to the Loan" (or words of similar import) means and includes the stated principal sum of the Amended and Restated Note, capitalized interest which has been added to principal, late charges, accrued and unpaid interest not yet capitalized and all other amounts (including, without limitation, advances and reimbursable or indemnified costs and expenses under the New Pilgrim Deed of Trust or any of the other Loan Documents) provided for in the Amended and Restated Note or in any of the other Loan Documents, together with interest on all of the foregoing. The amount of Indebtedness relating to the Loan existing at any time shall be determined exclusively by the Administrative Agent and, absent manifest error, such determination shall be binding upon both the Company and the Lenders.

           3.03    Late Charges. If any amount required to be paid by the
                   ------------
Company under any of the Loan Documents is not paid on or before the fifth (5th) calendar day after the date when the same shall first become due, then the Company immediately shall become liable for, and shall pay to the Administrative Agent for the ratable account of the Lenders promptly following written demand, a late charge equal to, for each thirty (30) day period or portion thereof that any part of said required payment remains unpaid, five percent (5%) of the unpaid amount, as liquidated and agreed damages for the additional expenses which the Lenders will incur in administering their interests in the Loan, for loss of use of the money due and for the Lenders' consequent inabilities to meet their other commitments. The Company acknowledges the extreme difficulty and impracticality of presently determining the Lenders' (or any Lender's) actual damages resulting from a future late payment and, accordingly, agree that this late charge is a reasonable estimate thereof and not a penalty.

           3.04    Optional Prepayments. Subject to Section 4.03 hereof, the
                   --------------------
Company shall have the right to prepay the Indebtedness relating to the Loan, in whole or in part, at any time or from time to time, provided, however, that: (a)
                                                    --------  -------
the Company shall give the Administrative Agent prior written notice of each such prepayment as provided in Section 4.04 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) all prepayments of principal designated as such shall be applied against the principal component of the scheduled monthly installments of principal and interest in inverse order of maturity; (c) all prepayments must be accompanied by an interest payment equal in amount to all accrued and unpaid interest on the amount being prepaid through the date of prepayment; and (d) all prepayments must be accompanied by an interest payment equal in amount to all accrued and unpaid interest on the remaining balance of the Indebtedness relating to the Loan through the date of prepayment. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under
Article IX hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Lenders shall) suspend the right of the Company to make any partial optional prepayments under this Section 3.04.

           3.05    Mandatory Prepayments.
                   ---------------------

                   (a) Excess Cash Flow. No later than ninety (90) calendar days
                       ----------------
after the end of each of the Company's fiscal years (commencing with the fiscal year ending on May 31, 2003), the Company shall make a payment against the Loan in an amount equal to the excess of (i) fifty percent (50%) of Excess Cash Flow for such fiscal year over (ii) the aggregate amount of whatever voluntary prepayments may have been made during such fiscal year pursuant to Section 3.04 above. Each such mandatory prepayment made pursuant to the provisions of this
Section 3.05(a) shall be applied against the regularly scheduled payment installments in inverse order of maturity.

                   (b) Casualty Events. No later than ninety (90) calendar days
                       ---------------
following the Company's receipt of any insurance proceeds, condemnation awards or other compensation in respect of any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by any such Casualty Event), the Company shall make a prepayment against the Loan in an amount equal to one hundred percent (100%) of the Net Available Proceeds of such Casualty Event, such prepayment to be applied against the regularly scheduled payment installments in inverse order of maturity.

                   (c) Debt and Equity Issuances. No later than the date on
                       -------------------------
which the Net Available Proceeds of any Debt or Equity Issuance (herein, the "Current Issuance"), when cumulated with the Net Available Proceeds from all prior Debt or Equity Issuances as to which a prepayment has not yet been made under this Section 3.05(c), shall equal or exceed $50,000.00, the Company shall make a prepayment against the Loan in an amount equal to one hundred percent (100%) of the Net Available Proceeds of the Current Issuance and from all such prior Debt and Equity Issuances, such prepayment and reduction to be applied against the regularly scheduled payment installments in inverse order of maturity; provided, however, that notwithstanding the foregoing or anything else
          --------  -------
contained herein to the contrary, the Company shall make a prepayment against the Loan in an amount equal to one hundred percent (100%) of the Net Available Proceeds from any refinancing, recasting, extension or replacement of either or both of the First Community Bank Loans (i.e., in excess of the aggregate current maximum principal amount of $2,250,000.00), whether or not the cumulative proceeds at such time from all prior Debt and Equity Issuances shall equal or exceed $50,000.00.

           (d)   Sale of Assets. Without limiting the obligation of the
                 --------------
Company to obtain the consent of the Lenders pursuant to Section 11.04 hereof to any Disposition not otherwise permitted hereunder, the Company agrees that, on or prior to the occurrence of any Disposition (herein, the "Current Disposition"), it shall deliver to the Administrative Agent a statement certified by a senior financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the estimated amount of the Net Available Proceeds of the Current Disposition and the portion thereof that will on the date of the Current Disposition be received in cash. To the extent that the Net Available Proceeds of the Current Disposition, and of all prior Dispositions as to which a prepayment has not yet been made under this Section 3.05(d), shall equal or exceed $50,000.00, the Company shall make prepayments against the Loan as follows:

                 (i) upon the date of the Current Disposition, a payment in an amount equal to the sum of one hundred percent (100%) of the Net Available Proceeds of the Current Disposition received in cash on the date of the Current Disposition, together with one hundred percent (100%) of the Net Available Proceeds from all prior Dispositions; and

                 (ii) thereafter, quarterly, on the earlier of (A) the dates of and together with delivery by the Company to the Administrative Agent pursuant to Section 8.01 hereof of the financial statements for each quarterly fiscal period or (B) sixty (60) days after the end of such quarterly fiscal period, to the extent the Company or any of its Subsidiaries shall receive Net Available Proceeds during such quarterly fiscal period in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to one hundred percent (100%) of the aggregate amount of such Net Available Proceeds; provided, however, that
                                                        --------  -------
if prior to the date upon which the Company would otherwise be required to make a prepayment under this clause (ii) with respect to any quarterly fiscal period the aggregate amount of such Net Available Proceeds received in cash shall be an amount that will require a prepayment of $50,000.00 or more under this clause
(ii) with respect to such quarterly fiscal period, then the Company shall within two (2) Business Days make a prepayment under this clause (ii) in an amount equal to such required prepayment;

provided, however, that notwithstanding the foregoing or anything else contained
--------  -------
herein to the contrary, the Company shall make a prepayment against the Loan in an amount equal to one hundred percent (100%) of the Net Available Proceeds from any Disposition involving Subscriber contracts, whether or not the cumulative proceeds at such time from all prior Dispositions shall equal or exceed $50,000.00. Each such mandatory prepayment made pursuant to the provisions of this Section 3.05(d) shall be applied against the regularly scheduled payment installments in inverse order of maturity.

           3.06  Ratable Payments. Each payment with respect to the Loan
                 ----------------
(whether a regularly scheduled monthly payment of principal and interest, an optional or mandatory prepayment of principal, a payment of fees, charges or other amounts due and owing hereunder or under any of the other Loan Documents, or otherwise) shall be allocated among the Lenders pro rata based upon the remaining outstanding principal amounts of their respective interests in the Loan. No amounts paid or prepaid may be reborrowed.

           ARTICLE IV                    MANNER OF PAYMENTS; COMPUTATIONS; ETC.

           4.01  Manner of Payments.
                 ------------------

                 (a) Except to the extent otherwise provided herein, all payments of principal, interest or other amounts to be made by the Company under this Agreement, the Amended and Restated Note or under any of the other Loan Documents shall be made in Dollars, either by bank wire transfer of immediately available funds or by official bank check drawn upon a financial institution acceptable to the Administrative Agent in its sole and absolute discretion, without notice or demand and without abatement, deduction, set-off or counterclaim, to the Administrative Agent at its Applicable Lending Office or at such other address previously designated in writing to the Company by the Administrative Agent, not later than 1:00 p.m. Mountain Standard Time on the date on which such payment shall become due (each such payment made after such time on such due date shall be treated as having been made on the next succeeding Business Day). No amounts shall be considered as having been paid until good funds therefor actually have been collected by the Administrative Agent.

                   (b) Any of the Lenders for whose account any such payment is being made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any account of the Company with such Lender (with notice to the Company and the Administrative Agent), provided,
                                                                  --------
however, that such Lender's failure to give notice of such account debiting
-------
shall not affect the validity thereof.

                   (c) The Company shall, at the time of making each payment required by this Agreement, the Amended and Restated Note or any of the other Loan Documents, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the amounts payable by the Company hereunder or under the Amended and Restated Note or any of the other Loan Documents to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application against the Indebtedness relating to the Loan in such manner as it or the Lenders may determine to be appropriate).

                   (d) Each payment received by the Administrative Agent under this Agreement, the Amended and Restated Note or any of the other Loan Documents for the account of any Lender shall be paid by the Administrative Agent promptly following its receipt thereof to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                   (e) If the due date of any payment under this Agreement, the Amended and Restated Note or any of the other Loan Documents would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any amount so extended for the period of such extension.

           4.02    Computations. Interest on the Indebtedness relating to the
                   ------------
Loan shall be computed on the basis of a year of three hundred sixty (360) days consisting of twelve (12) thirty (30) day months for the actual number of days elapsed (including the first day but excluding the last day).

           4.03    Minimum Amounts. There shall be no minimum amount requirement
                   ---------------
applicable to any prepayment, whether mandatory or optional.

           4.04    Certain Notices. Notices by the Company to the Administrative
                   ---------------
Agent of optional prepayments being made pursuant to Section 3.04 above shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. Mountain Standard Time on the second (2nd) Business Day prior to the date of the optional prepayment. Each such notice of optional prepayment shall specify the amount (subject to Section 4.03 hereof) to be prepaid and the date of the optional prepayment (which shall be a Business Day). The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.

          4.05 Non-Receipt of Funds by the Administrative Agent. Unless the
               ------------------------------------------------
Administrative Agent shall have been notified in writing by the Company prior to the date on which the Company is required hereunder to make any payment or prepayment relating to the Loan to the Administrative Agent for the account of one or more of the Lenders (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Company does not intend to make the Required Payment, the Administrative Agent may assume that the Required Payment is being made and may, in reliance upon such assumption (but shall not be required to), make available to the Lenders their respective pro rata shares of a corresponding amount on such date. If such Required Payment is not made to the Administrative Agent as and when due, the recipient(s) of any amount made available by the Administrative Agent shall, on demand, repay to the Administrative Agent the amount so made available, together with interest thereon, commencing on the date (the "Advance Date") such amount first was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount, at a rate per annum equal to the Regular Rate for each day that any portion of such amount remains unrepaid. If such recipient(s) shall fail to promptly return such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Company, together with interest as aforesaid; provided, however, that if neither the
                                     --------  -------
recipient(s) nor the Company shall return the Required Payment to the Administrative Agent within three (3) Business Days of the Advance Date, then, retroactively to the Advance Date, the Company and the recipient(s) shall each be obligated to pay interest in respect of the Required Payment at the Post-Default Rate; it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company to pay interest at the Post-Default Rate in respect of the Required Payment.

          4.06 Lender's Rights of Set-Off.
               --------------------------

               (a) The Company agrees that, in addition to (and without limitation of) any other rights and remedies otherwise available to the Lenders at Law or in equity (including, without limitation, any right of set-off, banker's lien or counterclaim which a Lender otherwise may have), each Lender shall have the right (without prior notice to the Company, any such notice being expressly waived by the Company to the maximum extent permitted by applicable
Law), upon any amount becoming payable hereunder not being paid when first due (whether at the stated maturity date, by acceleration or otherwise), to, at its option, set off and apply against such amount any and all deposits (general or special, time or demand, provisional or final), or other claims, credits or indebtedness (whether direct or indirect, absolute or contingent, matured or unmatured), in Dollars or any other currency, held or owing by such Lender at any of its offices to or for the credit or the account of the Company. Each Lender agrees to notify promptly the Company and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of any such setoff and application.

               (b) If any Lender (a "Benefited Lender") shall at any time receive any payment of principal, interest or other amount owing to it under this Agreement or any of the other Loan Documents, or receive any Collateral in payment thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater percentage or proportion than that to which it is entitled (each Lender being entitled to receive a share of any such payment or Collateral pro rata in accordance with the unpaid balance of any such principal, interest or other amount owing to all of the Lenders), such Benefited Lender shall purchase for cash from the other Lenders a participating (or, if and to the extent specified by the other Lenders, a direct) interest in such portion of each such other Lender's share of such principal, interest or other amount relating to the Loan, or shall provide such other Lenders with the benefits of any such Collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral ratably with each of the Lenders; provided, however,
                                                              --------  -------
that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.06 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Lenders entitled under this Section 4.06 to share in the benefits of any recovery on such secured claim.

           ARTICLE V          TAX REGULATORY CHANGES;
                              TAXES ON NON-U.S. LENDERS

          5.01 Reimbursement for Additional Costs Resulting from Tax Regulatory
               ----------------------------------------------------------------
Changes. The Company shall pay directly to each Lender from time to time such
-------
additional amounts as such Lender may determine to be necessary from time to time to compensate such Lender on an after-tax basis for any increase in costs or reduction in amounts receivable that such Lender determines are attributable to its having made, or continuing to maintain, the Loan hereunder (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that subjects any Lender (or its Applicable Lending Office) to any tax, duty or other charge of any kind whatsoever with respect to the Loan or any of the Loan Documents, or changes the basis of taxation of payments to such Lender in respect thereof, excluding (a) Non-Excluded Taxes and (b) changes in the rate of Excluded Taxes imposed upon such Lender or the Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office.

          5.02 Taxes of Non-U.S. Persons.
               -------------------------

               (a) All payments by the Company under this Agreement or any of the other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes (other than Excluded Taxes). Notwithstanding the foregoing, if any of the Taxes referred to in the preceding sentence (hereinafter, "Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any of the Lenders hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts that would have been received hereunder had such withholding not been required; provided, however, that neither the Company nor any Obligor
                   --------  -------
shall be required to increase any such amounts payable to the Administrative Agent or any Lender with respect to any Non-Excluded Taxes that are (i) attributable to the Administrative Agent's or such Lender's failure to comply with the requirements of Section 5.02(c) below, or (ii) United States withholding taxes imposed on amounts payable to the Administrative Agent or such Lender at the time the Administrative Agent or such Lender becomes a party to this Agreement, except, in the case of the Taxes referred to in clause (ii), to the extent that the Administrative Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company or any Obligor with respect to such Non-Excluded Taxes pursuant to this Section 5.02(a). The Company or the applicable Obligor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable requirements of Law.

          (b) The Company or the applicable Obligor also pay any and all present or future stamp, documentary, excise or property Taxes arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any of the other Loan Documents (collectively, "Other Taxes") to the applicable Governmental Authority in accordance with applicable requirements of Law.

          (c) The Company further agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or, in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person) will not be less than the amount stated herein to be then due and payable; provided,
                                                                      --------
however, that the foregoing obligation to pay such additional amounts shall not
-------
apply:

              (i) to any payment to any Lender hereunder (other than in respect of any Registered Loan) unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Sections 11.06(b), 11.06(c) or 11.06(d) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loan) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loan);

              (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "Registered Holder"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in Sections 11.06(b), 11.06(c) or 11.06(d) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8 BEN, together with an annual certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is claiming benefits under an applicable treaty or is entitled to complete exemption from, or a reduced rate of, U. S. federal withholding tax under Sections 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes); or

              (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.02(a), (A) "Form 1001" shall mean Form 1001 of the Department of the Treasury of the United States of America, (B) "Form 4224" shall mean Form 4224 of the Department of the Treasury of the United States of America, and (C) "Form W-8 BEN" shall mean Form W-8 BEN or Form W-8 ECI of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (A), (B) and (C) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

          (d) Within thirty (30) days after paying any amount to the Administrative Agent or any Lender from which it is required by Law to make any deduction or withholding, and within thirty (30) days after it is required by Law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person a certified copy of an original official receipt showing payment thereof.

          (e) Notwithstanding any other provision of this Section 5.02, any Lender that is a Non-U.S. Person shall not be required to deliver any form pursuant to this Section 5.02 that such Non-U.S. Person is not legally able to deliver.

          (f) The Company shall indemnify the Administrative Agent and each of the Lenders for the full amount of Non-Excluded Taxes or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.02) paid by the Administrative Agent or such Lender or any of their respective Affiliates and any liability (including penalties, additions to tax, interest and expenses) other than under those circumstances as to which no additional payment would have been payable under
Section 5.02(a) above arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen (15) Business Days from the date the Administrative Agent or any Lender (or any of their respective Affiliates) makes written demand and provides documentation therefor. If any Lender or the Administrative Agent shall become aware that it is entitled (as determined in the sole but reasonable discretion of such Lender or the Administrative Agent) to receive a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Company pursuant to this Section 5.02, it shall (i) promptly notify the Company of the availability of such refund and (ii) within thirty (30) Business Days after receipt of a request by the Company, apply for such refund at the Company's expense unless to do so will unduly prejudice or cause undue hardship to such Lender or the Administrative Agent (as determined in the sole but reasonable discretion of such Lender or the Administrative Agent). If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Company pursuant to this Section, it shall promptly notify the Company of such refund and shall, within thirty (30) Business Days after receipt of a request by the Company (or promptly upon receipt, if the Company has requested application for such refund pursuant hereto), repay such refund to the Company (to the extent attributable to amounts that have been paid by the Company under this Section 5.02), net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent; provided, however, that the Company,
                                            --------  -------
upon the request of such Lender or the Administrative Agent, shall promptly return such refund (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund. Nothing contained in this Section 5.02(f) shall require any Lender or the Administrative Agent to make available any of its tax returns (or any other information relating to its Taxes that it deems to be confidential). Each Lender and the Administrative Agent, as the case may be, shall have full control over computations (which shall be carried out in a reasonable manner) relating to the amount of any refund of Taxes or Other Taxes and any payment to the Company relating to such refund as described in this
Section 5.02(f).

         5.03 Replacement of Lenders. If any Lender requests compensation
              ----------------------
pursuant to Sections 5.01 or 5.02 hereof (any such Lender requesting such compensation being herein called an "Affected Lender"), the Company, upon three
(3) Business Days' notice, may require that such Affected Lender transfer all of its right, title and interest under this Agreement and the Amended and Restated Note to any bank or other financial institution (a "Proposed Lender") identified by the Company that is satisfactory to the Administrative Agent (a) if such Proposed Lender agrees to assume all of the obligations of such Affected Lender hereunder, and to purchase all of such Affected Lender's interests in the Loan for consideration equal to the aggregate outstanding principal amount of such Affected Lender's interests in the Loan, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Affected Lender of all other amounts payable hereunder to such Affected Lender on or prior to the date of such transfer (including any fees accrued hereunder) and (b) if such Affected Lender has requested compensation pursuant to Sections 5.01 or 5.02 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Sections 5.01 or 5.02 with respect to such Affected Lender's interests in the Loan is lower than that of the Affected Lender. Subject to the provisions of Sections 11.06(b), 11.06(c) and 11.06(d) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder.

         5.04 Survival. Without prejudice to the survival of any other agreement
              --------
of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.02, 5.03 and 11.03 hereof (without duplication of any payments made to such Affected Lender by the Company or the Proposed Lender) shall survive for the benefit of the Administrative Agent and all Lenders (including, without limitation, any and all Affected Lenders and Proposed Lenders) the termination of this Agreement, as well as the release of all Security Documents and the payment of the Loan and all other amounts payable hereunder or under any of the other Loan Documents.

         ARTICLE VI  CONDITIONS PRECEDENT

         6.01 Delivery of Documents and Other Written Materials. The reduction
              -------------------------------------------------
of the Indebtedness outstanding under the Facility B Term Loan and the amendment and restatement of the Facility B Term Loan into the Loan is subject to the conditions precedent that the Administrative Agent and each of the Lenders shall have received and found to be satisfactory in both form and substance (in their respective sole and absolute discretions) each of the following on or before May 17, 2002:

              (a) Amended and Restated Note. The Amended and Restated Note, duly
                  -------------------------
completed and executed (except that, in the case of any Lender which is a Registered Holder, the Amended and Restated Note shall be required only to the extent that such Registered Holder shall have requested the execution and delivery of an Amended and Restated Note pursuant to Section 2.02(c) hereof).

              (b) Additional Security Documents. The New Pilgrim Deed of Trust,
                  -----------------------------
and such updates and/or amendments to the Guarantee and Security Agreement and existing Supplemental Collateral Documents and such additional Supplemental Collateral Documents as the Administrative Agent shall have requested, in each case duly executed and delivered by the respective Obligors which are and/or are intended to be made a party thereto, together with the certificates identified under the name of such Obligor in Annex 1 to the Guarantee and Security Agreement, in each case accompanied by undated stock powers of Teletouch Licenses, Inc. executed in blank. In addition, each Obligor shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect or, as applicable, continue the security interests created pursuant to such Security Documents.

             (c) Corporate Documents. Certified (by the secretary, or equivalent
                 -------------------
officer, of the Company) copies of the charter and by-laws (or equivalent Governing Documents) of each Obligor and of all corporate (or equivalent organizational) authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents as to which each Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the Loan hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate), together with:

                 (i) a copy of the Governing Documents of the Company and each of its Subsidiaries and each amendment thereto, certified as of the Closing Date as being an accurate, current and complete copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Person is organized;

                 (ii) an original certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which the Company and each of the Subsidiaries is organized, dated as of the Closing Date, listing the charter of such Person and each amendment thereto on file in such office and certifying that (A) such amendments are the only amendments to such Person's charter on file in such office, (B) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly organized, validly existing and in good standing under the Laws of such jurisdiction; and

                 (iii) an original certificate of the Secretary of State or other applicable Governmental Authority of each jurisdiction in which the Company and each of its Subsidiaries is required to be qualified as a foreign corporation or entity, dated as of the Closing Date, certifying that such Person is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate.

             (d) Officer's Certificate. A certificate from the President of the
                 ---------------------
Company or, with the prior written consent of the Administrative Agent and each of the Lenders, another senior officer of the Company, dated the Closing Date, as to the matters set forth in clauses (i) and (ii) of Section 6.02(b) below and substantially in the form of Exhibit "E-1" attached hereto and thereby made a part hereof.

             (e) Opinion of Corporate and Securities Counsel to the Company. An
                 ----------------------------------------------------------
Opinion, dated the Closing Date, from Messrs. De Martino, Finkelstein Rosen & Virga, counsel to the Company, substantially in the form of Exhibit "F" attached hereto and thereby made a part hereof, covering such matters as the Administrative Agent or any Lender (or any counsel for the Administrative Agent or any Lender) reasonably may request (and the Company hereby instructs such counsel to deliver such opinions to each of the Lenders and the Administrative Agent and their respective counsel).

             (f) Opinion of FCC Counsel to the Company. An opinion, dated the
                 -------------------------------------
Closing Date, from Messrs. Blooston, Mordkofsky, Dickens, Duffy & Prendergast, special FCC counsel to the Company, substantially in the form of Exhibit "G" attached hereto and thereby made a part hereof, covering such matters as the Administrative Agent or any Lender (or any counsel for the Administrative Agent or any Lender) reasonably may request (and the Company hereby instructs such counsel to deliver such opinions to each of the Lenders and the Administrative Agent and their respective counsel).

             (g) Repayment of Designated Indebtedness. Evidence that the
                 ------------------------------------
principal of and
interest on, and all other amounts owing in respect of, the Indebtedness (including, without limitation, any contingent or other amounts payable in respect of letters of credit) indicated on Part A of Schedule 7.12 attached
                                                     -------------
hereto and thereby made a part hereof that is to be repaid on the Closing Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been (or shall be simultaneously) canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

             (h) Financial Statements. To the extent not previously delivered,
                 --------------------
certified copies of the financial statements referred to in Section 7.01 below, which financial statements shall not reflect, in the sole determination of the Administrative Agent and the Lenders, any material adverse changes in the financial condition or prospects of the Company or any of its Subsidiaries.

             (i) EBITDA. A certificate of the Chief Financial Officer of the
                 ------
Company setting forth calculations, in form and detail satisfactory to the Administrative Agent, demonstrating that EBITDA for the three (3) fiscal quarters ending February 28, 2002 equalled or exceeded $ 6,243,745.00.

             (j) Capital Expenditures. A certificate of the Chief Financial
                 --------------------
Officer of the Company setting forth calculations, in form and detail satisfactory to the Administrative Agent, demonstrating that Capital Expenditures for the three (3) fiscal quarters ending February 28, 2002 did not equal or exceed the sum of $ 3,375,000.00.

             (k) First Community Bank Loan Documents. Certified copies of fully
                 -----------------------------------
completed and duly executed and delivered original counterparts of each of the First Community Bank Loan Documents (including, without limitation, the Agreement by and among First Community Financial Corporation, TLL and the Company clarifying the equal, but separate collateral bases, relationship between the Company's Indebtednesses owed to each of First Community Financial Corporation and the Lenders and the subordinated nature to each of such Indebtednesses of the Company's Indebtedness to TLL), each identical in form and substance to the respective drafts thereof previously supplied to special Arizona counsel to the Administrative Agent for its review and approval by the Company's regular counsel, Messrs. Bracewell & Patterson, L.L.P. of Houston, Texas.

             (l) TLL Note and Subordination Agreement. Certified copies of fully
                 ------------------------------------
completed and duly executed and delivered original counterparts of each of the TLL Note and the TLL Subordination Agreement, of even date therewith, by and among the Company, TLL and the Administrative Agent clearly and fully subordinating the Company's Indebtedness to TLL to the Company's Indebtedness to the Lenders), identical in form and substance to those attached hereto, collectively, as Exhibit "C" and thereby made a part hereof.
                 -----------

             (m) License Management Agreement. Certified copies of fully
                 ----------------------------
completed and duly executed and delivered original counterparts of the Amended and Restated Operating Agreement, dated as of May 17, 2002, by and between the Company, as "Operator", and the License Subsidiary, as "Subsidiary", extending the coverage of the existing Operating Agreement to all FCC Licenses acquired subsequent to the date of its execution, identical in form and substance to that attached hereto as Exhibit "D" and thereby made a part hereof.
                   -----------

             (n) FCC Licenses. Evidence that all of the FCC Licenses referred to
                 ------------
in Schedule 7.18 attached hereto shall have been validly issued in the name of,
   -------------
or shall have been validly assigned to, a

License Subsidiary, and all consents to such assignments shall have been approved by Final rders, and that all such FCC Licenses are in full force and effect without conditions, other than such conditions as are generally applicable to such Authorizations.

             (o) Authorizations. All governmental and third party Authorizations
                 --------------
necessary or, in the sole and absolute discretion of the Administrative Agent, advisable in connection with the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the consummation of all or any portion thereof.

             (p) Basic Documents. Accurate, current and complete certified
                 ---------------
copies of (i) the Capitalization Documents, (ii) the Material Contracts, and
(iii) such other debt and equity instruments, agreements evidencing Indebtedness or Liens and/or other Basic Documents to which the Company or any of the Subsidiaries or the Obligors is a party or by which the Company or any of the Subsidiaries or Obligors, or any of their respective Properties, may be bound or subject.

             (q) Lien Searches. Results of recent lien, tax lien, judgment and
                 -------------
litigation searches in (i) each of the jurisdictions or offices in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence, continue or perfect (with the priority required under the Loan Documents) security interests in the Collateral, and (ii) in each other jurisdiction or office in which an existing filing may exist with respect to any Property of the Company or any of its Subsidiaries, each of which searches shall reveal no Liens other than Liens permitted by the provisions of Section 8.06 below.

             (r) Pledged Stock; Stock Powers. The certificates representing the
                 ---------------------------
shares of Capital Stock to be pledged pursuant to the Guarantee and Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

             (s) Filings, Registrations and Recordings. Each document
                 -------------------------------------
(including, without limitation, any UCC financing statement) required by the Security Documents or under applicable Law or otherwise reasonably requested by the Administrative Agent to be executed by the appropriate Obligor and filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on, and security interest in, the collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation, together with sufficient cash funds to file, register or record the same.

             (t) Surveys. Together with the title insurance company issuing the
                 -------
policy referred to in Section 6.01(u) below (the "Title Insurance Company"), satisfactory current "as built" surveys of the real properties intended to serve as collateral for the Loan.

             (u) Title Insurance. With respect to each of the real properties
                 ---------------
serving as a portion of the Collateral for the Loan, a satisfactory lender's extended coverage title insurance policy (or policies) or a marked-up unconditional binder (or binders) for such insurance. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the Security Document insured thereby creates a valid perfected first Lien on, and security interest in, such real property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 Form B (Amended 10/17/70 and 10/17/84) (or equivalent); (vi) contain such endorsements and affirmative coverage as the Administrative Agent may request in form and substance reasonably acceptable to the Administrative Agent; and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent further shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related fees and expenses, if any, have been paid. The Administrative Agent shall have received accurate, complete and legible copies of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this Section 6.01(u) and accurate, current, complete and legible copies of all other material documents affecting the real properties.

              (v)  Flood Insurance. DELETED PRIOR TO EXECUTION.
                   ---------------

              (w)  Insurance. Certificates of insurance demonstrating that the
                   ---------
Company and its Subsidiaries are in compliance with the insurance requirements of the Loan Documents (including, without limitation, the provisions of Section
8.04 below).

              (x)  Lease Conditions. Satisfactory evidence that short form
                   ----------------
leases or lease memoranda have been duly recorded in the local real estate records, with respect to each Property constituting a leasehold interest, together with copies, certified to be accurate, current and complete, of valid, binding and enforceable lease amendments in form and content reasonably acceptable to the Administrative Agent, conferring upon the Administrative Agent rights of notice and opportunity to cure with respect to defaults and such other leasehold lender protections as the Administrative Agent reasonably may require.

              (y)  Solvency Certificates. Solvency Certificates executed by the
                   ---------------------
Chief Financial Officer of the Company, and the President(s) of each its Subsidiaries and each other Obligor, in each case attesting to the Solvency of each Subsidiary and Obligor (other than the Company) both immediately prior to, and immediately following the consummation of, each of the transactions contemplated hereby and to the Solvency of the Company immediately following the consummation of each of the transactions contemplated hereby.

              (z)  Loan Modification Agreement Conditions Precedent. Full and
                   ------------------------------------------------
satisfactory performance (in the sole and absolute determination of the Administrative Agent and each of the Lenders) of all of the conditions precedent set forth in that certain Loan Modification Agreement, of even date herewith, by and among the parties hereto (to which a photocopy of this Agreement is affixed as an exhibit thereto).

              (aa) Other Documents. Such other documents as either the
                   ---------------
Administrative Agent or any Lender or special Arizona counsel to the Administrative Agent reasonably may request (including, without limitation, forgiveness of the indebtedness evidenced by and cancellation and return to the Company, without any payment therefor, of all of the Junior Subordinated Notes (each marked "paid in full"), accompanied by certified copies of fully completed and duly executed and delivered original counterparts of each of the CIVC Subordination Agreement and the GM Holdings, LLC Subordination Agreement, each of even date herewith, by and among, respectively, the Company, the Lenders, CIVC, and each of the other parties (except for GM Holdings, LLC) to the Amended and Restated Subordinated Note, Preferred Stock and Warrant Purchase Agreement (in the case of the CIVC Subordination Agreement), and the Company, the Lenders and GM Holdings, LLC (in the case of the GM Holdings Subordination Agreement), each identical in form and substance to those attached hereto, collectively, as Exhibit "P" and thereby made a part hereof.
-----------
                                      -34-

          6.02 Additional Conditions Precedent to Amendment and Restatement of
               ---------------------------------------------------------------
Facility B Term Loan. The reduction of the Indebtedness outstanding under the
--------------------
Facility B Term Loan and the amendment and restatement of the Facility B Term Loan into the Loan also is subject to satisfaction (in the sole and absolute determinations of the Administrative Agent and the Lenders) of the following additional conditions precedent on or prior to the Closing Date (i.e., the date first set forth in Section 6.01 above):

               (a) the payment by the Company of all fees and expenses incurred by the Administrative Agent or the Lenders in connection with the negotiation, preparation, execution, delivery and filing or recording of this Agreement, the Loan Modification Agreement, the Amended and Restated Note, the New Pilgrim Deed of Trust, the Supplementary Collateral Documents and the other Loan Documents, including, without limitation, the expenses and reasonable attorneys' fees of Carson Messinger Elliott Laughlin & Ragan, P.L.L.C., special Arizona counsel to the Administrative Agent, and of Messrs. Dow, Lohnes and Albertson of Washington, D.C., special FCC counsel to the Administrative Agent.

               (b) receipt of satisfactory, in the sole and absolute determination of the Administrative Agent and the Lenders, evidence demonstrating that both immediately prior to such reduction, amendment and restatement and after giving effect thereto:

                   (i) except as otherwise set forth in Section 2.12 of the Loan Modification Agreement of even date herewith by and among the parties hereto, no Default shall have occurred and be continuing; and

                   (ii) the representations and warranties made by the Company in Article VII below, and by each Obligor in each of the other Loan Documents, shall be accurate, current and complete on and as of such date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

           ARTICLE VII   REPRESENTATIONS AND WARRANTIES

           In order to induce the Administrative Agent and each of the Lenders to enter into this Agreement and the other Loan Documents and to make the Loan, the Company represents and warrants to and with the Administrative Agent and each of the Lenders as follows:

          7.01 Financial Condition. The Company has heretofore furnished to the
               -------------------
Administrative Agent and each of the Lenders the following financial statements:

               (a) the audited consolidated balance sheets of the Company and its Subsidiaries as at May 31, 1999, May 31, 2000 and May 31, 2001 and the related audited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years ended on said dates, with the opinion on each of Ernst & Young LLP;

               (b) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at February 28, 2002 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the nine (9) month period ended on said date;

               (c) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2002 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the ten (10) month period ended on said date;

              (d) an unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as at May 10, 2002, prepared as if the transactions contemplated hereby had closed as of March 31, 2002; and

              (e) an unaudited pro forma consolidated sources and uses of cash for the Company and its Subsidiaries, relating to the sources and uses of cash received or disbursed by the Company in connection with all of the transactions contemplated hereby and any other transactions anticipated to close in connection therewith (including, without limitation, (i) the making of the First Community Bank Loans and the issuance of the Term Promissory Note and Multiple Advance Promissory Note by the Company,

(ii) the cancellation of all of the Junior Subordinated Notes (including, without limitation, those held by the CIVC Group, the TLL Group and GM Holdings,
LLC), and (iii) the making of the subordinated loan to the Company by TLL Partners, L.L.C. and the issuance of the subordinated TLL Note in connection therewith), prepared as if all of such transactions had closed as of May 10, 2002.

All such financial statements are accurate, current and complete, present fairly in all material respects the actual consolidated financial condition of the Company and its Subsidiaries as at said dates and the actual consolidated results of their operations for the applicable periods ended on said respective dates, and were prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis (except as disclosed therein or in Schedule 7.01 attached hereto and thereby made a part hereof, and
              -------------
except that any unaudited financial statements do not include footnote disclosures and are subject to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, guarantied obligations, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. Since the date of the most recent financial statements referred to above, there has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries, taken as a whole, from that set forth in said most recent financial statements; neither has there occurred any other event, circumstance or condition which (whether individually or in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect.

           7.02 Corporate Existence; Compliance with Law. The Company and each
                ----------------------------------------
of its Subsidiaries: (a) is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority and the legal right, and has received all governmental approvals, consents, licenses and other Authorizations necessary, to own and/or lease its Properties and to carry on its business as now being or as proposed to be conducted; (c) is duly qualified as a foreign corporation and is in good standing under the Laws of all jurisdictions in which the ownership of its Properties or the conduct of its business requires such qualification; and (d) is in compliance with all applicable Laws, except to the extent that any failure to comply therewith could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

           7.03 Authorization; Validity. The Company and each of its
                -----------------------
Subsidiaries has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents (including, without limitation, the Loan Documents) to which it is a party; the execution, delivery and performance by the Company and each of its Subsidiaries of each of the Basic Documents (including, without limitation, the Loan Documents) to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and each of the Loan Modification Agreement and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Amended and Restated Note, the New Pilgrim Deed of Trust and the other Basic Documents (including, without limitation, the other Loan Documents) to be executed as part of the Closing to which the Company or any of its Subsidiaries will be a party when executed and delivered will constitute, its legal, valid and binding obligation, enforceable against the Company and its Subsidiaries (to the extent party thereto) in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

           7.04  Approvals. No approvals, consents or other Authorizations of,
                 ---------
and no filings or registrations with, any Governmental Authority (including, without limitation, the FCC), or any securities exchange, are necessary for the execution, delivery or performance by the Company or any of its Subsidiaries of this Agreement or any of the other Basic Documents (including, without limitation, the Loan Documents) to which it is a party or for the binding nature, enforceability, legality, priority or validity hereof or thereof, except for those consents, filings, notices and other Authorizations described in
Schedule 7.04 attached hereto and thereby made a part hereof, which consents,
-------------
filings, notices and other Authorizations already have been obtained or made and are in full force and effect, and the filings referred to in Section 7.33 below; provided, however, that the approval of the FCC may be required prior to the
--------  -------
exercise by the Lenders or the Administrative Agent of certain remedies provided for in the Security Documents, and for the transfer or assignment of FCC Licenses to License Subsidiaries as contemplated by Section 8.14(b) hereof. As of the Closing Date, all Authorizations of any Governmental Authority (including, without limitation, the FCC) required in connection with the operation of the business of the Company and its Subsidiaries shall have been duly granted pursuant to Final Orders and shall be in full force and effect without conditions, other than such conditions as are generally applicable to such Authorizations.

           7.05  No Legal Bar. Neither the execution and delivery of this
                 ------------
Agreement, the Loan Modification Agreement, the Amended and Restated Note or any of the other Loan Documents or Basic Documents, nor the consummation of the transactions herein and therein contemplated nor performance or compliance with the terms and provisions hereof and thereof, will:

                 (a) contravene, violate, conflict with, result in the termination or acceleration of, cause to occur any breach of or constitute a default under, or require any approval or consent under (i) the Governing Documents of the Company or any of its Subsidiaries, or (ii) any applicable Law or regulation, or any order, writ, injunction or decree, of any arbitral tribunal, court or other Governmental Authority (including, without limitation, the FCC) to which the Company or any of its Subsidiaries or any of their respective Properties may be bound or subject, or (iii) any material bond, indenture or other agreement, instrument or arrangement to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective Properties may be bound or subject; or

                 (b) except for the Liens created pursuant to the Security Documents, result in the creation or imposition of any Lien upon any of the revenues or Properties of the Company or any of its Subsidiaries;

provided, however, that the approval of the FCC may be required prior to (X) the
--------  -------
exercise by the Lenders or the Administrative Agent of certain remedies provided for in the Security Documents (to the extent the exercise of such remedies would result in a transfer or assignment of FCC Licenses requiring prior approval by the FCC under the Communication Act of 1934), and (Y) the transfer or assignment of FCC Licenses to License Subsidiaries as contemplated by Section 8.14(b) hereof.

           7.06 No Existing Defaults. Except as otherwise set forth in the Loan
                --------------------
Modification Agreement of even date herewith by and among the parties hereto, neither the Company nor any of its Subsidiaries is (or with the passage of time, the giving of notice or both would be) in breach or default under or in violation of (a) any bond, indenture or other agreement, instrument or arrangement, or (b) any Law or order, writ, rule or regulation of any arbitral tribunal, court or other Governmental Authority, in each case to which any of them is a party or by which any of them or any of their respective Properties, or any of the Collateral, may be bound or subject, except for breaches, defaults or violations which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

           7.07 Absence of Investigations, Claims and Litigation. Except as set
                ------------------------------------------------
forth on Schedule 7.07 attached hereto and thereby made a part hereof, neither
         -------------
the Company nor any of its Subsidiaries is a party to, has received written notice or, to the best of the Company's knowledge, information and belief (after due inquiry), otherwise is aware of any investigations, claims, actions, suits or other proceedings, whether pending, threatened or, to the best of the Company's knowledge, information and belief (after due inquiry), contemplated by or against the Company or any of its Subsidiaries or against any of their respective revenues or Properties, or of any facts, circumstances or conditions which might constitute the basis for any such investigation, claim, action, suit or other proceeding, which if adversely determined:

                (a) might prohibit, delay or interfere with the consummation of or result in the invalidation, rescission or modification of any of the transactions contemplated hereby; or

                (b) might result in any materially adverse change in the Company's, or any of its Subsidiaries', business, operations, Properties, prospects or condition (financial or otherwise); or

                (c) might materially and adversely affect (i) the rights, title and interests of any one or more of the Company or any of its Subsidiaries in and to all or any material portion of their Properties or the Collateral, (ii) any one or more of the Obligors' abilities to perform their obligations hereunder or under any of the other Loan Documents to which it may be a party,
(iii) any one or more of the Lenders' or the Administrative Agent's abilities to exercise its rights, powers or remedies hereunder or under any of the other Loan Documents, (iv) the value or condition of all or any portion of the Collateral,
(v) the legality, validity, binding nature of, enforceability or priority of this Agreement or any of the other Loan Documents, or (vi) any of the Lenders' or the Administrative Agent's rights, title or interests in and to the Collateral; or

                (d) could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

           7.08 Federal Regulations. Neither the Company nor any of its
                -------------------
Subsidiaries is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock"; and no part of the proceeds of the Facility B Term Loan has been and no part of the proceeds of the Loan will be used to buy or carry any "margin stock" (within the meaning of Regulation U), or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Company or any of its Subsidiaries in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loan) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

           7.09 Investment Company Act; Public Utility Holding Company Act.
                ----------------------------------------------------------
Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is subject to any regulation or other legal requirement (other than Regulation X) which limits or conditions its ability to incur Indebtedness. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           7.10 Taxes. The Company and its Subsidiaries are members of an
                -----
affiliated group of corporations filing consolidated returns for federal income tax purposes, of which the Company is the "common parent" (within the meaning of
Section 1504 of the Code) of such group. The Company and each of its Subsidiaries have filed or caused to be filed all federal, state and other tax returns that are required to be filed by them and have paid all taxes shown to be due and payable on such returns or on any assessment made against the Company or any of its Subsidiaries (or any of their respective revenues or Properties) and all other taxes, fees or other charges imposed on any of them or any of their respective revenues or Properties by any Governmental Authority (other than any taxes, the amount or validity of which currently are being contested in good faith by appropriate proceedings being diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided for on the books of the Company or the applicable Subsidiary, as the case may
be). The contents of all such tax returns are accurate and complete in all material respects; no tax Lien has been filed and, to the best knowledge of the Company, no claim is being asserted with respect to any such tax, fee or other charge, other than with respect to taxes that are not yet due or payable. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the reasonable opinions of the Company and its auditors, adequate. Except as set forth on
Schedule 7.10 attached hereto and thereby made a part hereof, the Company has
-------------
not given or been requested to give a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions.

           7.11 ERISA. Each Plan and, to the knowledge of the Company, each
                -----
Multiemployer Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which the Company or any of its Subsidiaries would be under an obligation to furnish a report to the Lenders under Section 8.01(h) hereof. Neither a "reportable event" nor an "accumulated funding deficiency" (within the meaning of the Code or ERISA) has occurred with respect to any Plan during the past five (5) years, and each Plan has complied in all material respects with all applicable provisions of ERISA and the Code. No Plan has been terminated, and no Lien in favor of the PBGC or a Plan has arisen, during such five (5) year period. The present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Company nor any ERISA Affiliate would become subject to any material liability under ERISA if the Company or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans. No Multiemployer Plan is insolvent, and no proceeding under any Bankruptcy Law by or against an Multiemployer Plan is pending or, to the best of the Company's knowledge, information and belief (after due inquiry), pending.

           7.12 Material Agreements and Liens.
                -----------------------------

                (a) Part A of Schedule 7.12 attached hereto and thereby made a
                              -------------
part hereof is an accurate, current and complete list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the

Company or any of its Subsidiaries outstanding on the date hereof, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $25,000.00, and the aggregate amount (including, without limitation, principal, interest, fees and charges) outstanding or that may become outstanding under each of such arrangements is accurately, currently and completely described in Part A of said Schedule 7.12.
               -------------

                   (b) Part B of Schedule 7.12 attached hereto and thereby made
                                 -------------
a part hereof is an accurate, current and complete list of each Lien securing Indebtedness of any Person outstanding on the date hereof, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $25,000.00 and covering any of the Properties of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is accurately, currently and completely described in Part B of said Schedule 7.12.
                                                     -------------

           7.13    Environmental Matters.
                   ---------------------

                   (a) Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other Authorizations required under all Environmental Laws to carry on its business as now conducted, except to the extent failure to have any such permit, license or Authorization could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and Authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, except to the extent failure to maintain the same in full force and effect, or failure to comply with the terms thereof, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                   (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Authority or other Person with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other Authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release, of any Hazardous Materials generated by the Company or any of its Subsidiaries, except such as could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                   (c) No Hazardous Materials are present or being generated, manufactured, stored or treated at, on, under or in, or are being discharged or leaked from, or disposed of, dumped or Released onto or beneath, any real property now or formerly owned, leased or operated by the Company or any of its Subsidiaries, or at, on, under, in or from any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use or recycling or for treatment, storage or disposal by the Company or any of its Subsidiaries), in either case which could reasonably be expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law or otherwise result in material costs to the Company or any of its Subsidiaries, or (ii) interfere in any material respect with the Company's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries.

              (d) There is no judicial, administrative or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Company or any of its Subsidiaries is, or to the knowledge of the Company will be, named as a party that is pending or, to the knowledge of the Company, threatened.

              (e) Neither the Company nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Hazardous Materials.

              (f) Neither the Company nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

              (g) To the best knowledge of the Company, neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of Law (other than those routinely imposed under leases), any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Materials.

              (h) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect have been made available to the Lenders.

              (i) Neither the Company nor any of its Subsidiaries has, and to the best of the Company's knowledge, information and belief (after due inquiry), no other Person heretofore has caused, suffered or permitted, any Hazardous Materials to be dumped, placed, stored, held, located, used, manufactured, generated, leaked, discharged, released, seeped, emitted or disposed of into, from, on, under, above, around, in or at any real property in which the Company or any of its Subsidiaries now has or ever had a real property interest.

        7.14  Capitalization. The authorized Capital Stock of the Company
              --------------
consists solely of: (a) 25,000,000 shares of common stock, par value $.001 per share (4,793,420 of which have been issued and are outstanding as at April 30,
2002) and (b) 5,000,000 shares of preferred stock, par value $.001 per share, of which the Company has designated 15,000 shares as Series A Preferred Stock (15,000 of which have been issued and are outstanding as at April 30, 2002) and 617,189 shares as Series B Preferred Stock (86,025 of which have been issued and are outstanding as at April 30, 2002), and the balance of which shares is undesignated. Each of such outstanding shares of common and preferred stock has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record and beneficially by the shareholders and in the amounts set forth on Schedule 7.14 attached hereto and thereby made a part hereof. Except as
         -------------
set forth in Part A of Schedule 7.14, there are no outstanding Equity Rights
                       -------------
with respect to the Company. Except as set forth in Part B of Schedule 7.14,
                                                              -------------
there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Capital Stock of the Company or of any of its Subsidiaries; nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries. None of the Capital Stock of the Company or of any of its Subsidiaries is subject to any Liens, except for the Liens intended to be created by the Security Documents. Schedule
                                                                       --------
7.14 also accurately and completely identifies, as at April 30, 2002, (a) the
----
names and number (both absolute and as a percentage) of shares of preferred stock, common stock, options, warrants, direct holdings, indirect holdings, beneficial ownership and votes held by each shareholder of the Company which, together with the Affiliates of such shareholder (to the extent such Affiliates are known, or with the exercise of reasonable due diligence should be known, to the Company), as of such date owns more than one percent (1%) of the outstanding Capital Stock of the Company; and (b) the names and mailing addresses of all of the current members of the Board of Directors of the Company, as well as the information contained in clause (a) hereof with respect to such Board members.

           7.15    Subsidiaries.
                   ------------

                   (a) Part A of Schedule 7.15 attached hereto and thereby made
                                 -------------
a part hereof is an accurate, current and complete list of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the name and jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the number of ownership interests and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule 7.15, (x) each of
                                                      -------------
the Company and its Subsidiaries owns, free and clear of Liens (other than Liens permitted under Section 8.06(a) hereof), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule 7.15, (y) all of the issued and outstanding Capital Stock of
          -------------
each such Person organized as a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned of record and beneficially by the shareholders and in the amounts set forth on Part A of Schedule 7.15, and
                                                              -------------
(z) there are no outstanding Equity Rights with respect to such Person.

                   (b) Part B of Schedule 7.15 attached hereto and thereby made
                                 -------------
a part hereof is an accurate, current and complete list of all Investments (other than Investments permitted under clauses (b) and (c) of Section 8.08 hereof) held by the Company or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature and amount of such Investment. Except as disclosed in Part B of Schedule 7.15, each of the Company and its
                          -------------
Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                   (c) None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 8.17(d) hereof.

           7.16    Ownership of Properties. The Company and its Subsidiaries
                   -----------------------

either own or have the unchallenged right to use all assets, rights and properties necessary for the operation or conduct of their respective businesses; and the Company and each of its Subsidiaries is the sole owner of, legally and beneficially, and has good, marketable and insurable fee simple title to (or, as applicable, a leasehold estate in), all of its Properties subject only to, and holds each of the same free and clear of any and all encumbrances, liens, claims, charges, liabilities, obligations, restrictions and adverse rights and interests of any kind, nature or description whatsoever other than, the Liens permitted by Section 8.06 hereof and those other matters listed on Schedule 7.16 attached hereto and thereby made a part hereof (collectively,
   -------------
the "Permitted Exceptions"); provided, however, that the provisions of this
                             --------  -------
Section 7.16 shall not be construed as being applicable to any of the FCC Licenses, as to which the provisions of Section 7.18 shall be applicable. Neither the Company nor any of its Subsidiaries is aware (after due inquiry) of any matter affecting or likely to affect title thereto or the use thereof, except as set forth on Schedule 7.16.
         -------------

           7.17   True and Complete Disclosure. None of the exhibits, schedules,
                  ----------------------------
balance sheets, income or cash flow statements, reports, budgets, plans or other financial, operating or other information heretofore furnished or hereafter to be furnished by or on behalf of the Company or any of its Subsidiaries in connection with the negotiation, preparation, delivery or administration of this Agreement or any of the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, did or will contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading. Such materials were and will continue to be prepared and submitted in good faith and without any intent to mislead or defraud the Administrative Agent or any of the Lenders. All written information (other than projections) heretofore furnished or hereafter to be furnished by or on behalf of the Company and its Subsidiaries in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby was and shall continue to be accurate, current and complete in every material respect on the date as of which such information was or will be stated or certified for the periods reflected therein, presented and will continue to present fairly the subjects intended to be covered thereby and has been and shall continue to be prepared in accordance with generally accepted accounting principles, consistently applied. All projections heretofore furnished or hereafter to be furnished by or on behalf of the Company and its Subsidiaries in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby have been and will continue to be, except as noted therein, based on estimates and assumptions believed in good faith by the Company's management to be reasonable and achievable. There is no fact known to the Company that could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in any of the other Loan Documents or in a written disclosure letter attached as an exhibit or schedule hereto or to any of the other Loan Documents. There have not been any and there will continue to be no obligations, liabilities, indebtedness (including, without limitation, contingent liabilities), facts or circumstances which are or might be material to the Collateral, or to the Properties, financial condition or affairs of the Company or any of its Subsidiaries or any Obligor which have not and will continue to have not been accurately and completely reflected in such delivered materials; and no materially adverse change with respect to any of the information set forth therein has or will have occurred since the respective dates of their last delivery without first having been conspicuously disclosed in writing to and receipt thereof acknowledged in writing by the Administrative Agent.

           7.18   Paging License and Other FCC Related Matters.
                  --------------------------------------------

                  (a)  License Information. Part A of Schedule 7.18 attached
                       -------------------            -------------
hereto and thereby made a part hereof is an accurate, current and complete list of all Paging Licenses and other FCC Licenses held by the Company or any of its Subsidiaries and, for each such Paging License and each such other FCC License, the call sign, the name of the licensee, the transmitter location, the type of service (e.g., paging, etc.), the frequency or frequencies authorized and the expiration dates. No later than five (5) Business Days prior to the date when any Acquisition or Disposition permitted under Section 8.05 below is consummated, the Company shall deliver to the Administrative Agent and each of the Lenders an updated Schedule 7.18, so that the same will accurately,
                       -------------
currently and completely list all Paging Licenses and other FCC Licenses that will be granted or assigned to or by the Company or any Subsidiary on or before the date of such Acquisition or Disposition and, for each such Paging License and each such other FCC License, the call sign, the name of the licensee, the transmitter location, the type of service (e.g. paging, etc.), the frequency or frequencies authorized and the expiration dates.

                  (b)  Shared Frequency Agreements, Etc.  Except for the
                       ---------------------------------
agreements specifically so
identified in Part B of Schedule 7.18, neither the Company nor any of its
                        -------------
Subsidiaries is, on the date hereof, a party to (i) any agreement for the shared use of frequencies, (ii) any management, loading or similar agreements with respect to the FCC Licenses held by the Company or any of its Subsidiaries (other than the License Management Agreement), or (iii) any agreement pursuant to which the Company or any of its Subsidiaries has agreed to share with others any portion of the revenues derived from any such FCC Licenses, or pursuant to which such FCC Licenses shall be subject to any right on the part of any other Person to require the Company or any of its Subsidiaries to sell any such FCC Licenses which if terminated, amended or modified, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                   (c) Network Agreements. The terms of all Network Agreements
                       ------------------
to which the Company or any of its Subsidiaries is a party, and the operation of each Paging System pursuant thereto, comply with the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC and of any other Governmental Authority, except for any such non-compliance that could not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect. Each Network Agreement (to the extent the same is in writing) has been duly executed and delivered by the Company or its applicable Subsidiary, is in full force and effect and none of the parties thereto is in default of any of the provisions thereof.

                   (d) Condition of Systems. All of the assets, properties,
                       --------------------
equipment and systems owned, leased or managed by the Company or any of its Subsidiaries are, and all assets, properties, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and operating condition and are and will be in compliance with all terms and conditions of the FCC Licenses and all standards or rules imposed by any Governmental Authority (including, without limitation, the FCC) or as imposed under any agreements with telephone companies and customers, except for any such non-compliance that could not (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect.

                   (e) Fees. Each of the Company and each of its Subsidiaries
                       ----
(as to all Paging Systems owned, leased or managed by any of such entities) has paid all license or other fees and charges which have become due pursuant to any Authorization in respect of its business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

                   (f) License Compliance. Except as specifically identified in
                       ------------------
Part C of Schedule 7.18, each of the Company and its Subsidiaries (as to all
          -------------
Paging Systems owned, leased or managed by any of such entities) has secured all Authorizations from the FCC and any other Governmental Authority exercising jurisdiction over the Paging Business of the Company and its Subsidiaries (or the construction of delivery systems therefor) required for the conduct of the business and operations of the Paging Business as currently conducted.

                   (g) Licenses Valid. Each of the FCC Licenses listed on
                       --------------
Schedule 7.18 is valid and in full force and effect without conditions, except
-------------
for such conditions as are generally applicable to holders of FCC Licenses and such Authorizations.

                   (h) No Revocation Proceedings or Events. To the best
                       -----------------------------------
knowledge of the Company and its Subsidiaries, no event has occurred and is continuing which could (i) result in the imposition of any forfeiture, revocation, termination, suspension or adverse modification of any FCC License specified in Schedule 7.18 or (ii) materially and adversely affect any rights of
             -------------
the Company or any of its Subsidiaries thereunder. Neither is there currently pending any forfeiture, revocation, termination, suspension or adverse modification proceeding affecting any of the FCC Licenses specified in
Schedule 7.18 and, to the best knowledge of the Company and its Subsidiaries, no
-------------
such proceeding is contemplated or has been threatened.

              (i) Licenses Renewable. The Company has no reason to believe and
                  ------------------
has no knowledge that any of the FCC Licenses specified in Schedule 7.18 will
                                                           -------------
not be renewed in the ordinary course.

              (j) Paging System Construction. DELETED PRIOR TO EXECUTION.
                  --------------------------

              (k) Compliance with Ownership and Operation Requirements. The
                  ----------------------------------------------------
 current ownership and operation by each of the Company and its Subsidiaries of its Paging Business complies with the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC and of any other Governmental Authority, except for such non-compliance that could not (either individually or in the aggregate) result in a Material Adverse Effect.

              (l) Reclassification. DELETED PRIOR TO EXECUTION.
                  ----------------

              (m) No Claims or Infringements. No material claim has been
                  --------------------------
asserted or is pending by any Person challenging or questioning the use by the Company and its Subsidiaries of any of the Paging Licenses or other FCC Licenses or the validity or effectiveness of any thereof; nor does the Company know of any valid basis for any such claim. The use of the Paging License and other FCC Licenses by the Company and its Subsidiaries does not infringe on the rights of any other Person in any material respect.

         7.19 Certain Documents and Agreements. The Company has heretofore
              --------------------------------
delivered to the Administrative Agent and each of the Lenders accurate, current and complete copies (including of all modifications, supplements, exhibits, schedules and ancillary agreements thereto or to be delivered in connection therewith or pursuant thereto) of each of the Basic Documents (including, without limitation, of any proposed amendments to any existing Basic Documents, or any new Basic Documents, to be executed and delivered by any of the Obligors as part of the Closing).

         7.20 Real Property. Attached hereto as Schedule 7.20 and thereby made a
              -------------                     -------------
part hereof is an accurate, current and complete list of all of the real property used or occupied by the Company or any of its Subsidiaries, indicating, with respect to each parcel of real property, whether (i) the respective Property is owned or leased (and if leased, the term of such lease and the nature and extent of the operations of the Company or any of its Subsidiaries conducted or to be conducted on such real property), (ii) the identity of the owner and lessee, (iii) the sums payable or receivable by the Company or any of its Subsidiaries in respect thereof, and (iv) where such real property is located. There are no encroachments onto any real property owned by the Company, and none of the real property owned by the Company encroaches upon any easement areas, adjoining property or public or private streets, roads or highways. All of the Properties owned by the Company or any of its Subsidiaries constituting real property abut on and have both legal and physical direct vehicular and pedestrian access to a public road, street or highway. Except as set forth on
Schedule 7.20, none of such real properties is located within a 100 year or any
-------------
other flood plain district, or has suffered any material damage by fire or other casualty which has not been completely restored and repaired or replaced by items of similar quality. All buildings, improvements and other structures are located entirely within the boundary lines of the real property upon which they are situated and have been constructed in accordance with all relevant zoning, building, setback and other Laws and governmental requirements, the terms and conditions contained in all private agreements affecting such real property, and the plans, specifications and working drawings relating thereto. The current use of such real property by the Company and its Subsidiaries complies with (i) all applicable legal requirements (and neither the Company nor the relevant Subsidiary is a non-conforming user of such real property), and (ii) all requirements of the board of fire underwriters, in each case except where noncompliance could not reasonably be expected to have a Material Adverse Effect. All permits, licenses, variances, certificates (including, without limitation, certificates of occupancy) and other Authorizations required for the current manner of occupancy, use and operation of such real properties and for the lawful conduct of all businesses presently being conducted thereat or therefrom have been obtained and are in full force and effect. All of the improvements are furnished with, and each of the spaces contained therein is connected to, heating, ventilating, air-conditioning, mechanical, electrical and plumbing systems and other appliances, facilities and equipment, suitable for the purposes for which they currently are being used. All of such systems, facilities and equipment now are and shall continue to be maintained in good repair, working order and operating condition. The current use of such real properties is consistent with the certificate of occupancy and any other declarations, restrictions, covenants, conditions or easements affecting the same. All improvements now are and hereafter shall continue to be kept free of structural defects and termite and other pest infestations. No construction or other work or any supplies or materials, in either case for which a Lien at any time hereafter could be filed and gain priority over the Lien of any of the Loan Documents, either are required to be undertaken or already have been performed on or delivered to all or any part of such real properties (or any other real property where all or any portion of the Collateral may be used, kept or stored) but remain unpaid. Water, sewer, gas, electric, telephone, drainage and other utilities and services required by Law for the present use and operation of such real property are available at such real property and have been connected to the improvements situated thereon pursuant to valid Authorizations, are in good repair, operating condition and working order and are adequate to service such real properties in a manner consistent with the present use being made thereof. All roads and sidewalks necessary for the full utilization of such real properties for their current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such real property. All reciprocal easement agreements affecting any real property are in full force and effect and neither the Company nor any of its Subsidiaries is aware of any default thereunder. Each parcel of real property, including each lease, has adequate available parking to meet legal and operating requirements.

           7.21 Leases. Attached hereto as Schedule 7.21 and thereby made a part
                ------                     -------------
hereof is an accurate, complete and current list of all leases of space either leased from third parties and used by, or rented to third parties for their use by, the Company and its Subsidiaries (or any of them) (collectively, the "Leases"), setting forth with respect to each Lease: (a) the location of the space covered thereby; (b) the name and address of the tenant to which or the name of the landlord from which such space is demised; (c) the amount of the monthly rent (and other charges) payable by the tenant thereunder; and (d) the expiration date of the term thereof. There are no other rights of use, possession or occupancy with respect to any real property in which the Company and its Subsidiaries (or any of them) have an insurable interest other than the Leases. Except as otherwise specifically noted on Schedule 7.21: (i) all of the
                                                  -------------
Leases are in full force and effect; (ii) none of them has been assigned, sublet, amended, modified, extended or cancelled; and (iii) none of the landlord's or the tenant's respective rights, remedies, obligations or duties under any of the Leases have been waived or released. No other party to any of the Leases has asserted any claim for offset or rebate against or demanded any concession or deduction from the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any knowledge of any such claims or demands. No other party to any of the Leases has sent written notice to the Company or any of its Subsidiaries claiming that the Company or any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has any knowledge of any breach or default. None of the Leases contains any option or right to cancel or terminate such Lease prior to the end of its term or affords the other party thereto the right to prohibit, limit or restrict without such other party's consent any pledge, granting of a security interest in or encumbering by the Company or any of its Subsidiaries in favor of the Administrative Agent, for the benefit of the Lenders, of the Company's or any of such Subsidiary's rights, title or interests in, to or under such Lease. Accurate, current and complete copies of all Leases relating to or otherwise affecting warehouse or office space (including, without limitation, the Tyler Texas Real Property) previously have been delivered to each of the Lenders and the Administrative Agent by the Company.

           7.22 Condemnation; Real Property Assessments. Neither the Company nor
                ---------------------------------------
any of its Subsidiaries has received written notice or, to the best of the Company's knowledge, information and belief (after due inquiry) otherwise is aware of any proceeding to change any existing or impose any new valuation for tax purposes or special or other assessment for public improvements or otherwise upon, or for a taking by condemnation or otherwise of, all or any portion of their respective Properties (including, without limitation, any of the Collateral), whether pending, threatened or, to the best of the Company's knowledge, information and belief (after due inquiry), contemplated. No portion of their respective Properties (including, without limitation, any of the Collateral) is included for assessment or valuation purposes with any other real or personal property, whether owned by them or any other Person. All owned real property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

           7.23 Property Taxes. Except as may be set forth on Schedule 7.23
                --------------                                -------------
attached hereto and thereby made a part hereof: (a) all prior and current property taxes, assessments (both general and special) and other governmental, improvement district and private charges affecting all or any portion of the Properties of the Company or any of its Subsidiaries (including, without limitation, any of the Collateral) have been paid in full; (b) there are no tax abatements or exemptions affecting any of such Properties; and (c) there are no existing, pending or, to the best of the Company's knowledge, information and belief (after due inquiry), contemplated tax certiorari or other protest, contest, reduction or refund proceedings in respect of such taxes, assessments or charges.

           7.24 No Adverse Interests. To the best of the Company's knowledge,
                --------------------
information and belief (after due inquiry), no other Person has, is claiming or asserting or heretofore has claimed or asserted any possessory, use or other rights or interests with respect to all or any portion of the Company's or any of its Subsidiaries' respective Properties (including, without limitation, the Collateral). Except for the Tyler, Texas Real Property, none of such Properties is subject to any outstanding purchase, option, right of first refusal or other agreement affecting the transferability thereof.

           7.25 No Other Contracts. Except for the Lien of the Security
                ------------------
Documents and except as set forth on Schedule 7.25 attached hereto and thereby
                                     -------------
made a part hereof, neither the Company nor any of its Subsidiaries previously has assigned, sold, encumbered, leased, put, optioned or otherwise pledged, transferred or disposed of, or entered into any agreement affecting title to or the enjoyment, use, occupancy, possession or operation of, all or any portion of the Collateral or of their respective rights, title or interests therein, or entered into any arrangement to do any of the foregoing. Neither is the Company or any of its Subsidiaries, nor any portion of the Collateral, subject to any other arrangement which could prevent, delay or impede the Company or any of its Subsidiaries from entering into this Agreement or any of the other Loan Documents to which it is a party or from complying with, observing or paying and performing all of their respective obligations hereunder or thereunder.

           7.26 Use of Proceeds. DELETED PRIOR TO EXECUTION.
                ---------------

           7.27 Authorizations. Other than exceptions to any of the following
                --------------
that could not (whether individually or in the aggregate) reasonably be expected to have a Material Adverse Effect: (a) the

Company and each of its Subsidiaries have obtained and hold all Authorizations required in respect of all real properties and other Property otherwise operated by or on behalf or for the benefit of such Persons and for the operation of their respective businesses as presently conducted and as proposed to be conducted; (b) each of the Authorizations is in full force and effect and not the subject of any pending, threatened or, to the best of the Company's knowledge, information and belief (after due inquiry), contemplated action or proceeding to amend, suspend or revoke the same; (c) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Authorization; (d) none of the Authorizations is subject to any restriction, limitation or condition (including approval or consent by a third party), whether at Law or by agreement, which would prohibit, limit, restrict or render ineffective the pledging, granting of a security interest in or encumbering by the Company or any of its Subsidiaries in favor of the Administrative Agent, for the benefit of the Lenders, of any of such Person's rights, title or interests in, to or under any of such Authorizations; and (e) the Company and each of its Subsidiaries reasonably believes that each of its Authorizations will be timely renewed without material expense and that any additional Authorizations that may be required of such Person will be timely obtained without material expense. Accurate, current and complete copies of all of such Authorizations previously have been delivered to each of the Lenders and the Administrative Agent by the Company.

         7.28 Material Contracts. Attached hereto as Schedule 7.28 and thereby
              ------------------                     -------------
made a part hereof is an accurate, complete and current list of all material contracts to which the Company or any of its Subsidiaries or all or any portion of their respective Properties (including, without limitation, the Collateral) is a party or may be bound or subject (collectively, the "Material Contracts"), other than the Leases identified on Schedule 7.21 and the Liens identified on
                                    -------------
Part B of Schedule 7.12, setting forth with respect to each Material Contract:
          -------------
(a) the names and addresses of the parties thereto; (b) a summary of the subject matter thereof and why such subject matter is material; (c) the charges payable thereunder (and, if applicable, the amount of any deposits made by the Company or any of its Subsidiaries, or the other party pursuant to the terms thereof); and (d) the expiration date thereof. There are no other material agreements pertaining to the use, operation, maintenance, management or repair of all or any portion of the Properties of the Company or any of its Subsidiaries, or to the financial condition or business affairs of the Company or any of its Subsidiaries, except for the Material Contracts. All of the Material Contracts are in full force and effect; none of them has been assigned, modified, amended, extended or cancelled; and none of the rights, remedies, duties or obligations of any party thereto have been waived or released. No other party to any of the Material Contracts has asserted any claim for offset or rebate against or demanded any concession or deduction from the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any knowledge of any such claims or demands. No other party to any of the Material Contracts has sent written notice to the Company or any of its Subsidiaries claiming that the Company or any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has any knowledge of any such breach or default. None of the Material Contracts contains any option or right to cancel or terminate such Material Contract prior to the end of its term or affords the other party thereto the right to prohibit, limit or restrict without such other party's consent any pledge, granting of a security interest in or encumbering by the Company or any of its Subsidiaries in favor of the Administrative Agent, for the benefit of the Lenders, of any of the Company's or its Subsidiaries' respective rights, title or interests in, to or under such Material Contract. Accurate, current and complete copies of all of such Material Contracts previously have been delivered to each of the Lenders and the Administrative Agent by the Company.

         7.29 Insurance Policies. Attached hereto as Schedule 7.29 and thereby
              ------------------                     -------------
made a part hereof is an accurate, complete and current list of all insurance policies maintained by the Company or any of its Subsidiaries ("Existing Insurance Policies"), setting forth with respect to each Existing Insurance
Policy:

(a) the name and address of the insurer; (b) the amount and type of coverage afforded thereby; (c) the premiums payable thereunder; and (d) the expiration date thereof. Neither the Company nor any of its Subsidiaries is the beneficiary of, pays or is obligated to pay any charges or premiums with respect to, or has an insurable interest under, any other insurance policy. All of the Existing Insurance Policies are in full force and effect, name the Administrative Agent as an additional insured (with respect to liability policies) or as the sole loss payee (with respect to casualty policies) thereunder and contain typical institutional lender protective endorsements and notice provisions. None of such policies has been assigned, amended, modified, extended or cancelled; and none of the rights or remedies of the Company or any of its Subsidiaries or the duties or obligations of any insurance carrier under any of such policies have been released or waived. All premiums in respect of such Existing Insurance Policies have been fully paid through and beyond the Closing Date. Neither the Company nor any of its Subsidiaries has received any notice of substantial rate increase, change in coverage, non-renewal or cancellation with respect to any Existing Insurance Policy, and neither the Company nor any of its Subsidiaries has any knowledge of any such substantial rate increase, change in coverage, non-renewal or cancellation. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice from any insurance carrier asserting that any repairs or alterations are required to be made to all or any portion of their respective Properties, and neither the Company nor any of its Subsidiaries has any knowledge or any such repairs or alterations. Accurate, current and complete copies of all of such Existing Insurance Policies previously have been delivered to each of the Lenders and the Administrative Agent by the Company.

         7.30 Labor Matters. No strikes, work stoppages, work slowdowns or other
              -------------
labor disputes currently affect the Company's or any of its Subsidiaries' respective business operations; and neither the Company nor any of its Subsidiaries has received any written notice or otherwise is aware (after due inquiry) of any threatened strikes, work stoppages, work slowdowns or other labor disputes. Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirement dealing with such matters that could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary. Neither Robert McMurrey or any of his family members is an employee of or consultant to, nor receives any form of wages, salaries or other benefits, compensation or perquisites from the Company or any of its Subsidiaries. There are no arrearages in excess of one week in the payment of any compensation or other benefits owed to any individual employed by the Company or any of its Subsidiaries (individually, an "Employee").

         7.31 Solvency. The Company and each of its Subsidiaries, after giving
              --------
effect to the consummation of the transaction contemplated hereby and the incurral of all Indebtedness and other obligations being incurred in connection therewith, will and will continue to be Solvent.

         7.32 Relationship of Indebtedness. None of the amounts currently owed,
              ----------------------------
or which at any time in the future while the Indebtedness relating to the Loan remains unpaid possibly could be owed, by the Company or any of its Subsidiaries under the Capitalization Documents (or any of them) constitutes or possibly could constitute Indebtedness. The Indebtedness relating to the TLL Note and the Indebtedness relating to the Junior Subordinated Notes are both junior in all respects to the Indebtedness relating to the Loan and the Indebtedness relating to either or both of the First Community Bank Loans; the Indebtedness relating to the Loan is senior in all respects to the Indebtedness relating to either or both of the First Community Bank Loans with respect to the Collateral; and the Indebtedness relating to each of the First Community Bank Loans is senior in all respects to the Indebtedness relating to the Loan with respect to all Properties of the Company and its Subsidiaries other than the Collateral.

         7.33 Security Documents. The New Pilgrim Deed of Trust and Guarantee
              ------------------
and Security Agreement are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, legal, valid, binding and enforceable security interests in the items of the Collateral described therein and proceeds and products thereof. In the case of any pledged stock, when any stock certificates representing such pledged stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Security Agreement, when mortgages and financing statements in appropriate form are duly filed in the offices specified on Schedule 7.33a attached hereto and
                                           --------------
thereby made a part hereof (which financing statements may be filed by the Administrative Agent at any time), the New Pilgrim Deed of Trust and Guarantee and Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Company and its Subsidiaries in the items of the collateral for the Loan set forth in the filings and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Security Agreement), in each case prior and superior in right to the interests, rights or claims of any other Person (except for the Liens permitted by Section 8.06 below). Schedule 7.33b attached hereto and thereby
                                  --------------
made a part hereof lists each UCC financing statement that (i) names any Obligor as debtor and (ii) will remain on file after the Closing Date. Schedule 7.33c
                                                               --------------
attached hereto and thereby made a part hereof lists each UCC financing statement that (i) names any Obligor as debtor and (ii) will be terminated of record within thirty (30) days after the Closing Date. The Company will update Schedules 7.33b and 7.33c within thirty (30) days after the Closing Date to
---------------     -----
reflect the results of additional lien searches presently being conducted by the Company; provided, however, that such updated schedules are reasonably
         --------  -------
satisfactory to the Administrative Agent.

         7.34 Duty to Promptly Advise and Cure. If any of the warranties or
              --------------------------------
representations of the Company or any of its Subsidiaries contained herein is breached or turns out to have been materially untrue when made, the Company immediately shall inform the Administrative Agent and each of the Lenders thereof and forthwith take all actions necessary to cure such breach and/or misrepresentation. The continued accuracy, completeness and currency of such representations and warranties, together with the full performance of the Company's other agreements, covenants and obligations hereunder, are expressly made a condition precedent to the Administrative Agent's and the Lenders' respective obligations to close.

           ARTICLE VIII  COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Lenders and the Administrative Agent that, so long as the Loan is outstanding and until payment in full of all amounts owed to the Administrative Agent or any of the Lenders:

         8.01  Required Deliveries. The Company shall deliver to the
               -------------------
Administrative Agent and each of the Lenders:

               (a) Monthly Unaudited Consolidated Statements of Income and
                   -------------------------------------------------------
Balance Sheets. As soon as available but in any event within forty (40) days
--------------
after the end of each month of each fiscal year of the Company, unaudited consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the applicable fiscal year to the end of such monthly period, and the related unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a
                                                               ----------- --
certificate of the Chief Financial Officer of the Company, in the form of Exhibit "E-2" attached hereto and thereby made a part hereof, stating that said
-------------
consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of and for such period (subject to normal year-end audit adjustments and the absence of footnote disclosures);

          (b) Quarterly Unaudited Consolidated Statements of Income and Balance
              -----------------------------------------------------------------
Sheets. As soon as available but in any event within forty-five (45) days after
------
the end of each quarterly fiscal period of each fiscal year of the Company (ninety (90) days if such quarterly fiscal period is the last quarterly fiscal period of a fiscal year), unaudited consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the applicable fiscal year to the end of such quarterly period, and the related unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by (i) a certificate of the Chief Financial Officer of
              ----------- --
the Company, in the form of Exhibit "E-3" attached hereto and thereby made a
                            -------------
part hereof, (A) stating that said consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of and for such period (except that such unaudited financial statements do not include footnote disclosures and are subject to normal year-end audit adjustments), (B) containing a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of Section 1.02(a) above and (C) providing reasonable estimates of the difference between such statements arising as a consequence thereof, and (ii) a narrative discussion and analysis of the financial condition and results of operation of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then fiscal year to the end of such fiscal quarter, as compared to the previously delivered budget and projections referred to in Section 8.01(e) below covering such periods and to the comparable periods for the previous fiscal year;

          (c) Annual Audited Consolidated Statements of Income and Balance
              ------------------------------------------------------------
Sheets. As soon as available but in any event within ninety (90) days after the
------
end of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by (i) an opinion, without material exception or
          ----------- --
qualification, thereon of independent certified public accountants of recognized national standing stating that said consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of and for such fiscal year in accordance with generally accepted accounting principles, (ii) a statement of such accountants to the effect that in making the examination necessary for their opinion nothing came to their attention that caused them to believe that the Company was not in compliance with Sections 8.07(e), 8.10 or
8.11 hereof, insofar as such Sections relate to accounting matters, (iii) a certificate of the Chief Financial Officer of the Company, in the form of Exhibit "E-4" attached hereto and thereby made a part hereof, (A) stating that
-------------
said consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of and for such period, (B) containing a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of Section 1.02(a) above and (C) providing reasonable estimates of the difference between such statements arising as a consequence thereof, and (iv) a narrative discussion and analysis of the financial condition and results of operation of the Company and its Subsidiaries for such fiscal year, as compared to the previously delivered budget and projections referred to in Section 8.01(e) below for such fiscal year and for the previous fiscal year;

          (d) Auditors' Reports. Promptly upon receipt thereof, copies of all
              -----------------
reports submitted to the Company by independent certified public accountants of recognized national standing in connection with each annual, interim or special audit of the books and records of the Company made by such accountants, including, without limitation, any management letter commenting upon the Company's internal controls submitted by such accountants to management in connection with their annual audit;

          (e) Annual Budgets and Financial Projections. As soon as available but
              ----------------------------------------
in any event on or before the April 30th immediately preceding each fiscal year of the Company (commencing with the April 30th immediately preceding the fiscal year commencing June 1, 2002), a consolidated budget for the Company and its Subsidiaries in such detail as shall be reasonably requested by the Administrative Agent for such fiscal year, setting forth projected income, expense (including marketing expense), cash flow, Capital Expenditures and changes in financial position for each quarter during such fiscal year and the following fiscal year, together with an identification of the estimates, information and assumptions upon which such projections were based and a certificate from the Chief Financial Officer of the Company that such assumptions and estimates are reasonable and that such officer has no reason to believe that the projections are incorrect or misleading in any material respect;

          (f) Budget Comparison Reports. Together with delivery of each of the
              -------------------------
financial statements referred to in Sections 8.01(a), 8.01(b) and 8.01(c) above, a report in such detail as shall be reasonably requested by the Administrative Agent setting forth a detailed comparison to the budget for such fiscal year of the actual results of income, expense and capital expenditures items for the applicable fiscal periods in such fiscal year;

          (g) Securities Filings. Simultaneously with the filing thereof with
              ------------------
applicable Governmental Authorities, copies of all registration statements and periodic, special or other reports which the Company is filing with the Securities and Exchange Commission (or any governmental agency substituted therefor), any state securities commission and/or any national securities exchange and, so long as the Company or any of its Subsidiaries has outstanding any "restricted securities" within the meaning of Rule 144(a)(3) of the Exchange Act, copies of whatever information and materials it is required to provide to holders and prospective purchasers thereof pursuant to Rule 144A(d)(4);

          (h) ERISA Reporting. As soon as possible, but in any event within ten
              ---------------
(10) Business Days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (together with a copy of any application, request, report or notice given to or filed with or required to be given to or filed with the PBGC by the Company or an ERISA Affiliate with respect to such event or condition and, to the extent applicable, a copy of any report, notice, demand or material received from the PBGC or any applicable regulatory authority with respect to such event or condition):

                (i) any "reportable event", as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan which might constitute grounds for a termination of such Plan under Title IV or ERISA or other action by the PBGC with respect to the Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                (ii) any request for a waiver under Section 412(d) of the Code for any Plan;

                (iii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or under Section 4063 of ERISA of a notice of withdrawal from any Plan (or of a deemed withdrawal under Section 4062(e) of ERISA), or of any action taken by the Company or an ERISA Affiliate to terminate or withdraw from (or resulting in the deemed withdrawal from) any Plan;

                (iv) the receipt of notice from the PBGC advising of its intent to institute proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that any such action is intended to be or already has been taken by the PBGC with respect to such Multiemployer Plan;

                (v) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                (vi) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                (vii) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

                (viii) the failure to make any payment or contribution to any Plan or Multiemployer Plan, or the occurrence of any other event which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code;

          (i)   Paging License Reports. As soon as available but in any event
                ----------------------
within forty-five

(45) days after the end of each quarterly fiscal period of each fiscal year of the Company, a report identifying any Paging License that has been lost, surrendered or canceled during such period, and within ten (10) Business Days of the receipt by the Company or any of its Subsidiaries of notice from the FCC that any Paging License has been lost or canceled or is subject to any action that might reasonably be expected to cause such loss or cancellation, copies of any such notice, accompanied by a report describing the measures undertaken by the Company or any of its Subsidiaries to prevent such loss or cancellation (and the anticipated impact, if any, that such loss or cancellation will have upon the Paging Business of the Company and its Subsidiaries); provided, however,
                                                          --------  -------
that the ten (10) Business Day (as opposed to the forty-five (45) calendar day) period referred to above shall not apply to (i) any Auction License, or (ii) any other Paging License whose loss, surrender or cancellation, when aggregated with all other Paging Licenses which, during the past twelve (12) months, have been lost, surrendered or cancelled or subject to any action that reasonably might have been expected to cause loss or cancellation, will affect less than five percent (5%) of the Company's Paging Subscribers.

          (j) Shareholder, First Community Financial Corporation, TLL Note
              ------------------------------------------------------------
Holder and/or Junior Subordinated Note Holder Deliveries. Simultaneously with
--------------------------------------------------------
their delivery to the shareholders of the Company or to First Community Financial Corporation or to the holders of the TLL Note or the Junior Subordinated Notes, copies of all financial statements, reports, proxy statements, compliance certificates, notices and other materials being delivered to such Persons;

          (k) Name and Location Changes. Prompt written notice of any change (i)
              -------------------------
in the corporate name of the Company or any of its Subsidiaries, (ii) in the location of the Company's or any of its Subsidiaries' chief executive office, principal place of business, any office in which it or any of its Subsidiaries maintains books or records relating to any collateral for the Loan owned by it or any of its Subsidiaries or any office or facility at which the collateral for the Loan owned by it or any of its Subsidiaries is located (including the establishment of any such new office or facility), (iii) resulting in any tangible collateral for the Loan being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Administrative Agent's Liens, or (iv) in the Company's or any of its Subsidiaries' federal Taxpayer Identification Number; and the Company agrees that neither it nor any of its Subsidiaries will effect or permit any change referred to in this Section 8.1(k) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a legal, valid and perfected first priority security interest in all of the collateral for the Loan;

          (l) Amendments. No later than ten (10) Business Days prior to the
              ----------
effectiveness thereof, accurate, current and complete copies of any proposed amendments, supplements, waivers or other modifications with respect to any of the First Community Bank Loan Documents, the Basic Documents, the Material Contracts, the TLL Note, the Junior Subordinated Notes or the Capitalization Documents;

          (m) Notices of Actions, Claims and Proceedings. Promptly after the
              ------------------------------------------
Company knows or has reason to believe that there has been filed, or that there may be filed, any claim, action or other proceeding affecting the Company or any of its Subsidiaries by or before any arbitral tribunal, court or other Governmental Authority (including, without limitation, any claim or proceeding before the FCC and any Environmental Claim or notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean-up or remediation activities pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within any real property or any part thereof or (iii) any other condition, circumstance, occurrence or event which could reasonably be expected to result in a Material Adverse Effect), and whenever a material development in respect of any such legal, arbitral or other proceeding shall occur, a notice describing the same in reasonable detail (and, if any notice has been received by the Company or any of its Subsidiaries in respect thereof, an accurate, current and complete copy of such received notice), along with (or as soon after the giving of such notice as is possible) a description of the action that the Company theretofore has taken and thereafter proposes to take with respect thereto;

          (n) Notices of Liens. Promptly after the Company knows or has reason
              ----------------
to believe that there has been incurred, or that there may have been incurred, any Lien against all or any portion of the Properties of the Company or any of its Subsidiaries (including, without limitation, any Lien against any collateral for the Loan), a notice describing the same in reasonable detail (and, if any notice has been received in respect thereof, an accurate, current and complete copy of such received notice), along with (or as soon after the giving of such notice as is possible) a description of the action that the Company theretofore has taken and thereafter proposes to take with respect thereto;

          (o) Notices of Default. Promptly after the Company knows or has reason
              ------------------
to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail (and, if any notice has been received in respect thereof, an accurate, current and complete copy of such received notice), along with (or as soon after the giving of such notice as is possible) a description of the action that the Company theretofore has taken and thereafter proposes to take with respect thereto;

          (p) Notices of Other Defaults. Promptly after the Company knows or has
              -------------------------
reason to believe that there has occurred, or that an allegation has been made that there has occurred, any breach, default or failure of payment or performance on the part of the Company or any of its Subsidiaries or any of the Obligors under any agreement, instrument or other instrument to which the Company, any of its Subsidiaries or any of the Obligors is a party or by which the Collateral for the Loan, the Company, any of its Subsidiaries, any of the Obligors or any of their respective Properties might be bound or subject (including, without limitation, under the First Community Bank Loan Documents, the TLL Note, the Junior Subordinated Notes, the Material Contracts or any of the other Basic Documents), a notice describing the same in reasonable detail (and, if any notice has been received in respect thereof, an accurate, current and complete copy of such received notice), along with (or as soon after the giving of such note as is possible), a description of the action that the Company thereafter has taken and thereafter proposes to take with respect thereto;

          (q) Notices of Material Adverse Changes and Material Adverse Effects.
              ----------------------------------------------------------------
Promptly after the Company knows or has reason to know of the occurrence of any matter which might result in a material adverse change in the financial condition or business affairs of the Company or any of its Subsidiaries, or of the occurrence of any other matter, thing, condition, circumstance or event which otherwise could (whether individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect (including, without limitation, any Casualty Event), a notice describing the same in reasonable detail (and, if any notice has been received in respect thereof, an accurate, current and complete copy of such received notice), along with (or as soon after the giving of such notice as possible) a description of the action that the Company theretofore has taken and thereafter proposes to take with respect thereto;

          (r) Subscriber Reports. Together with delivery of each of the
              ------------------
financial statements referred to in Sections 8.01(a), 8.01(b) and 8.01(c) above, a report in such detail as shall be reasonably requested by the Administrative Agent setting forth a detailed comparison to the budget for such fiscal year of
(i) for each category of Subscriber reflected in the budget, the number of Subscribers at the beginning of such Period, (ii) for each category of Subscriber reflected in the budget, the number of Subscribers at the end of such Period, (iii) for each category of Subscriber reflected in the budget, the number of Subscribers added during such period, (iv) for each category of Subscriber reflected in the budget, the number of Subscribers lost during such period, and (v) for each category of Subscriber reflected in the budget, the average monthly per Subscriber gross revenue, operating cost, net income and EBITDA figures; and

              (s) Other Deliveries. From time to time such other information
                  ----------------
regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

Concurrently with delivery of each of the financial statements required pursuant to the provisions of Sections 8.01(a), 8.01(b) and 8.01(c) above, the Company shall furnish to the Administrative Agent and each of the Lenders a Compliance Certificate as at the end of the respective monthly, quarterly or annual fiscal period covered by such statements, together with a certificate signed by both
                                   -------- ----
the Chief Executive Officer and the Chief Financial Officer of the Company (A) attesting that the Company and each of its Subsidiaries has performed all of its covenants and other agreements and satisfied every condition contained in this Agreement or any of the other Loan Documents to which it is a party to be observed, paid, performed, complied with or satisfied by it during such period and that no Default (or event which with the giving of notice, the passage of time or both would constitute a Default) has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company theretofore has taken and thereafter proposes to take with respect thereto), (B) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.07(e), 8.10 and 8.11, and (C) listing all jurisdictions where the Company or any of its Subsidiaries keeps its Property and any changes to such Property from the date of the most recent list delivered pursuant to this clause (C) (or, in the case of the first list so delivered, since the date of this Agreement).

         8.02 Notices of Paging Business and FCC License Matters. The Company
              --------------------------------------------------
shall promptly give to the Administrative Agent and each of the Lenders notice of:

              (a) FCC License Proceedings. The receipt of any notice from any
                  -----------------------
Governmental Authority (including, without limitation, the FCC) of the imposition of any forfeiture hearing or proceeding relating thereto against the Company or any of its Subsidiaries or the designation of a hearing or the initiation of any proceeding which could result in the expiration without renewal, termination, revocation, suspension, modification or impairment of any FCC License or other Authorization now or hereafter held by the Company or any of its Subsidiaries, to the extent that such forfeiture, expiration, termination, revocation, suspension, modification or impairment could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; and

              (b) New or Amended Paging Business Legislation or Regulations. The
                  ---------------------------------------------------------
enactment or promulgation after the date hereof of any federal, state or local statute, regulation or ordinance or judicial or administrative decision or order (or, to the extent the Company or any of its Subsidiaries has knowledge thereof, any such proposed statute, regulation, ordinance, decision or order, whether by the introduction of legislation or the commencement of rulemaking or similar proceedings or otherwise) affecting or relating to the operation of the Paging Business, or any of the Paging Licenses or Paging Systems, owned or operated by the Company or any of its Subsidiaries (including, without limitation, any statutes, regulations, decisions or orders affecting the paging or personal communication service industries generally and not directed against the Company or any of its Subsidiaries specifically) which has been issued or adopted (or which has been proposed) and which could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

         8.03 Preserve Existence. The Company shall, and shall cause each of
              ------------------
its Subsidiaries to:

              (a) Preserve Legal Existence and Franchises. Preserve, renew and
                  ---------------------------------------
maintain in full force and effect its legal existence and all material rights, privileges, licenses and franchises relating thereto and/or necessary for the lawful conduct of its business operations;

              (b) Comply with Applicable Law; Maintain Authorizations and FCC
                  -----------------------------------------------------------
Licenses. Keep and maintain in full force and effect all FCC Licenses and other
--------
Authorizations, and otherwise comply in all material respects with the requirements of all applicable Laws, rules, regulations and orders of Governmental Authorities, unless failure to do so could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

              (c) File Required Tax Returns; Pay Taxes and Governmental Charges.
                  -------------------------------------------------------------
Timely file accurate and complete tax returns required by all Governmental Authorities and pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its income, profits or Properties, in each case prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith by proper proceedings and against which adequate reserves or security deposits are being maintained;

              (d) Maintenance. Maintain all of its Properties in good repair,
                  -----------
working order and operating condition, ordinary wear and tear excepted;

              (e) Keep Records. Keep and maintain at the Company's principal
                  ------------
office: (i) in accordance with generally accepted accounting principles, consistently applied, proper and complete books, records and accounts, in which accurate and complete entries shall be currently made reflecting its financial and business activities, dealings and transactions and all items of income and expense in connection therewith; and (b) originals of all budgets, plans, specifications, working drawings, construction contracts, change orders and Basic Documents, as well as copies of all other material agreements and instruments which affect its Properties or operations;

              (f) Permit Inspections and Copying. Upon reasonable prior notice
                  ------------------------------
(which may be telephonic), permit representatives of any Lender or of the Administrative Agent, during normal business hours and at the Company's expense, to examine, copy and make extracts from the Company's books and records or those of any of its Subsidiaries, to inspect any of its or any of its Subsidiaries' Properties, and to discuss its and its Subsidiaries' business and affairs with its and its Subsidiaries' officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be);

              (g) Attend Meetings. Upon reasonable prior notice and at the
                  ---------------
Company's expense, send a knowledgeable representative to meet with representatives of the Administrative Agent and the Lenders at the Administrative Agent's offices in Phoenix, Arizona for the purposes of reviewing, elaborating upon, discussing and updating the Administrative Agent and the Lenders with respect to the current status and/or future prospects relating to its business affairs, financial and/or operating condition and/or the Loan;

              (h) Pay and Perform Obligations. Except as otherwise prohibited or
                  ---------------------------
restricted by any of the other provisions of this Article VIII, pay and perform, and cause each of its Subsidiaries to pay and perform, in all material respects, all of its obligations under each Basic Document and Material

Contract to which it is a party or by which it or any material portion of its Properties may be bound or subject; and

                 (i) ERISA Documents. Cause to be delivered to the
                     ---------------
Administrative Agent, promptly upon the Administrative Agent's request, any or all of the following: (A) a copy of each Plan (or, where any such Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Company or any of its subsidiaries; (B) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (C) for the three (3) most recent plan years preceding the Administrative Agent's request, annual reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (D) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Company or any ERISA Affiliate to each such Plan and copies of the collective bargaining agreements requiring such contributions; (E) any information that has been provided to the Company or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; (F) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Company or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and (G) documents reflecting any agreements between the PBGC and the Company or any ERISA Affiliate with respect to any Plan.

           8.04  Insurance. The Company shall, and shall cause each of its
                 ---------
Subsidiaries to, keep insured by financially sound and reputable insurance companies all Property of a character usually insured by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily insured against by such corporations, and carry such other insurance as is usually carried by such corporations. Without limiting the generality of the foregoing, the Company shall, at its own expense, procure, maintain in full force and effect and pay when due all premiums on, or cause to be procured, maintained in full force and effect and all premiums thereon to be paid when due, the following insurance policies in addition to such others as the Lenders, in the exercise of their reasonable business judgment, may require because of a change in circumstance or changed economic or liability conditions (the "Insurance Policies"):

                 (a) Comprehensive "all risk" property insurance on all improvements, fixtures and tangible personal property located on any real property owned by the Company or any of its Subsidiaries and on all of its and its Subsidiaries' fixtures and personalty as may be located on any other Person's real property, affording coverage against loss or damage by or due to fire, smoke, collapse, lightning, windstorm, machinery breakdown or failure, vandalism, malicious mischief and such other perils as now are or hereafter may be embraced by the so-called "special extended coverage" form of endorsement,
(i) in an amount not less than such property's full replacement value (exclusive, in the case of improvements, of the costs of foundations, footings and underpinnings), plus the cost of excavation, demolition and debris removal,
(ii) containing "change in building codes", "water damage", "electrical short circuit", "sprinkler leakage", "waiver of subrogation", and "waiver of co-insurance penalty" endorsements, and (iii) providing for no deductible in excess of $10,000.00 per loss (the amount of such deductible to be adjusted from time to time as the Administrative Agent reasonably may request as changes in economic conditions might require);

                 (b) Comprehensive commercial liability insurance (i) written on the so-called "occurrence" form, (ii) in an amount reasonable and customary in the Company's industry and acceptable to the Administrative Agent (part of which may be afforded through an "umbrella" or "excess coverage" policy), and (iii) covering at least the following hazards: (A) premises and operation, (B) independent contractors, (C) broad form property damage, (D) blanket contractual liability for all written and oral contracts (specifically including the Company's indemnity obligations hereunder), (E) completed operations, and (F) owned, non-owned and hired vehicles (such coverage requirements to be adjusted from time to time as the Administrative Agent reasonably may request as changes in economic or liability conditions might require);

          (c) During any period of time when construction is being conducted,
(i) owner's contingent or protective liability insurance covering claims, if any, not covered by or under its comprehensive commercial liability policy, and
(ii) builder's risk completed value insurance for (A) 100% of the contract price, (B) on a non-reporting form and deleting all co-insurance penalties, (C) covering all risks insured against under its comprehensive "all risk" property policy, with the addition of damage due to faulty materials, workmanship and errors in design, and (D) including permission to occupy the improvements (such coverage requirements to be adjusted from time to time as the Administrative Agent reasonably may request as changes in economic or liability conditions might require); and

          (d) Workers' compensation and employer's liability insurance covering all Persons employed by the Company or any of its Subsidiaries, to the extent required by applicable Law.

The Company shall provide or cause to be provided any other insurance reasonably requested by the Administrative Agent in such amounts and covering such risks as may be reasonably required. All policies of insurance required to be maintained shall be issued by companies satisfactory to the Administrative Agent and shall have coverages and endorsements and be written for such amounts as the Administrative Agent reasonably may require. All such policies must name the Administrative Agent on behalf of the Lenders as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance) or certificate holder (in the case of workers' compensation insurance), as applicable.

          Neither the Company nor any of its Subsidiaries may obtain or maintain separate insurance concurrent in form or contributing in the event of loss with that required by this Section 8.04 unless the Administrative Agent, on behalf of the Lenders, is named insured under such insurance, with loss payable as provided in this Section 8.04. The Company shall promptly notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

          All Insurance Policies provided for in this Section 8.04 shall contain clauses or endorsements to the effect that: (i) no act or omission of the Company or any of its Subsidiaries or of anyone acting for or on any of their respective behalves, or of any other occupant or user of all or any portion of the real property upon which the collateral for the Loan may be located, shall in any way affect the amount recoverable, validity or enforceability of such insurance insofar as the Administrative Agent and the Lenders are concerned;
(ii) such policies shall not be non-renewed, canceled or reduced in coverage without at least thirty (30) days' prior written notice to the Administrative Agent; (iii) neither the Administrative Agent nor any of the Lenders shall be liable for any premiums thereon or subject to any assessments thereunder; (iv) the insurer waives all claims and rights of subrogation and set-off against the Administrative Agent and the Lenders; and (v) except in the case of third-party liability insurance, the proceeds of any loss affecting real or personal property or interests therein shall be applied in accordance with the terms of the applicable Security Document.

          Each Insurance Policy to be obtained and maintained by the Company and its Subsidiaries shall be issued by financially sound and reputable insurance carriers authorized to write insurance in the jurisdictions where the Company and its Subsidiaries are doing business, which have an

A.M. Best rating of "A" or better and being in a financial size category of "XII" or larger (or equivalent, as determined by mutual agreement, if A.M. Best ceases to publish such ratings or substantially changes its rating system) and which are reasonably acceptable to the Administrative Agent.

                 The Company will advise the Administrative Agent promptly of any policy non-renewal, cancellation or material amendment or reduction in coverage, and shall deliver to the Administrative Agent certificates of insurance reasonably satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained under this Agreement and setting forth the respective coverages, limits of liability, carriers, policy numbers and periods of coverage.

          8.05   Restrictions Regarding Fundamental Changes. Without, in each
                 ------------------------------------------
instance, the prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not, and shall not permit any of its Subsidiaries to, whether directly or indirectly:

                 (a)  Restrictions on Mergers and Dissolutions. Merge,
                      -----------------------------------------
consolidate or amalgamate with or into any other Person, or liquidate, wind-up or dissolve (or suffer any such merger, consolidation, amalgamation, liquidation, winding-up or dissolution); provided, however, that any Subsidiary
                                         --------  -------
of the Company (other than a License Subsidiary) may be merged or consolidated with or into (i) the Company, if the Company shall be the continuing or surviving corporation, or (ii) any other Subsidiary of the Company (other than a License Subsidiary), if such other Subsidiary of the Company shall be a Wholly-Owned Subsidiary and the continuing or surviving corporation;

                 (b)  Restrictions on Acquisitions. Acquire any business or
                      ----------------------------
Property from, or Capital Stock of, or be a party to any acquisition of, any other Person, except for (i) purchases of inventory and other Property by the
              ------ ---
Company to be sold or used in the ordinary course of business, (ii) Investments permitted under Section 8.08(b) hereof, (iii) Investments permitted under
Section 8.08(c) hereof (excluding the acquisition of an entity, other than a newly-formed Subsidiary, that becomes a Subsidiary after such acquisition) and
(iv) Capital Expenditures permitted under Section 8.11 hereof;

                 (c)  Restrictions on Dispositions. Convey, exchange, sell,
                      ----------------------------
lease, transfer or otherwise dispose of, or allow to be conveyed, exchanged, sold, leased, transferred, withdrawn or otherwise disposed of, whether in one transaction or a series of transactions, any part of its business or any of its Properties (including, without limitation, agreements with Subscribers), whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), except for (i) obsolete or worn-out Property, tools or
                      ------ ---
equipment no longer used or useful in its business which are sold by the Company in the ordinary course of business and the proceeds of which are promptly used by the Company to acquire replacement Property, tools or equipment, (ii) Subscribers lost or inventory sold or disposed of in the ordinary course of business, (iii) the sale, lease, transfer or other disposition by a Subsidiary (other than a License Subsidiary) to the Company or a Wholly-Owned Subsidiary of the Company of all of such Subsidiary's Properties (as part of a transaction similar in nature to one permitted by Section 8.05(a) above), (iv) the transfer by the Company to License Subsidiaries of FCC Licenses as contemplated by
Section 8.14(b) hereof, or (v) the disposition of Property by the Company due to a Casualty Event;

                 (d)  Changes in Control. Admit or suffer the admission of any
                      ------------------
additional, or allow the substitution for any existing, or permit the resignation, removal or withdrawal of any existing members, partners or shareholders, or allow to occur any change in its control, or allow to occur any change in control in any of its controlling ownership interests, or suffer any controlling ownership interests in any of its members, partners or shareholders to be transferred; provided, however, the foregoing shall not be deemed to prohibit
             --------  -------
(i) any transactions occurring on a national securities exchange, stock automated quotation system, stock manual quotation system, electronic communication network or private transactions (other than transactions, whether public or private and wherever occurring, involving any of the Management Stockholders or any member of the TLL Group or any of their respective Affiliates), or (ii) any transactions in which any of the Management Stockholders or any member of the TLL Group or any of their respective Affiliates is a party, whether or not occurring on a national securities exchange, so long as the same, when aggregated with all prior transactions involving one or more of such Persons, does not cumulatively involve more than 1,000,000 shares of Capital Stock, or other Equity Interests, of the Company; or remove or fail to nominate for re-election any directors, or fail to maintain in the employ of the Company any officer, or otherwise engage in any transaction if as a result the Company shall be deemed to have undergone a change of control for FCC purposes; or otherwise allow to occur any change in control of the Company for FCC purposes; or

                 (e)  Issuance or Disposition of Capital Stock. Issue, acquire,
                      ----------------------------------------
purchase, convert, exchange, sell, assign, pledge or otherwise dispose of any shares of its Capital Stock (or of any other ownership interests), or of any Equity Rights to purchase its Capital Stock, or of any other securities exchangeable for or convertible into its Capital Stock, except for: (i) the
                                                        ------ ---
transactions permitted by Section 8.05(a) above; (ii) the pledge of the Company's Subsidiaries' Capital Stock to the Administrative Agent and the Lenders pursuant to the Security Documents; (iii) the issuance of Capital Stock of the Company for cash to Persons who are not members of the TLL Group or Management Stockholders and all of the proceeds of which (in excess of the first $50,000, determined cumulatively) are delivered to the Lenders; (iv) the exchange of all Preferred Stock of the Company currently held by GM Holdings, LLC into Series C Preferred Stock upon and subject to the terms and conditions of the Restructuring Agreement; and (v) the exercise of options and warrants of the Company and/or the conversion or exchange of existing Preferred Stock of the Company held by current members of the CIVC Group (other than GM Holdings, LLC or TLL Partners, L.L.C.), into Capital Stock of the Company, subject to delivery of any cash amounts payable in connection with any such exercise or conversion in accordance with the provisions of clause (iii) above.

         8.06    Restriction on Liens. Without, in each instance, the prior
                 --------------------
written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not, and shall not permit any of its Subsidiaries to, whether directly or indirectly, create, incur, assume or suffer to exist any Lien (including, without limitation, attachments, judgments or executions) upon all or any portion of the Collateral or upon all or any portion of its or its Subsidiaries' respective other Properties, whether now owned or hereafter acquired, except
                                                                      ------
for:
---

                 (a)  Liens created by or pursuant to the Security Documents;

                 (b) Liens in existence on the date hereof and listed in Part B of Schedule 7.12 hereto securing Indebtedness permitted by Section 8.07(b);
   -------------
provided, however, that (i) no such Lien may be extended after the Closing Date
--------  -------
to cover any additional Property and (ii) the Indebtedness secured thereby also may not be increased after the Closing Date;

                 (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings; provided, however, that adequate reserves or security deposits with
             --------  -------
respect thereto are maintained on the books of the Company or the affected Subsidiary, as the case may be, in accordance with GAAP;

                 (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings; provided, however, that (i) adequate reserves or security deposits
             --------  -------
with respect thereto are maintained on the books of the Company or the affected Subsidiary, as the case may be, in accordance with GAAP, and (ii) such Liens are at all times subordinate to the Liens created by or pursuant to the Security Documents;

                 (e) Liens created after the date hereof to secure Indebtedness permitted by Section 8.07(e) below, and Liens upon real and/or tangible personal Property permitted to be acquired under Section 8.05(b) above and acquired after the date hereof (by purchase, construction or otherwise, and including Liens arising pursuant to capital leases) by the Company or any of its Subsidiaries, each of which Liens either (i) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided, however, that (A) no such Lien shall extend to or cover
               --------  -------
any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (B) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the lesser of $50,000.00 or the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

                 (f) deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (g) deposits by or on behalf of the Company or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, service contracts and other contractual obligations of a like nature incurred in the ordinary course of business; and

                 (h) recorded easements, rights-of-way and covenants, conditions and restrictions incurred in the ordinary course of business that do not provide for the creation or imposition of monetary Liens and which in any case do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.

          8.07   Restriction on Indebtedness. Without, in each instance, the
                 ---------------------------
prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not, and shall not permit any of its Subsidiaries to, whether directly or indirectly, create, incur, assume or suffer to exist any Indebtedness (including, without limitation, making any Investments in or loans or advances to, or guaranteeing any obligations on behalf of, any Obligor, any Affiliate of or any Person related to any Obligor, or any of its members, partners, shareholders, directors, executive officers or employees or any member, partner, shareholder, director, executive officer or employee of any Obligor or of any Affiliate of or any Person related to any Obligor, except for:
                                                   ------ ---

                 (a) Indebtedness to the Lenders hereunder and under the other Loan Documents;

                 (b) except as otherwise provided in this Agreement, Indebtedness outstanding on the date hereof and listed in Part A of Schedule
                                                                    --------
7.12 hereto and any refinancings, recastings, renewals or extensions thereof (so
----
long as such refinancings, recastings, renewals or extensions do not involve any increase in the principal amount thereof or rate of interest applicable thereto or frequency or amount of repayment installments, shortening of the maturity dates applicable thereto or change in the security therefor or guarantors thereof);

                 (c) Indebtedness evidenced by the TLL Note and Indebtedness evidenced by the Term Promissory Note and/or the Multiple Advance Promissory Note to First Community Financial Corporation and any refinancings, recastings, renewals or extensions thereof (so long as such refinancings, recastings, renewals or extensions do not involve any increase in the principal amount thereof or rate of interest applicable thereto or frequency or amount of repayment installments, shortening of the maturity dates applicable thereto or change in the security therefor or guarantors thereof);

                 (d) Indebtedness of one or more of the Company and its Subsidiaries to one or more of the Company and its Subsidiaries arising in the ordinary course of business in connection with intercompany cash management operations of the Company and its Subsidiaries (so long as such intercompany debt shall be unsecured and fully subordinated to the Indebtedness relating to the Loan); and

                 (e) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Section 8.06(e) hereof) up to but not exceeding $50,000.00 at any one time outstanding.

          8.08   Restrictions on Investments. Without, in each instance, the
                 ---------------------------
prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not, and shall not permit any of its Subsidiaries to, whether directly or indirectly, make or permit to remain outstanding any Investments (including, without limitation, becoming a general or limited partner in a partnership, or a joint venturer in a joint venture, or a member in a limited liability company or a shareholder in a corporation), except for:
                                 ------ ---

                 (a) Investments outstanding on the date hereof and identified in Part B of Schedule 7.15 hereto;
             -------------

                 (b)  Permitted Investments;

                 (c)  Capital Expenditures permitted by Section 8.11 below;

                 (d) Disposition Investments received in connection with any Disposition permitted under Section 8.05(c) hereof or any Disposition to which the Lenders shall have consented in accordance with Section 11.04 hereof; and

                 (e)  Investments consisting of Acquisitions permitted under
Section 8.05(b) hereof.

          8.09   Restrictions on Payments. Without, in each instance, the prior
                 ------------------------
written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the

Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not, and shall not permit any of its Subsidiaries to, whether directly or indirectly, declare or make any Dividend Payments, distributions, returns of capital or other payments to any Obligor, any Affiliate of or any Person related to any Obligor, any of its members, partners, shareholders, directors or executive officers or any member, partner, shareholder, director or executive officer of any Obligor or of any Affiliate of or any Person related to any Obligor; provided, however, that the Company may make dividend payments with
         --------  -------
respect to its outstanding Preferred Stock (of any Series) solely through the issuance of additional shares of Preferred Stock of such Series in a face amount equal to the amount of dividends payable in respect of such outstanding shares of Preferred Stock. Nothing herein shall be deemed to prohibit the payment of dividends (including cash dividends) by any Subsidiary of the Company to the Company.

          8.10   Minimum EBITDA Requirement. Without, in each instance, the
                 --------------------------
prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not, whether directly or indirectly, permit the quarterly consolidated EBITDA of the Company and its Subsidiaries to be less than:

                 $ 7,792,815.00 for the twelve (12) fiscal month period ending May 31, 2002;
                 $ 7,226,162.00 for the twelve (12) fiscal month period ending August 31, 2002;
                 $ 6,888,729.00 for the twelve (12) fiscal month period ending November 30, 2002;
                 $ 6,786,983.00 for the twelve (12) fiscal month period ending February 28, 2003;
                 $ 6,814,149.00 for the twelve (12) fiscal month period ending May 31, 2003;
                 $ 6,771,533.00 for the twelve (12) fiscal month period ending August 31, 2003;
                 $ 6,689,623.00 for the twelve (12) fiscal month period ending November 30, 2003;
                 $ 6,667,454.00 for the twelve (12) fiscal month period ending February 29, 2004;
                 $ 6,735,473.00 for the twelve (12) fiscal month period ending May 31, 2004;
                 $ 6,735,473.00 for the twelve (12) fiscal month period ending August 31, 2004;
                 $ 6,735,473.00 for the twelve (12) fiscal month period ending November 30, 2004;
                 $ 6,735,473.00 for the twelve (12) fiscal month period ending February 28, 2005; or
                 $ 6,735,473.00 for the twelve (12) fiscal month period ending May 31, 2005.

          8.11   Restrictions on Capital Expenditures. Without, in each
                 ------------------------------------
instance, the prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not, whether directly or indirectly, permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to equal or exceed the sum of $ 4,500,000.00 for any fiscal year ending on or after May 31, 2002. If the aggregate amount of Capital Expenditures for any fiscal year ending on or after May 31, 2002 shall be less than the amount permitted above for such period, then, the shortfall may not be added to the amount of Capital Expenditures permitted for any succeeding period until the Loan has been paid in full.

          8.12   Interest Rate Protection Agreements. DELETED PRIOR TO EXECUTION
                 -----------------------------------

          8.13   Restrictions on Payments on Term Promissory Note, Multiple
                 ----------------------------------------------------------
Advance Promissory Note, Junior Subordinated Notes and TLL Note. Without, in
---------------------------------------------------------------
each instance, the prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not and shall not permit any of its Subsidiaries to, whether directly or indirectly, purchase, repurchase, defease, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, repurchase, defeasance, redemption, retirement or other acquisition of, or make any voluntary or involuntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any of the Junior Subordinated Notes, the TLL Note, the Term Promissory Note or the Multiple Advance Promissory Note (except, in the case of the Term Promissory Note and the Multiple Advance Promissory Note in favor of First Community Financial Corporation, for the regularly-scheduled monthly payments of interest, and regularly-scheduled weekly payments of principal, set forth therein).

          8.14   Restrictions on Lines of Business.
                 ---------------------------------

                 (a)  Business Activities. Neither the Company nor any of its
                      -------------------
Subsidiaries shall engage, whether directly or indirectly, in any line or lines of business activity other than the Paging Business and related lines of business (such as cellular telephones, internet access, telemetry and other telecommunication services).

                 (b)  License Subsidiaries. The Company shall cause all FCC
                      --------------------
Licenses (including any thereof acquired in the future) at all times to be held in the name of one or more Subsidiaries satisfying the conditions of this paragraph (b) (each, a "License Subsidiary"), and shall execute and deliver, and cause each such License Subsidiary to execute and deliver, a License Management Agreement pursuant to which the Company or one of its Subsidiaries (other than another License Subsidiary) shall agree to manage, on behalf of such License Subsidiary, the FCC Licenses held by such License Subsidiary. The Company shall not permit a License Subsidiary to become directly or indirectly obligated in respect of any Indebtedness (other than Indebtedness hereunder or under the Security Documents) or to engage in any line or lines of business activity or to hold any Property other than FCC Licenses, as expressly contemplated by the respective License Management Agreement to which such License Subsidiary is a party.

          8.15   Restrictions on Transactions with Affiliates and Related
                 --------------------------------------------------------
Persons. Without, in each instance, the prior written consent of the
-------
Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not and shall not permit any of its Subsidiaries to, whether directly or indirectly: (a) make any Investment in an Affiliate or related Person or permit or suffer an Affiliate or related Person to make an Investment in it; (b) assign, sell, lease or otherwise transfer or dispose of any Property to, or purchase or acquire any Property from, an Affiliate or a related Person; (c) merge or dissolve into or consolidate with an Affiliate or related Person; (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate or a related Person (including, without limitation, loaning or advancing funds or otherwise extending credit to, entering into Guarantees on behalf or for the benefit of, assuming obligations of or entering into consultant, management, advisory or other arrangements with an Affiliate or related Person); or (e) except as set forth on Schedule 8.15 attached hereto and thereby made a part
                       -------------
hereof, making any payments (whether of cash, Property or otherwise) to an Affiliate or related Person. For the purposes of this Section 8.15 only, "related Person" also includes GM Holdings, LLC.

          8.16   Use of Proceeds. The Company shall, and shall cause all of its
                 ---------------
Subsidiaries to, use the proceeds of the Loan in compliance with all applicable legal and regulatory requirements (provided, however, that neither the
                                   --------  -------
Administrative Agent nor any Lender shall have any responsibility for monitoring the use of any of such proceeds).

          8.17   Certain Obligations Respecting Subsidiaries.
                 -------------------------------------------

                 (a)  Subsidiary Guarantors. In the event that the Company or
                      ---------------------
any of its Subsidiaries shall form or acquire any new Subsidiary after the Closing Date, the Company shall cause such new Subsidiary:


                      (i) to execute and deliver to the Administrative Agent all such agreements, documents, guaranties and certificates (including, without limitation, a Subsidiary Guarantee Agreement) as the Administrative Agent or the Lenders may deem necessary or reasonably advisable and do such other acts and things as the Administrative Agent or the Lenders may deem necessary or reasonably advisable in order to have such Subsidiary become a Guarantor of the Loan (and thereby become a party to the Guarantee and Security Agreement, as a "Guarantor" and "Securing Party" thereunder, and to pledge and grant a security interest in the "Collateral" as defined thereunder to the Administrative Agent for the benefit of the Lenders);

                      (ii)   to execute and deliver to the Administrative Agent
(A) such amendments to the Security Documents as the Administrative Agent deems necessary or reasonably advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in one hundred percent (100%) of the Capital Stock and debt securities of such new Subsidiary, (B) the certificates representing such Capital Stock and debt securities, (C) undated stock powers, endorsed in blank, with respect to such Capital Stock certificates, and (D) undated allonges, endorsed in blank, with respect to such debt securities;

                      (iii) to take such further action (including, without limitation, executing and delivering such Uniform Commercial Code financing statements) as the Administrative Agent deems necessary or reasonably advisable to create and perfect valid and enforceable first priority Liens, consistent with the provisions of the Security Documents, on all of the Properties of such new Subsidiary as collateral security for the obligations of such new Subsidiary under the Guarantee and Security Agreement, and to execute and deliver such Supplemental Collateral Documents as the Administrative Agent deems necessary or reasonably advisable; and

                      (iv) to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Company pursuant to Sections 6.01 and 6.02 hereof on the Closing Date or as the Administrative Agent deems necessary or reasonably advisable.

                 (b)  Ownership of Subsidiaries. The Company shall, and shall
                      -------------------------
cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly-Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the Company agrees forthwith to deliver (or cause to be delivered) to the Administrative Agent pursuant to the Guarantee and Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Guarantee and Security Agreement.

                 (c)  FCC Matters. If after the date hereof there shall be a
                      -----------
change in Law, or the rules or regulations of the FCC, the effect of which is to permit the granting of a security interest in the FCC Licenses held by the Company and its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, execute and deliver all such instruments and documents, and to take such other actions, as shall be necessary, or that the Administrative Agent may reasonably request, in order to create and perfect a first priority security interest in such FCC Licenses in favor of the Lenders.

                 (d)  Additional Restrictions on Subsidiaries. Without, in each
                      ---------------------------------------
instance, the prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not permit any of its Subsidiaries to, whether directly or indirectly, enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, (i) the incurral or payment of Indebtedness, (ii) the granting of Liens,
(iii) the declaration or payment of dividends, (iv) the making of loans, advances or Investments, or (v) the sale, assignment, transfer or other disposition of Property, other than any such prohibition or restraint (A)
                         ----- ----
contained in the Loan Documents (or any of them), or (B) with respect only to the FCC Licenses, contained in the License Management Agreement, or (C) with respect only to particular items of Property (and no other items of Property), contained in security documents creating the Liens covering such Property permitted by Section 8.06(e) hereof.

          8.18   Modifications of Certain Documents. Without, in each instance,
                 ----------------------------------
the prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not, whether directly or indirectly, enter into, suffer to exist or allow to become effective, and shall not permit any of its Subsidiaries to, whether directly or indirectly, enter into, suffer to exist or allow to become effective, any amendment, modification, supplement or waiver of any of the provisions of: (a) its Governing Documents or the Governing Documents of any of its Subsidiaries or any of the Obligors; (b) any of the Capitalization Documents; (c) any of the Material Contracts (other than any sales agency contracts entered into in the ordinary course of business); (d) any of the First Community Bank Loan Documents; (e) any of the TLL Loan Documents (including, without limitation, the TLL Note); (f) any of the Junior Subordinated Notes; (g) any Acquisition Agreement; (h) the License Management Agreement; or (i) any of the other Basic Documents.

          8.19   Supplemental Collateral Documents. The Company shall, from time
                 ---------------------------------
to time upon the request of the Administrative Agent or the Lenders, execute and deliver (and cause each other Obligor to execute and deliver) such documents, agreements and other instruments as shall be necessary, desirable or appropriate to create Liens on Collateral of the Company or such other Obligor as collateral security for the obligations of the Company or such other Obligor hereunder or under the Guarantee and Security Agreement (including, without limitation, the Property referred to in Section 8.20 below).

          8.20   Collateral Accessions, Replacements and/or Substitutions. All
                 --------------------------------------------------------
accessions, additions, betterments, substitutions and/or replacements of all or any portion of the Collateral shall immediately be and become, without the necessity of any further act by the Administrative Agent, any of the Lenders or the Company or any of its Subsidiaries, subject to the Lien and security interest of the Security Documents as fully and completely, and with the same effect, as though originally owned by the Company or its applicable Subsidiary party thereto and specifically described in the granting clauses thereof. Notwithstanding the foregoing, the Company agrees, without in any way intending to derogate the foregoing, that it shall, and shall cause the applicable Subsidiary to, promptly following request therefor by the Administrative Agent, execute, acknowledge and deliver to the Administrative Agent any instrument (including, without limitation, amendments to the Guarantee and Security Agreement and/or New Pilgrim

Deed of Trust and supplemental UCC financing statements and/or amendments to existing UCC financing statements) the Administrative Agent may require to confirm that each such accession, addition, betterment, substitution and/or replacement is and/or continues to be subject to the provisions of the Security Documents, and that the Lien of such Security Documents constitutes a perfected first priority Lien upon and security interest in all of such accessions, additions, betterments, substitutions and/or replacements. Without limiting the generality of the foregoing:

                 (a) With respect to any Collateral acquired or moved after the Closing Date by the Company or any of it Subsidiaries (other than any Property described in paragraphs (b) or (c) of this Section 8.20) as to which the Administrative Agent, for the benefit of the Lenders, does not but pursuant to the provisions hereof is intended to have a perfected security interest, promptly (and, in any event, within thirty (30) days following the date of such acquisition or move) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Collateral and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Collateral, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by Law or as may be requested by the Administrative Agent or the Lenders.

                 (b) With respect to any Smith County, Texas real property interest acquired after the Closing Date by the Company or any of it Subsidiaries as to which the Administrative Agent, for the benefit of the Lenders, does not but pursuant to the provisions hereof is intended to have a perfected Lien and security interest, promptly (and, in any event, within thirty
(30) days following the date of any such acquisition, (i) execute and deliver a first priority deed of trust or mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Administrative Agent and the Lenders with (x) extended coverage title insurance covering such real property complying with the provisions of Section 6.01(u) above, in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof complying with the provisions of Section 6.01(t) above, together with a surveyor's certificate, (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such deed of trust or mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (z) Phase I environmental reports (and where appropriate based upon such Phase I environmental reports and at the request of the Administrative Agent, Phase II environmental reports) with respect to such real property, all in form and substance reasonably satisfactory to the Administrative Agent; and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                 (c) With respect to any new Subsidiary created or acquired after the Closing Date by the Company or any of its Subsidiaries as to which the Administrative Agent, for the benefit of the Lenders, does not but pursuant to the provisions hereof is intended to have a perfected security interest, promptly (and, in any event, within thirty (30) days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement and the Pledge Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such existing

Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Security Agreement and Pledge Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Security Agreement and the Pledge Agreement with respect to such new Subsidiary, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or the Pledge Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          8.21   Restriction on Changes in Fiscal Periods. Without, in each
                 ----------------------------------------
instance, the prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not and shall not permit any of its Subsidiaries to, whether directly or indirectly, change the fiscal year or method of determining fiscal quarters for itself or any of its Subsidiaries. In particular, the Company will not change the last day of its fiscal year from the last day of May of each year, or the last days of the first three fiscal quarters in each of its fiscal years from August 31, November 30 and February 28 (or February 29, as applicable) of each year, respectively.

          8.22   Hazardous Materials.
                 -------------------

                 (a) The Company covenants that it will not, and shall cause each of its Subsidiaries not to, cause, suffer or permit any Hazardous Materials to be generated, manufactured, stored or treated at, on, under or in, or to be emitted, discharged or leaked from, or disposed of, dumped or Released onto or beneath, any real property owned, leased or operated by the Company or any of its Subsidiaries, or at, on, under, in or from any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use or recycling or for treatment, storage or disposal by the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries have an interest, in either case which could reasonably be expected to (i) give rise to liability of the Company or any of its Subsidiaries under any applicable Environmental Law or otherwise result in material costs to the Company or any of its Subsidiaries, or (ii) interfere in any material respect with the Company's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Company or any of its Subsidiaries.

                 (b)  Notices. The Company further agrees to (i) give notice to
                      -------
the Administrative Agent and the Lenders immediately upon it or any of its Subsidiaries acquiring knowledge of the use, presence or storage or alleged use, presence or storage of any Hazardous Materials at, under, above, around, in or on any of such real property or of any Release, with a full description thereof and copies of all materials relating to the manner in which it acquired such knowledge, (ii) promptly comply with all Environmental Laws requiring the removal, remediation, treatment or disposal of such Hazardous Materials or Release and provide the Administrative Agent and the Lenders with satisfactory evidence of such compliance, and (iii) deliver to the Administrative Agent, for the benefit of the Lenders, a bond, letter of credit or similar financial assurance evidencing to the Administrative Agent's and the Lenders' satisfaction that sufficient funds are available to pay the cost of removing, remediating, treating and disposing of such Hazardous Materials or Release and discharging any assessments which may be established on the real property as a result thereof.

          (c) Site Assessments. If the Administrative Agent or the Lenders ever
              ----------------
shall have reason to believe that there has been a Release or that there are Hazardous Materials at, above, beneath or around, or otherwise affecting, any of such real property, the Administrative Agent shall advise the Company in writing of such belief (and the basis therefor), whereupon the Company shall or, if it fails to do so within fifteen (15) days after the Company's receipt of such written advice, the Administrative Agent or the Lenders may contract for the services of one or more Persons (the "Site Reviewers") to perform environmental inspections, samplings, testings and/or site assessments ("Site Assessments") at, above, beneath, around or on such real property for the purpose of determining whether there exists any condition which could result in any liability, costs or expense to the owner, occupier or operator of such real property under any Environmental Law. The Site Assessments may be performed at any time or times upon reasonable notice to the Company, and the Site Reviewers are hereby authorized to enter upon such real property for the purpose of conducting such testing as they believe necessary or appropriate. The Company agrees to supply to the Site Reviewers such historical and operational information regarding such real property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, the Administrative Agent or the Lenders (or, as the case may be, the Company) shall make the results of such Site Assessments fully available to the Company (or, as the case may be, the Administrative Agent and the Lenders). Prior to an Event of Default, the Company may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by the Company upon demand of the Administrative Agent or the Lenders and constitute part of the Indebtedness relating to the Loan secured by the Security Documents.

          (d) Right to Remove Hazardous Materials. The Administrative Agent and
              -----------------------------------
the Lenders shall have the right, but not the obligation, without in any way limiting their other rights and remedies hereunder or under any of the other Loan Documents, to enter onto such real property or to take such other actions as it deems necessary or advisable to investigate, clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Release. All costs and expenses paid or incurred by the Administrative Agent or the Lenders in the exercise of any such rights shall constitute part of the Indebtedness relating to the Loan secured by the Security Documents and shall be payable by the Company upon demand of the Administrative Agent or the Lenders.

          (e) Indemnification. Irrespective of whether or not any Site
              ---------------
Assessments are conducted and notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, the Company, for itself and each of its Subsidiaries (and each of their respective members, partners, shareholders, directors, officers, agents and employees), hereby (i) releases and discharges the Administrative Agent and each of the Lenders, the trustee under any Security Document, all purchasers of such real property, the various representatives (whether legal or otherwise) and agents of the Administrative Agent, the Lenders, the trustee and such purchasers, each of their respective partners, members, shareholders, directors, officers and employees of the foregoing and all of their respective heirs, devisees, executors, administrators, personal representatives, successors and assigns (collectively, the "Environmental Indemnitees") from, (ii) indemnifies and holds each of them harmless for, from and against, and (iii) agrees to defend and reimburse each of them for, any and all claims, demands, proceedings, actions, suits, judgments, settlements, liabilities (including strict liability), losses, damages (including both foreseeable and unforeseeable consequential and "exemplary" or "punitive" damages), expenses (including, without limitation, consultants' fees, investigation and laboratory fees, reasonable attorneys' fees and costs of clean-up, closure, detoxification and other required or necessary remedial measures), fines, penalties, costs of settlements and/or judgments and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of any Security Document) be paid, incurred or suffered by or asserted against any of such Environmental Indemnitees for, with respect to or as a direct or indirect result of the use, manufacture, generation, storage or presence at, in, on, around, above or under (regardless of the source of emanation or generation thereof), or the escape, seepage, leakage, spillage, discharge, emission or release under, onto or from, any of such real property of any Hazardous Materials or any Release or arising out of or resulting from the applicability of any Environmental Law (including, without limitation, CERCLA, any so-called federal, state or local "Superfund" or "Superlien" Laws and/or the application of any concepts or constructs of contribution, indemnity, subrogation or responsibility set forth therein), regardless of whether or not caused by or within the control of the Company, any of its Subsidiaries, or any such Environmental Indemnitees.

     8.23 Additional Restrictions. Without, in each instance, the prior written
          -----------------------
consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, the Company shall not and shall not permit any of its Subsidiaries to, whether directly or indirectly:

          (a) Leases. Become liable in any way (whether directly or by
              ------
assignment or as a guarantor or other surety) for the obligations of the lessee under any operating Lease, except for those Leases appearing on Schedule 7.21
                                                                -------------
attached hereto and except for new leases of retail space (or additions to or replacements for existing retail space) entered into by the Company in the ordinary course of business from bona-fide third parties and the monthly amount of rent (and all other charges) payable thereunder does not exceed $9,000.00;

          (b) Sale or Discount of Receivables. Sell, with or without recourse,
              -------------------------------
at a discount, or otherwise sell for less than the face value thereof, notes or accounts receivables, other than in connection with trade discounts in the ordinary course of business; provided, however, that the Company may pledge its
                             --------  -------
accounts receivable (and proceeds thereof) as security for either or both of the First Community Bank Loans;

          (c) Guaranties or Contingent Obligations. Create, become liable for or
              ------------------------------------
otherwise enter into any guaranty or contingent liability arrangement, except
(i) endorsements for collection or deposit in the ordinary course of business,
(ii) those guaranties or contingent liabilities listed as such in Part A of
Schedule 7.12 and renewals, extensions, modifications and replacements thereof
-------------
entered into after the Closing Date that do not increase the amount thereof or provide for materially less favorable terms to the Company or any of its Subsidiaries, and (iii) guaranties and contingent liabilities arising in connection with Dispositions permitted by Section 8.05(d) above (in no event to exceed the amount of consideration received by in connection with such Disposition);

          (d) Amendments to Loan Documents. Enter into, suffer to exist or
              ----------------------------
become or remain subject to any agreement or instrument that would prohibit or restrict (including by way of a covenant, representation or warranty or event of default), or require the consent of any third Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Loan Documents;

          (e) Designation of Senior Indebtedness. Designate or permit the
              ----------------------------------
designation of any Indebtedness as "Designated Senior Indebtedness" or having a lien or repayment priority senior to that of the Indebtedness relating to the Loan;

          (f) Tax Sharing Arrangements. Enter into or permit to exist any tax
              ------------------------
sharing
agreement or similar arrangement;

          (g) Take or Pay Contracts. Enter into or be a party to any arrangement
              ---------------------
for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made regardless of whether such materials, supplies, other property or services are delivered or furnished to it;

          (h) State of Formation. Change its state of organization, formation or
              ------------------
incorporation;

          (i) Management Incentive Plan; Bonus. Adopt any new or modify any
              --------------------------------
existing management incentive plan or agreements or arrangements of like effect or intent; or pay or declare payable any bonus or other type of incentive compensation to either J. Kernan Crotty or Robert M. McMurrey which, when aggregated with other bonus or incentive compensation amounts previously paid or declared payable during such fiscal year to J. Kernan Crotty or Robert M. McMurrey, would exceed the sum of $100,000.00;

          (j) Interference with Administrative Agent Acquiring Knowledge.
              ----------------------------------------------------------
Interfere with, or make more inconvenient, difficult or expensive, the Administrative Agent obtaining knowledge of matters relating to the Company or any of its Subsidiaries; or

          (k) Adverse Activities. Enter into, or permit any of its Affiliates or
              ------------------
related Persons or any of its or any of its Affiliates' or related Persons' respective members, partners, directors, executive officers or shareholders to enter into, any agreement, or do or refrain from doing, or permit any of its Affiliates or related Persons or any of its or any of its Affiliates' or related Persons' respective members, partners, directors, executive officers or shareholders to do or refrain from doing, any act, in each case which might delay, limit, restrict, impede or otherwise adversely affect the ability of the Company to comply with its obligations under this Agreement and the other Loan Documents.

     8.24 Subrogation. To the extent that any proceeds of the Indebtedness
          -----------
relating to the Loan heretofore have been or hereafter are used to pay or discharge any other Lien, charge or encumbrance affecting all or any portion of the Collateral, the Administrative Agent, for the benefit of the Lenders, shall be subrogated to all rights, interests and Liens owned or held by the owner or holder thereof, irrespective of whether such Liens, charges and encumbrances heretofore have been or hereafter are released of record.

     8.25 No Merger or Extinguishment. If the Administrative Agent, for the
          ---------------------------
benefit of the Lenders, or any of the Lenders shall at any time hereafter acquire title to all or any portion of the Collateral, then, until the Indebtedness relating to the Loan shall have been paid in full: (a) the interests of the Lenders under the Security Documents and the Lien of the Security Documents shall not be extinguished or merge or become merged in or with the estate or interests of the Lenders as holders and owners of title to all or any portion of the Collateral, regardless of how such title was acquired (including, but not limited to, by foreclosure or trustee's sale of a Lien prior or subordinate to the Lien of the Security Documents); (b) if the Lenders also are the owners at that time of a leasehold estate in all or any portion of the Collateral, the leasehold estate of the Lenders therein shall not be extinguished or merged or become merged in or with the estate or interests of the Lenders as holders and owners of fee title to the Collateral (or any portion thereof); and (c) until payment in full of the Indebtedness relating to the Loan, the various estates of the Lenders in the Collateral, the Lien of the Security Documents and the interests of the Lenders thereunder shall continue in full force and effect to the same extent as if the Lenders had not acquired title to the Collateral, and the Indebtedness relating to the Loan shall not be deemed extinguished, satisfied or discharged.

     8.26 Estoppel Certificates. The Company agrees that at any time and from
          ---------------------
time to time after the Closing it shall, at its own expense, no later than ten
(10) days following delivery thereof by the Administrative Agent or any of the Lenders, execute, acknowledge and return to the Administrative Agent (or, as applicable, the Lender furnishing the same), or to any Person designated by the Administrative Agent (or, as applicable, the Lender furnishing the same), the form of estoppel certificate so furnished.

     8.27 Future Advances; Additional Indebtedness. The Company agrees that the
          ----------------------------------------
Security Documents also shall secure all funds at any time hereafter advanced or re-advanced by the Administrative Agent or the Lenders to or for the benefit of the Company or any of its Subsidiaries, whether such future advance occurs pursuant to any provision of any of the Loan Documents or otherwise, as well as all other debts and liabilities of every kind or nature whatsoever now owed or which hereafter may become owed by the Company or any Obligor or any future owner of the Collateral (or any portion thereof) to the Lenders.

     8.28 Protection of Lender's Security; Rights of Entry, Inspection and Cure.
          ---------------------------------------------------------------------
Upon any failure by the Company to make any payment or perform any other obligation required hereunder or under any of the other Loan Documents, the Administrative Agent or the Lenders, without intending to limit any other provision of this Agreement or any of the other Loan Documents and without notice to or demand upon the Company or any of its Subsidiaries or any other Obligor and without waiving or releasing the Company or any Obligor from any of its obligations hereunder or under any of the other Loan Documents, may, but need not, make any such payment and/or comply with, keep, observe or perform any such obligation on behalf of the Company. The Administrative Agent or the Lenders also may make such appearances, advance and/or disburse such sums and take such other actions the Administrative Agent or the Lenders deem necessary or appropriate to protect the Collateral or any portion thereof or title thereto or all or any portion of the Lenders' respective interests therein or the Lien of any of the Security Documents. The making of any such payment by the Administrative Agent or the Lenders or the performance of any such obligation on behalf of the Company shall constitute conclusive evidence of the necessity therefor and the reasonableness thereof. For such purpose, each of the Lenders and the Administrative Agent shall have the right to enter upon any real property constituting part of the Collateral, as well as upon any other real property where items of the Collateral may be kept, without thereby becoming liable to the Company or any of its Subsidiaries or any Obligor or any other Person in possession thereof holding by, through or under the Company or any of its Subsidiaries or any Obligor. All fees, charges, costs and expenses incurred, and all amounts and sums disbursed, by the Administrative Agent or the Lenders in exercising its rights under this Section 8.28 or in exercising any similar rights granted to the Administrative Agent or the Lenders under any other provision hereof or any of the other Loan Documents (including, but not limited to, all amounts, fees, charges, expenses and disbursements incurred or disbursed in obtaining a judgment or decree of surrender and delivery of possession) shall become due and payable immediately after written demand therefor, shall bear interest at the "Post-Default" or "Default" rate set forth in the Loan Documents from the date so incurred or expended until the date reimbursed in full, shall be added to the Indebtedness relating to the Loan and constitute a Lien on the Collateral prior to any right, title or interest therein or claim thereon attaching or accruing subsequent to the Lien of the Security Documents and shall be secured by the Security Documents. The Company, for itself and each of it Subsidiaries and Obligors, hereby irrevocably constitutes and appoints the Administrative Agent and each of the Lenders, and each of their respective agents, representatives, employees and designees, such Person's attorney-in-fact, coupled with an interest, for the purpose of performing all acts on such Person's behalf necessary to effectuate the intent of this Section 8.28, and authorizes and empowers the Administrative Agent and each of the Lenders, and each of their respective agents, representatives, employees and designees, to enter upon at any time and from time to time (as often as the Administrative Agent or the Lenders deem appropriate) any real property constituting part of the Collateral, as well as upon any other real property where items of the Collateral may be kept, for the purposes of inspection and of complying with, observing and performing any rights of cure granted to the Administrative Agent or the Lenders herein or in any of the other Security Documents; provided, however, that neither the Administrative Agent nor any of
           --------  -------
the Lenders shall have any obligation to the Company, any of its Subsidiaries, any of the Obligors or any third-party to undertake or to disclose the results of any such inspection, or liability to the Company, any of its Subsidiaries, any of the Obligors or any third-party for failing to inspect or for the manner in which it conducts any such inspection. The aforesaid power of attorney shall survive the death or disability of the principal, and the Company, for itself and each of its Subsidiaries and Obligors, hereby ratifies any and all acts which the Administrative Agent or the Lenders (or any of their respective agents, representatives, employees or designees) shall lawfully do or cause to be done by virtue thereof. Nothing contained in this or any other provision of any of the Loan Documents, however, shall be construed as (a) requiring the Administrative Agent or the Lenders to advance or expend monies, incur any cost or expense or do any act for any purpose mentioned in such provisions or for any other purpose whatsoever; or (b) authorizing the operation of any radio facility without due authority from the FCC.

     8.29 Permitted Actions by Lender. Neither the Administrative Agent nor any
          ---------------------------
of the Lenders shall be required to commence proceedings against the Company or any of its Subsidiaries or any Obligor, or to refuse to extend time for payment or otherwise to modify the terms of payment of the Loan by reason of any demand made by the Company or any of its Subsidiaries or any Obligor. Without affecting the liability of any Person for payment of all or any portion of the Indebtedness relating to the Loan, the Administrative Agent's or the Lenders' rights or abilities to exercise any right, remedy, benefit, privilege or power herein or in any of the other Loan Documents provided or by Law or equity conferred, or the Lien of the Security Documents on the remainder of the Collateral for the full amount of any such Indebtedness relating to the Loan remaining unpaid, the Administrative Agent or the Lenders may from time to time and without notice: (a) release, add or substitute any Person liable for payment of all or any portion of the Indebtedness relating to the Loan; (b) grant any forbearance, indulgence, extension of time or otherwise alter the terms of payment of any of the Indebtedness relating to the Loan; (c) accept additional real or personal property of any kind as security therefor; and/or (d) alter, substitute or release any property securing the Indebtedness relating to the Loan.

     8.30 Waivers By The Company. The Company, for itself and each of its
          ----------------------
Subsidiaries and the Obligors, as well as for all endorsers, guarantors and other Persons now or hereafter becoming liable for all or any portion of the Indebtedness relating to the Loan, all Persons who at any time hereafter may become holders of any junior Liens upon all or any portion of the Collateral and all Persons claiming by, through or under any of the foregoing, hereby: (a) agrees to any and all extensions of time for payment and other modifications, indulgences or waivers of any of the terms of any of the Loan Documents, and to any and all realizations, compromises, releases, exchanges or substitutions of any security (or portions thereof) given to secure the repayment of the Indebtedness relating to the Loan, in each case at any time or from time to time, without notice; (b) covenants that no such extension, modification, waiver, realization, compromise, exchange, release or substitution, and no other indulgence given by the Administrative Agent or the Lenders, shall impair, release, discharge or otherwise modify or affect in any respect the liability of the Company or any of the Obligors or preclude the Administrative Agent or the Lenders from realizing upon any security (or portion thereof) or from obtaining any other relief provided for under the Loan Documents or otherwise available to them at Law or in equity; (c) agrees to offsets of any sums or property owed to it by the Administrative Agent or the Lenders at any time; (d) waives all counterclaims and setoffs to which it otherwise may be entitled; (e) waives, to the fullest extent permitted by Law, any and all applicable homestead, exemption, stay, redemption, marshalling of assets, order of sale, moratorium, valuation and appraisal Laws now or hereafter in force or effect; (f) waives diligence, presentment and demand for payment, protest and notice of protest, demand and dishonor, notice of dishonor, notice of non-payment, notice of acceleration and/or of maturity and all other notices which it lawfully may waive; (g) waives, to the fullest extent permitted by Law, the right to demand a trial by jury and/or to assert the statute of limitations as a defense in any action brought by the Administrative Agent or any of the Lenders and agree that all issues in any such proceeding shall, at the option of the Administrative Agent or the applicable Lender, be decided and determined by the judge of the court in which such proceeding is pending; (h) waives the benefits of the provisions of A.R.S. ss.ss. 12-1641 and 12-1642 and of any comparable or similar provisions contained in the rules or statutes of any other jurisdiction that may be found to be applicable (including, without limitation, the jurisdiction in which any of the Collateral constituting real property may be located), as the same now exist or hereafter may be amended; and (i) waives any defense arising by reason of any disability or other defense of any other Person or by reason of the cessation from any cause whatsoever of the liability of any other Person.

     8.31 Further Assurances. The Company shall, at its own expense at any time
          ------------------
and from time to time, execute, acknowledge, deliver and file or record, or cause to be executed, acknowledged, delivered and filed or recorded, such additional instruments, certificates or documents, and take or cause to be taken all such other and further actions, as the Administrative Agent reasonably may request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or for more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Company or any of its Subsidiaries which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or any of the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Company or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

     ARTICLE IX    EVENTS OF DEFAULT

If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

     9.01 The Company shall: (a) default in the payment of any principal or interest on the Loan when due (whether on a regularly-scheduled installment payment date, at stated maturity or otherwise); or (b) default in the payment of any fee, charge or other amount payable by it hereunder or under any of the other Loan Documents when due, if such default in the payment of fees, charges or other amounts shall have continued unremedied for two (2) or more Business Days; or

     9.02 The Company, any of its Subsidiaries or any Obligor shall default in the payment when due of any principal, interest, fee, charge or other amount on any of its other Indebtedness (including, without limitation, any Indebtedness owed to First Community Financial Corporation); or the occurrence of any other event specified in any note, agreement, indenture or other document evidencing or relating to any such other Indebtedness, the effect of which is to constitute or to cause to occur (whether with or without the giving of notice or the lapse of time or both) a breach or default under any such note, agreement, indenture or other document evidencing or relating to any such other Indebtedness; or the First Community Bank Loan Documents shall cease to be in full force and effect (whether because the Indebtedness evidenced thereby has been paid in full, or otherwise); or

     9.03 Because of any act or omission of the Company or any of its Subsidiaries, any controversy or dispute shall arise between or among the Lenders, on the one hand, and one or more of First Community Financial Corporation, any of the holders of the TLL Note and/or any of the holders of the Junior Subordinated Notes, on the other, relating to their respective rights to be paid or to their respective security interests in and to the various Properties of the Company and/or any of its Subsidiaries; or

     9.04 Any representation, warranty or certification made or deemed to have been made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by the Company or any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

     9.05 The Company shall abandon all or any material portion of the Collateral, or shall commit or suffer waste to be committed with respect thereto, or shall cease to conduct business operations in the normal course, or shall default in the performance of any of its obligations under Article VIII of this Agreement; or any Obligor shall default in the performance of any of its obligations under Section 6.02 of the Guarantee and Security Agreement; or

     9.06 The Company or any Obligor shall default in the performance of any of its other Obligations under this Agreement, the Guarantee and Security Agreement or any of the Loan Documents to which it is a party (i.e., other than those obligations specifically referred to in other provisions of this Article IX) and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Company by the Administrative Agent or any Lender; or

     9.07 The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

     9.08 The Company or any of its Subsidiaries shall: (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property; (b) make a general assignment for the benefit of its creditors; (c) commence a voluntary case under any Bankruptcy Law; (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts; (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any Bankruptcy Law; or (f) take any corporate action for the purpose of effecting any of the foregoing; or

     9.09 A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking: (a) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts; (b) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like for the Company or such Subsidiary or for all or any substantial part of its Property; or (c) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or (d) an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under any Bankruptcy Law; or

     9.10 A final judgment or judgments for the payment of money of $50,000.00 or more in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or irrevocable provision for its discharge by any insurance carrier admitting liability therefor in writing shall not have been made), or a stay of execution thereof shall not be procured, within thirty
(30) days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     9.11 An event or condition specified in Section 8.01(h) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Lenders, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; or

     9.12 A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries or any Affiliate of the Company or any of its Subsidiaries, or against any predecessor-in-interest of the Company or any of its Subsidiaries or any Affiliates of the Company or any of its Subsidiaries, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Lenders, is reasonably likely to be determined adversely to the Company or any of its Subsidiaries (or any of their respective Affiliates), and the amount thereof could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries); or

     9.13 Any one or more of the following events shall occur and be continuing:

          (a) either J. Kernan Crotty or Robert M. McMurrey shall cease for any reason to be actively involved in the daily operation and strategic direction of the business of the Company and its Subsidiaries (unless a permanent replacement with knowledge and experience in the Paging Business reasonably acceptable to the Lenders shall have been appointed prior thereto); or

          (b) the cumulative sale or disposition, from and after the date hereof, of more than 1,000,000 shares of Capital Stock of the Company by any or all of the Management Stockholders and members of the TLL Group (fully adjusted for stock splits, stock dividends, reverse stock splits and other similar adjustments); or

          (c) any Person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 13(d) and 14(d) of the Exchange Act), other than the Management Stockholders and the CIVC Group (or, to the extent the interests of the CIVC Group are acquired by the TLL Group, the Management Stockholders and the TLL Group), becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than ten percent (10%) of the Capital Stock of the Company on a fully-diluted basis (in other words, giving effect to the potential exercise of any warrants, options and conversion and other rights); or the occurrence of any event such that the Company shall be deemed to have undergone a change of control for FCC purposes; or

          (d) during any period of 12 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals
(i) who were members of said Board
on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in the preceding clause (i) constituting at the time of such election or nomination at least a majority of said Board, or
(iii) whose election or nomination to said Board was approved by individuals referred to in the preceding clauses (i) and (ii) constituting at the time of such election or nomination at least a majority of said Board; or

          (e) without, in each instance, the prior written consent of the Administrative Agent and each of the Lenders, which consent may be given or withheld in their respective sole and absolute discretions and, if given, under such conditions as each of the Lenders and the Administrative Agent, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then-existing, there shall be any change in the names or holdings of any of the shareholders of the Company listed on Schedule 7.14
                                                             -------------
attached hereto; or

     9.14 The Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, as agent for the Lenders, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the binding nature, enforceability, legality, priority or validity thereof or of any of the Loan Documents shall be challenged or contested by the Company or any other Person; or

     9.15 Except as a result of payment in full of the Indebtedness relating to the Loan in accordance with the terms of this Agreement and the Amended and Restated Note, the Guaranty and Security Agreement or any of the other Loan Documents shall for whatever reason be terminated or cease to be in full force and effect, or the binding nature, enforceability, legality, priority or validity of any thereof shall be challenged or contested by the Company or any other Person; or

     9.16 The Indebtedness under any of the TLL Note or any of the Junior Subordinated Notes shall cease to be fully and validly subordinated to the Indebtedness relating to the Loan; or

     9.17 The Indebtedness relating to the Loan shall become subordinated to the Indebtedness relating to either or both of the First Community Bank Loans; or

     9.18 The Company or any of its Subsidiaries shall suffer the cancellation, non-renewal or adverse modification of any one or more of the Paging Licenses or radio channels authorized under the Paging Licenses that, in the aggregate, in the judgment of the Lenders, could (either individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect and which cancellation, non-renewal or adverse modification is not appropriately remedied, to the reasonable satisfaction of the Lenders, within thirty (30) days thereafter; or

     9.19 Any breach, default or non-compliance, or event, circumstance or condition which with the giving of notice, the passage of time or both would constitute a breach, default or non-compliance, on the part of the Company or any of its Subsidiaries shall occur under any of the Basic Documents; or

     9.20 Except for the First Community Bank Loans, the stated maturity date of any other Indebtedness of the Company (other than trade payables and equipment leases incurred in the ordinary course of business) shall not be at least one
(1) year later than the stated maturity date of the Loan; or except for the First Community Bank Loans, but subject nevertheless to the provisions of Sections 9.02 and

9.03 above, the accelerated maturity date of any other Indebtedness of the Company (other than trade payables or equipment leases incurred in the ordinary course of business) shall not be at least thirty (30) days later than the accelerated maturity date of the Loan, in each case pursuant to instruments in form and substance satisfactory to the Administrative Agent and the Lenders in their respective sole and absolute discretions; or

     9.21 Any Governmental Authority or other Person shall take any action, or any other event occurs (including, without limitation, the Incapacity of the Company or any of its Subsidiaries or any of the Obligors), in each case which the Administrative Agent or the Lenders reasonably believes will adversely affect the Company's or any Obligor's ability to pay the Indebtedness relating to the Loan; or

     9.22 There shall occur any material adverse change in the financial condition or business affairs of the Company or any of its Subsidiaries or any of the Obligors; or the Administrative Agent or the Lenders reasonably determines, in good faith, that its security or the likelihood of the Loan being repaid has been, is being or is about to be materially impaired;

THEN:

     (A) in the case of any Event of Default other than one referred to in Sections 9.08 or 9.09 above with respect to the Company, the Administrative Agent may, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Company hereunder or under any of the Loan Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and

     (B) in the case of the occurrence of an Event of Default referred to in Sections 9.08 or 9.09 above, the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Company hereunder or under any of the Loan Documents automatically shall become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

     ARTICLE X   THE ADMINISTRATIVE AGENT

     10.01 Appointment, Powers and Immunities. Each of the Lenders hereby
           ----------------------------------
irrevocably appoints and designates the Administrative Agent to act as its agent hereunder and under the other Loan Documents, and irrevocably authorizes such Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
10.05 and the first sentence of Section 10.06 hereof shall include reference to its Affiliates and its own and its Affiliates' shareholders, officers, directors, members, partners, employees, agents, attorneys, other advisors and attorneys-in-fact):

           (a) shall have no duties or responsibilities, except those expressly set forth in this Agreement or in any of the other Loan Documents, and shall not by reason of this Agreement or any of the other Loan Documents be a trustee for or have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Loan Documents or otherwise exist against the Administrative Agent;

           (b) shall not be responsible in any manner to the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Subsidiaries or any officer thereof contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any of the Lenders under or in connection with, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

           (c) shall not, except to the extent expressly instructed by the Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the other Loan Documents;

           (d) shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Loan Documents, or to inspect the properties, books or records of the Company or any of it Subsidiaries; and

           (e) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any of the other Loan Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted solely and proximately from its own gross negligence or willful misconduct in breach of a duty owed to the party asserting liability.

The Administrative Agent may employ agents and attorneys-in-fact for the purposes of executing any of its duties hereunder or under any of the other Loan Documents, and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, however, that the Administrative Agent
                           --------  -------
shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of an Amended and Restated Note as the holder thereof for all purposes hereof unless and until an Assignment and Acceptance in the form of Exhibit J to the Existing
                                                      ---------
Credit Agreement shall have been delivered to the Administrative Agent.

     10.02 Reliance by Administrative Agent. The Administrative Agent shall be
           --------------------------------
entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Amended and Restated Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Loan Documents unless it first shall have received such advice or concurrence of the Lenders to authorize or require such action as it deems appropriate or it first shall have received from the Lenders an indemnification to its satisfaction against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with instructions given by or a request of the Lenders to take such action or to refrain from taking any action, and such instructions or requests of such Lenders and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and all future holders of the Loan.

     10.03 Defaults. The Administrative Agent shall not be deemed to have
           --------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall (subject to
Section 10.07 hereof) take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders; provided, however, that
                                                        --------  -------
unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the prior consent or authorization of the Lenders).

     10.04 Rights as a Lender. With respect to the portion of the Loan made or
           ------------------
renewed by it (if any), the Administrative Agent (and any successor Administrative Agent) shall have the same rights and powers hereunder and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Lender. Without limiting the generality of the foregoing, Pilgrim (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company or any of its Subsidiaries (or any of their Affiliates) as though it were not acting as the Administrative Agent, and Pilgrim (and any such successor) and its Affiliates may accept fees and other consideration from the Company and/or any of its Subsidiaries (or any of its Affiliates) for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders.

     10.05 Indemnification. The Lenders agree to indemnify the Administrative
           ---------------
Agent in its capacity as such (to the extent not reimbursed by the Company under
Section 11.03 hereof and without limiting the obligations of the Company under said Section 11.03 to do so), ratably in accordance with the respective principal amount of the Loan held by the Lenders, for, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the payment of the Loan) be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of or by reason of this Agreement, any of the other Loan Documents, any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for any portion of
           --------  -------
such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted solely and proximately from the Administrative Agent's gross negligence or willful misconduct in breach of a duty owned to such Lender. The agreements in this Section 10.5 shall survive the payment of the Loan and all other amounts payable hereunder or under any of the other Loan Documents.

     10.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender
           ------------------------------------------------------
expressly acknowledges and agrees that neither the Administrative Agent or any of its Affiliates, nor any of their respective partners, members, shareholders, officers, directors, employees, agents, attorneys, other advisors or attorneys-in-fact, have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company or any of its Subsidiaries, or any Affiliate of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender specifically represents and warrants to the Administrative Agent that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries (and their respective Affiliates) and made its own decision to make the Loan and enter into this Agreement. Each Lender also represents and warrants that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or under any of the other Loan Documents, and to undertake such investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries (and their respective Affiliates). The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company or any of its Subsidiaries of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects, or creditworthiness of the Company or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Administrative Agent or any of its Affiliates or any of their respective partners, members, shareholders, officers, directors, employees, agents, attorneys, other advisors or attorneys-in-fact.

     10.07 Failure to Act. Except for action expressly required of the
           --------------
Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     10.08 Successor Administrative Agent. The Administrative Agent may resign
           ------------------------------
at any time by giving ten (10) days' advance written notice to the Lenders and the Company. Upon any such resignation, the Lenders shall appoint a successor Administrative Agent (but only with the consent of the Company, which consent shall not be unreasonably withheld or delayed, if such successor Administrative Agent is not a Lender), whereupon such successor agent shall succeed to the rights, powers and duties hereunder and under the other Loan Documents of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the Lenders or any of the other parties to this Agreement. If no successor agent shall have accepted such appointment within thirty (30) days following the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent's resignation nevertheless shall be effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder and under the other Loan Documents until such time, if any, as the Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

     10.09 Consents under Other Loan Documents. Except as otherwise provided in
           -----------------------------------
Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided,
                                                                    --------
however, that without the prior consent of each Lender, the Administrative Agent
-------
shall not (except as provided herein or in the Security Documents): (a) release any Collateral or otherwise terminate any Lien under any Security Document providing for collateral security; (b) agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Lenders thereto); (c) alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents; or (d) release any Guarantor under any Security Document from its guarantee obligations thereunder. Notwithstanding the foregoing, the Administrative Agent is hereby irrevocably
-----------------------------
authorized by each of the Lenders to release any Lien covering Property of the Company or any of its Subsidiaries (and to release any such Guarantor) that is the subject of either a disposition of Property permitted under this Agreement or to which the Lenders previously have consented in writing pursuant to Section
11.04 below.

     10.10 Withholding Tax. To the extent required by any applicable law, the
           ---------------
Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 5.02(c) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Section 5.02(c) and this Section 10.10.

     ARTICLE XI     MISCELLANEOUS

     11.01 Waiver Requirements; Availability of Remedies. No failure on the part
           ---------------------------------------------
of the Administrative Agent or any Lender to exercise, no delay in exercising and no course of dealing with respect to, any remedy, right, power or privilege under this Agreement or any of the other Loan Documents or at Law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise of any remedy, right, power or privilege under this Agreement or any of the other Loan Documents or at Law or in equity preclude any other or further exercise thereof or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided for herein are cumulative and not exclusive of any remedies, rights, powers or privileges otherwise available at Law or in equity, and each may be pursued singularly, consecutively or concurrently with any other(s) and as often as may be deemed expedient. No remedial action taken by the Administrative Agent or any of the Lenders (including, without limitation, the accrual or collection of late charges and/or the accrual or collection of interest at the "default rate") shall constitute a cure or waiver of or an election of remedies with respect to any failure of performance, observance or compliance by the Company or any Obligor, or waive or modify any notice thereof, or prejudice any other rights, powers, privileges or remedies otherwise available to the Administrative Agent or the Lenders. No provision of this Agreement, breach thereof, or right to exercise any right, privilege, power or remedy due to any breach shall be deemed to have been waived unless contained in a written instrument signed by the party sought to be charged thereby. Any waiver given as provided in the preceding sentence shall apply only to the particular instance and at the particular time, and no such waiver shall be considered a continuing one or construed as applying to any other provision hereof or breach thereof, or breach of the same provision occurring at any earlier or subsequent point in time, or other available privilege, power, right or remedy. The Company irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement or any of the other Loan Documents should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Agreement or any of the other Loan Documents, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Company shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company.

     11.02 Notices. All notices, demands, consents, requests or other
           -------
communications ("Notices") pertaining in any manner to this Agreement shall be in writing, signed by the party giving the same (or its legal counsel), and sent either by confirmed facsimile transmission, recognized independent courier service or certified mail, return receipt requested, in each case with delivery or postage charges prepaid, to the party intended to be the recipient thereof at the "Address for Notices" specified below its name on the signature pages hereof (or at such other address as previously may have been furnished in writing by Notice given by the intended recipient to the sender in the manner as Notices provided for in this Section 11.02). If given as provided above, Notices conclusively shall be deemed to have been received: (a) when actually received, if sent by confirmed facsimile transmission; (b) on the next Business Day following the date of its deposit with a reputable independent local messenger or overnight courier service (such as Federal Express) for "next Business Day" delivery; or (c) four (4) Business Days after deposit with an official depository of the U. S. mail. Refusal to accept delivery or to sign a receipt therefor, or inability to deliver because of a changed address of which prior Notice has not been given as provided above, shall constitute actual receipt.

     11.03 Expenses and Indemnification.
           ----------------------------

           (a) The Company, for itself and each of the other Obligors, agrees to pay or reimburse each of the Lenders and the Administrative Agent, promptly following written demand, for:

               (i) any and all amounts at any time paid or incurred by the Administrative Agent (including, without limitation, the costs of accountants, appraisers, engineers, environmental consultants, receivers, surveyors and other professionals and the expenses and reasonable fees of attorneys, including, without limitation, the expenses and reasonable attorneys' fees of Carson Messinger Elliott Laughlin & Ragan, P.L.L.C., special Arizona counsel to the Administrative Agent, and Messrs. Dow,

Lohnes and Albertson of Washington, D.C., special FCC counsel to the Administrative Agent) in connection with, relating to or arising out of (A) the negotiation, preparation, execution, delivery and/or filing or recording of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith and the making of the Loan hereunder, and/or
(B) the negotiation, preparation, execution, delivery or filing or recording of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated);

               (ii) any and all amounts at any time paid or incurred by the Administrative Agent and/or any of the Lenders (including, without limitation, the costs of accountants, appraisers, engineers, environmental consultants, receivers, surveyors and other professionals and the expenses and reasonable fees of attorneys) in connection with, relating to or arising out of (A) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings or (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (B) any failure by the Company or any of the Obligors or any of their respective Affiliates or related Persons to comply with, observe and/or perform any of their obligations hereunder or under any of the other Loan Documents strictly in accordance with the provisions hereof or thereof, (C) any and all efforts by the Administrative Agent and/or any of the Lenders to monitor such compliance, observance or performance and/or to undertake such compliance, observance or performance itself (whether directly or through an agent) following any failure of the Company or any of the Obligors or any of their respective Affiliates or related Persons to do so, (D) any threatened, pending or contemplated action, arrangement, dispute or proceeding in which the Administrative Agent and/or any of the Lenders is or might be made a party or witness and which affects or might affect this Agreement, one or more of the other Loan Documents, all or any portion of the collateral for the Loan or title thereto or any of the Administrative Agent's and/or any of the Lenders' respective liens thereon or security interests therein, (E) any exercise or attempted exercise of any of the Administrative Agent's and/or any of the Lenders' respective permitted rights, powers, remedies, benefits or privileges under this Agreement or any of the other Loan Documents, or at Law or in equity, (F) any and all actions taken by or on behalf of the Administrative Agent and/or any of the Lenders relating to the protection or preservation of all or any portion of the collateral for the Loan (including, without limitation, performing any one or more of the Company's or the Obligors' (or any of their respective Affiliates' or related Persons') duties, responsibilities or obligations hereunder or under any of the other Loan Documents), and/or (G) the enforcement of this Section 11.03; and

               (iii) all transfer, stamp, documentary, excise or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein or any amendment, supplement or modification thereof or waiver or consent thereto.

          (b) The Company, for itself and each of the other Obligors, hereby agrees to indemnify, hold harmless and defend the Administrative Agent and each of the Lenders, their respective Affiliates and related Persons, the representatives (whether legal or otherwise) and agents of the Administrative Agent, each of the Lenders and their respective Affiliates and related Persons, the members, partners, shareholders, directors, officers and employees of each of the foregoing, and their respective heirs, devisees, executors, administrators, personal representatives, successors and assigns (collectively, the

"Indemnitees") for, from and against, to reimburse each of the Indemnitees for, to waive, renounce, release and discharge the Indemnitees from and not to assert or raise or allow any of its Subsidiaries or any of the other Obligors to assert or raise against the Indemnitees, any and all claims, demands, actions, causes of action, suits, judgments, liabilities, obligations, damages, losses, fines, penalties, charges, fees and expense (including, without limitation, reasonable attorneys' fees and disbursements) of any kind or nature whatsoever, whether founded in tort, contract or otherwise, which may be imposed upon or incurred by or asserted against any of the Indemnitees or against all or any portion of the Collateral (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or such Lender is a party thereto) arising out of, by reason of, in connection with or directly or indirectly relating to:

               (i) any investigation, litigation or other proceedings (whether actual or threatened) in any way relating to the Loan or to any use (whether actual or proposed) by the Company or any of its Subsidiaries of the proceeds thereof; or

               (ii) the execution, delivery, performance, enforcement or administration of the Loan Documents or any of them; provided, however, that in
                                                     --------  -------
connection with the "administration" of the Loan Documents (as opposed to their execution, delivery, performance or enforcement), the Company's and each of the other Obligor's reimbursement obligations under this clause (ii) shall be limited to $25,000.00 per year; or

               (iii) any Claim arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor-in-interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor-in-interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or such Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility; or

               (iv) any breach of the Company's or any of its Subsidiaries' representations or warranties contained in this Agreement or in any of the other Loan Documents or any failure by the Company or any of its Subsidiaries to fully and punctually comply with, keep, observe and perform all of their respective obligations hereunder or under any of the other Loan Documents, or under any junior or senior liens or encumbrances now or hereafter affecting all or any portion of their Properties (including, without limitation, all or any portion of the Collateral for the Loan); or

               (v) any accident, injury, death or damage to any Person or property occurring in, on or about any real property where any of the Properties of the Company or any of its Subsidiaries are kept, stored or used, or arising out of or relating to the use, possession, maintenance, management, condition, operation, value or security of all or any portion of such Properties; or

               (vi) anything done in, on or around any real property owned or used by the Company or any of its Subsidiaries, or arising out of or relating to the use, possession, maintenance, management, condition, operation, value or security of such real property or of any appurtenance thereto; or

               (vii) any negligent or otherwise tortious, fraudulent or criminal act or omission on the part of the Company, any of its Subsidiaries or any Obligor, any of their respective Affiliates or related Persons, any contractor, tenant, guest, licensee, invitee, permittee, representative (whether legal or otherwise) or agent of the Company, any of its Subsidiaries or any Obligor or any of their respective Affiliates or related Persons, or any officer, director, shareholder, partner, member, trust beneficiary or employee of any of the foregoing; or

               (viii) any violation of Law or agreement (including, without limitation, contracts, leases, easements, declarations, covenants, conditions and restrictions) now or hereafter affecting all or any portion of the Properties of the Company or any of its Subsidiaries (including, without limitation, the collateral for the Loan) or any real property on which any Property of the Company or any of its Subsidiaries may be kept, used or stored to which any of the indemnifying Persons or any of their respective Affiliates or related Persons is a party or may be bound or subject, whether existing on, after or before the Closing Date;

provided, however, that the Company shall have no obligation hereunder to any
--------  -------
Indemnitee to the extent that the indemnified liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee in breach of a duty owned to the Company (expressly excluding, however, anything deemed to constitute gross negligence or willful misconduct solely because it constitutes at Law a non-delegable duty and which, under the provisions hereof, the indemnifying party has agreed to assume or undertake).

           (c) The provisions of this Section 11.03, and all other indemnifications of the Company, any of its Subsidiaries or any of the Obligors (or any of them) contained in this Agreement or any of the other Loan Documents, shall not in any way be affected by the absence in any case of any covering insurance or by the failure or refusal of any insurance company to perform any obligation on its part.

     11.04 Amendments. Except as otherwise expressly provided in this Agreement,
           ----------
any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing signed by the Company and those Lenders then holding more than fifty percent (50%) of the unpaid balance of the Loan (collectively, the "Majority Lenders"), or by the Company and the Administrative Agent acting with the consent of the Majority Lenders; provided, however, that: (a) no
                                          --------  -------
modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) forgive all or any portion of the stated principal amount of the Loan or extend the stated maturity date; (ii) extend the scheduled date for the payment of any installment of principal or interest; (iii) reduce the amount of any regularly scheduled installment payment or mandatory prepayment; (iv) reduce the interest rate or the amount of any fees or late charges; (v) alter the manner in which payments or prepayments of principal, interest or other amounts are applied as between the Lenders; (vi) consent to any waiver or amendment of any of the provisions of Article VIII hereof; (vii) alter the terms of this Section 11.04; (viii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; (ix) waive any of the conditions precedent set forth in Sections 6.01 or 6.02 hereof; (x) consent to the assignment or delegation by the Company of all or any portion of its rights or obligations hereunder or under any of the other Loan Documents; (xi) release all or substantially all of the Collateral; or (xii) release all or substantially all of the Guarantors from their guarantee obligations under the Guarantee and Security Agreement; and (b) any modification or supplement of Article X hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent.

     11.05 Successors and Assigns. Subject to the provisions of Section 11.06
           ----------------------
below, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but shall not be enforceable by or construed as conferring any right or benefit upon any other Person.

     11.06 Assignments and Participations.
           ------------------------------

           (a) The Company may not assign or delegate all or any portion of its rights or obligations hereunder or under any of the other Loan Documents (including, without limitation, the Amended and Restated Note) without the prior written consent of all of the Lenders and the Administrative Agent, which consent may be given or withheld in each Lender's and the Administrative Agent's respective sole and absolute discretions (and, if given, under such terms and conditions as the Administrative Agent and the various Lenders, in their respective sole and absolute discretions, may believe to be appropriate under the circumstances then existing).

           (b) Subject to the provisions of Sections 11.06(c) and (d), each Lender may, without the consent of any Person being required but upon prior notice to the Company and the Agent, assign, convey and transfer all (but not just a portion) of its interests in the Loan and the Amended and Restated Note to any other Person. In connection with any such assignment, and as a condition precedent for its effectiveness, the assignor and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance in the form of Exhibit J to the Existing Credit Agreement and pay to the Administrative Agent a
---------
processing fee of $3,500.00 (except that (i) no such processing fee shall be payable in the case of an assignee which is already a Lender or an Affiliate of or Person related to an existing Lender, and (ii) in the case of assignments on the same day by a Lender to more than one Person managed or advised by the same investment advisor (which Persons are not then Lenders hereunder), only a single $3,500.00 fee shall be payable for all such assignments by such Lender to such Persons on such day). Upon receipt of an Assignment and Acceptance duly executed and delivered by the assignor and the assignee, together with payment of its processing fee, the Administrative Agent shall promptly accept such Assignment and Acceptance and on the effective date determined pursuant thereto give notice of such acceptance to the Company, whereupon the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the portion of the Loan assigned to it and specified in such Assignment and Acceptance (in addition to whatever interests in the Loan, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the portion of its interests so assigned. If so requested, the Company shall, on or prior to such effective date, at its own expense execute and deliver to the Administrative Agent (in exchange for the interests in the note of the assigning Lender) a new note or notes, as the case may be, payable to the assignee or its registered assigns in the amount of the Loan assumed or acquired by it pursuant to such Assignment and Acceptance and, if the assignor has retained an interest in the Loan, a new note or notes payable to the assignor or its assigns in an amount equal to the amount of the Loan being retained by it hereunder. Such new note or notes shall be dated the Closing Date and shall otherwise be in the form of the note or notes replaced thereby.

           (c) Any Lender may, without the consent of any Person being required and without having to give notice to the Company or the Administrative Agent, sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loan held by it. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Company therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loan or any fees payable hereunder, or postpone the date of the final maturity of the Loan, in each case to the extent subject to such participation. Notwithstanding the
                                                          -------------------
foregoing, the Company agrees that if amounts outstanding under this Agreement
---------
and the Loan are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable Law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided, however,
                                                            --------  -------
that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the other Lenders the proceeds thereof as provided in Section 4.06(b) above as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of
Article V above with respect to its participation in the Loan as if it were a Lender; provided, however, that, in the case of Section 5.02, such Participant
        --------  -------
shall have complied with the requirements of said Section and provided, further,
                                                              --------  -------
that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (d) The parties specifically acknowledge and agree that the provisions of Sections 11.06(b) and 11.06(c) pertain only to absolute assignments and that such provisions do not prohibit or apply to collateral assignments or assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Amended and Restated Note to any Federal Reserve Bank in accordance with applicable Law. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Company or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loan and the Amended and Restated Note or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued by such fund, as security for such obligations or securities; provided, however, that
                                                      --------  -------
any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 11.06 concerning assignment.

          (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          (g) The Administrative Agent shall, on behalf of the Company, maintain at its address referred to in Section 11.02 above a copy of each Assignment and Acceptance delivered to it, together with a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the

Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan and any Amended and Restated Note evidencing such Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by an Amended and Restated Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Amended and Restated Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by an Amended and Restated Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Amended and Restated Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon, one or more new Amended and Restated Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Amended and Restated Note shall be returned by the Administrative Agent to the Company marked "canceled". The Register shall be available for inspection by the Company or any of the Lenders (with respect to any entry relating to such Lender's Loan) at any reasonable time and from time to time upon reasonable prior notice.

          11.07  Survival. Each of the agreements, covenants, representations,
                 --------
warranties, indemnities and other obligations of the Company contained herein or in any of the other Loan Documents or in any document, statement or certificate delivered pursuant hereto or in connection herewith (including, without limitation, those set forth in Sections 5.01, 5.02, 5.03 and 11.03 hereof), as well as the obligations of the Lenders set forth in Sections 10.05 and 11.12 hereof, shall survive the execution and delivery of this Agreement and the making of the Loan, any repayment of the Loan, the release of the Security Documents, any post-execution termination or rescission of this Agreement and, in the case of any Lender that may assign any interest in the Loan hereunder, the making of such assignment (notwithstanding that such assigning Lender may cease to be a "Lender" hereunder), in each case for the longest period of time permitted by applicable Law. In addition, no Lender shall be deemed to have waived, by reason of having participated in the making of the Loan, any Default that may have arisen by reason of any representation or warranty proving to have been false or misleading when made, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such (or any other) representation or warranty of the Company was false or misleading at the time the Loan was made.

          11.08  Headings. The Table of Contents and Article and Section
                 --------
headings appearing herein are included solely for convenience of reference and shall not be used to ascertain, interpret or construe the meaning, intent or scope of any provision of this Agreement.

          11.09  Counterparts. This Agreement may be executed in any number of
                 ------------
identical counterparts (each of which may contain fewer than all required signatures) with the same effect as if all parties had signed the same document. Delivery of an executed signature page by facsimile transmittal shall be as effective as delivery of a manually executed counterpart. Thereafter, signature and acknowledgment pages may be detached from one counterpart and added to another counterpart, so that any set of identical counterparts containing original or faxed signatures for each of the parties, or any counterpart containing original or faxed signatures for all of the parties, shall constitute an original Agreement for all purposes.

          11.10 Governing Law; Submission to Jurisdiction. Except with respect
                -----------------------------------------
to matters relating to the perfection and enforceability of the remedial provisions contained in any real property security instruments, the Loan Documents (including, without limitation, this Agreement and the Amended and Restated Note) shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona applicable to agreements made and to be performed entirely therein. The Company further hereby irrevocably and unconditionally:

                (a) submits for itself and its Properties in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Superior Court of the State of Arizona sitting in Maricopa County, the United States District Court for the District of Arizona (Phoenix Division), and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 11.02 above or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.

          11.11 Waiver of Jury Trial. THE COMPANY, THE ADMINISTRATIVE AGENT AND
                --------------------
EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, THE AMENDED AND RESTATED NOTE) OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

          11.12 Treatment of Certain Information; Confidentiality.
                -------------------------------------------------

                (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender, and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loan.

                (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided, however, that
                                                      --------  -------
nothing herein contained shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 11.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), auditors or accountants, (v) to the Administrative Agent or any other Lender (or to ING-Pilgrim Investments, L.L.C.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any of the other Loan Documents, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of
Exhibit I to the Existing Credit Agreement (or executes and delivers to such
---------
Lender an acknowledgement to the effect that it is bound by the provisions of this Section 11.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loan hereunder); provided further,
                                                            ----------------
that, (x) unless specifically prohibited by applicable law or court order, each
----
Lender and the Administrative Agent agrees, prior to disclosure thereof, to notify the Company of any request for the disclosure of non-public information pursuant to a court order that specifically relates to a proceeding involving or affecting the Obligors and (y) in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company.

           11.13  Interest Rates.
                  --------------

                  (a) It is the intention of the parties hereto that the Loan made hereunder shall conform strictly to applicable usury laws. Accordingly, none of the terms and provisions contained in this Agreement or any of the other Loan Documents shall ever be construed to create a contract to pay interest to the Lenders for the use, forbearance or detention of money at a rate in excess of the highest lawful rate applicable (the "Maximum Lawful Rate"); for purposes of this Section 11.13, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable laws (whether or not denominated as interest) and are contracted for, taken, reserved, charged or received under any of this Agreement or the other Loan Documents or otherwise in connection with the transactions contemplated by this Agreement and the other Loan Documents. If as a result of prepayment, acceleration of maturity or otherwise the effective rate of interest which would otherwise be payable to any Lender under this Agreement or any other Loan Document would exceed the Maximum Lawful Rate for the period during which the principal amount of the Loan was outstanding, or if any Lender shall receive moneys or other consideration that are deemed to constitute interest that would increase the effective rate of interest payable by the Company to such Lender under this Agreement or any other Loan Document to a rate in excess of the Maximum Lawful Rate for the period during which the principal amount of any Loan was outstanding, then (i) the amount of interest that would otherwise be payable by the Company to such Lender under this Agreement and the other Loan Documents shall be reduced to the Maximum Lawful Rate, and (ii) any interest paid by the Company to such Lender in excess of the Maximum Lawful Rate shall be credited by such Lender as an optional prepayment of the Loan (to be applied to the principal of the Loan in the order specified in Section 3.04 hereof and, thereafter, shall be returned to the Company. All calculations of the rate or amount of interest contracted for, taken, reserved, charged or received by any Lender under this Agreement or any of the other Loan Documents that are made for the purpose of determining whether such rate or amount exceeds the Maximum Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading during the full stated term the Loan owed.

                  (b) If at any time and from time to time (i) the amount of interest payable to any Lender on any date would otherwise exceed the Maximum Lawful Rate, the amount of interest payable to such Lender shall be limited to the Maximum Lawful Rate pursuant to paragraph (a) above and (ii) in respect of any subsequent interest computation period, the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Maximum Lawful Rate, then the amount of interest payable in respect of such subsequent computation period shall be computed at the Maximum Lawful Rate until the earlier to occur of (x) the date upon which the total amount of interest payable to such Lender shall equal the total amount of interest that would have been payable to such Lender if the total amount of interest had been computed without giving effect to paragraph
(a) above, or (y) payment in full of the Loan.

                  (c) Without limiting the application of Section 11.10 hereof, insofar as the provisions of Article 5069-1.04, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, may be deemed applicable to the determination of the Maximum Lawful Rate with respect to the Loan, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply to such Loan; provided, however, that to the extent permitted by
                          --------  -------
such Article, any Lender may from time to time by notice to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future balance of the Loan and other obligations held by such Lender.

                  (d) Without limiting the application of Section 11.10 hereof, pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the provisions of Chapter 15, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby.

                  (e) Notwithstanding anything contained herein to the contrary, the Company and each of the other Obligors agrees to an effective rate of interest which is the rate previously stated in this Agreement plus any additional sums or charges provided for herein or in any of the other Loan Documents or incident to the transaction of which the Amended and Restated Note forms a part which are or may be deemed to be interest under applicable Arizona law, and acknowledges that such rate of interest does not exceed the maximum lawful rate for loans of this type. Should, however, any interest or other sum or charge paid or payable hereunder result, or be adjudicated to result, in the computation or earning of interest in excess of the allowable maximum legal rate, then the same shall be deemed the result of a mistake and the Company shall not be obligated to pay such excess and each of the Lenders and the Administrative Agent hereby waives its right to demand or collect the same; but if any excessive amount has been paid, then the same automatically shall be applied in reduction of the unpaid principal balance of the Loan and not to the payment of interest or any other sum or charge payable hereunder or under any of the other Loan Documents, and, to the extent that the principal sum has been paid in full by reason of such application or otherwise, any balance remaining from such excess shall be remitted to the Company.

           11.14  Lender Decision-Making. Whenever this Agreement provides that
                  ----------------------
any action shall be undertaken, or any decision made, or any consent given, by the Lenders, such action, decision or consent shall, except if otherwise provided in any particular provision, be undertaken, made or given by the Majority Lenders.

           11.15  Authority. Each individual executing this Agreement on behalf
                  ---------
of a party warrants and represents, both for itself and the party on whose behalf it is signing this Agreement, that: (a) he or she has been duly authorized to execute this Agreement on such party's behalf; (b) the party for whom he or she is signing has been duly authorized to enter into, execute and fully perform at the times required and in the manner specified its various obligations under, this Agreement; (c) neither it nor the party on whose behalf it is signing this Agreement suffers from any mental, physical, legal or other impediment to capacity; and (d) upon execution, this Agreement shall and shall continue to constitute such party's legal, valid and binding obligations and be enforceable in accordance with its terms.

           11.16  Reasonably Equivalent Consideration; Reasonable Expectations.
                  ------------------------------------------------------------
Each party acknowledges that: (a) it has been, or has had the opportunity to be, represented by an attorney in connection with the negotiation, preparation and execution of this Agreement; (b) it is receiving adequate and substantially equivalent consideration for the consideration which it is giving hereunder; (c) performance of its obligations hereunder will not cause it to be rendered insolvent or to be in violation of any applicable legal requirement or in default under any applicable contractual arrangement; (d) it has entered into this Agreement in good faith and on an arms-length and informed basis, knowingly, willingly and voluntarily, not pursuant to coercion, duress or threats of any kind, and without any design or intent to hinder, delay or defraud any creditor (whether past, present or future); and (e) this Agreement reflects its own "reasonable expectations".

           11.17  Entire Agreement. This Agreement, together with the other Loan
                  ------------------------------------------------------------
Documents, constitutes the complete and entire agreement between the parties pertaining to the subject matter hereof, and supersedes all of their prior and/or contemporaneous arrangements and understandings (whether oral or written, express or implied) concerning the same.

           11.18  Time of the Essence. Except as may be specifically provided to
                  -------------------
the contrary in this Agreement, all time periods provided for herein or in any of the other Loan Documents or the Other Agreements shall refer to calendar days and shall expire at 4:30 p.m., Mountain Standard Time, on the last of such days; provided, however, that if the time for the performance of any obligation under
--------  -------
this Agreement expires on a day other than a Business Day, the time for performance shall be extended to the next succeeding day which is a Business Day. Subject to the foregoing, time is of the essence with respect to each of the Loan Documents and their respective provisions.

           11.19  Additional Acts and Documents. The Company agrees that,
                  -----------------------------
promptly following receipt of written request from the Administrative Agent or the Lenders, it shall promptly correct any defect, error or omission which may be discovered in the contents of any of the Loan Documents (including, without limitation, in this Agreement or in any of the Exhibits) or in the execution, acknowledgment or recordation thereof, and additionally covenants to execute, acknowledge and deliver such further instruments and take such further actions as may be reasonably requested by the Administrative Agent or the Lenders to effectuate more fully the intent and purpose of this Agreement or better evidence, protect or secure the Administrative Agent's or the Lenders' respective rights, titles and interests in and to the collateral for the Loan.

           11.20  Severability. If any provision of this Agreement or any of the
                  ------------
other Loan Documents shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, whether in whole or in part, in such jurisdiction, the remaining provisions nevertheless shall continue in full force and effect, and the illegal, invalid or unenforceable provision shall be replaced by a provision which the court determines to be substantially equivalent to that stricken in order to give effect to the overall underlying intent of the parties; provided, however, that such holding shall not invalidate
                       --------  -------
or render unenforceable such provision in any other jurisdiction.

           11.21  Interpretation. This Agreement, as well as each of the other
                  --------------
Loan Documents, shall be construed as a whole, in accordance with its fair meaning and without application of any rule or presumption requiring construction against the party with primary drafting responsibility therefor. All words used herein shall be construed to be of such number and gender as the circumstances require. Unless otherwise specified herein or therein, terms defined in this Agreement shall have the definitions set forth herein when used in any of the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits are to this Agreement unless otherwise specified. The expressions "payment in full", "paid in full" and any other similar terms or phrases when used herein with respect to the obligations of the Company or any of its Subsidiaries or any other Obligor shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of such obligations. The words "including" and words of similar import when used in this Agreement shall not be limiting and shall mean "including, without limitation". If any party consists of more than one Person, then the obligations of their constituent entities hereunder shall be joint and several.

           11.22 Attorneys' Fees. If the Administrative Agent or any of the
                 ---------------
Lenders retains an attorney to obtain an interpretation of any provision of this Agreement, to enforce any of its terms, or to collect damages or seek other remedies (including, without limitation, declaratory and/or injunctive) for its breach or anticipated breach, or if the Administrative Agent or any of the Lenders is required to participate in any bankruptcy, reorganization or other debtor relief proceeding involving the Company or any of its Subsidiaries or any Obligor or any of their respective Affiliates or related Persons, or in the event of any enforcement action or other litigation arising out of or relating to this Agreement or any of the other Loan Documents, or should the Administrative Agent's or any Lender's security be threatened, or should a breach or default occur under this Agreement or any of the other Loan Documents, or should the Administrative Agent or any of the Lenders appear or be named in any action or proceeding purporting to affect all or any portion of the collateral for the Loan or the rights, remedies or interests of the Administrative Agent or any of the Lenders, then, in each such instance, the Administrative Agent and each of the Lenders shall be entitled to recover from the Company, in addition to any other remedy to which they or any them may be entitled, all costs (including, but not limited to, reasonable attorneys' fees, court costs, costs of investigation and other related expenses) incurred in connection with such interpretation, collection, enforcement, foreclosure, insolvency, bankruptcy, protection of security or other dispute resolution proceedings (even if the dispute is settled prior to institution or completion of the dispute resolution proceedings and whether incurred before or after suit is commenced). Whenever dispute resolution proceedings are commenced, the award of attorneys' fees shall be determined by the court, arbitrator or mediator (as the case may be).

           11.23 Exhibits and Schedules. All exhibits and schedules referenced
                 ----------------------
in this Agreement and either attached hereto or to the Existing Credit Agreement are by such reference and attachment incorporated herein.

           11.24 Conflicts Among Loan Documents. The parties hereto expressly
                 ------------------------------
stipulate and agree that this Agreement represents the final expression of their intent and agreement with respect to all matters relating to the Loan, the indebtedness, and the collateral for the Loan. Accordingly, in the event of any conflict, inconsistency or ambiguity between any of the provisions contained herein and any of the provisions contained in any of the other Loan Documents, then the provisions of this Agreement shall at all times govern and control, and the conflicting, inconsistent or otherwise ambiguous provisions of the other Loan Documents shall be disregarded in their entirety and construed as being null and void.

           11.25 Relationship of Parties. Neither the Administrative Agent nor
                 -----------------------
any of the Lenders has any joint venture, partnership, trust, quasi-fiduciary or fiduciary relationship with or duty to the Company or any of its Subsidiaries arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Company, on the other hand, in connection herewith or therewith is strictly that of creditor and debtor.

           11.26 No Brokers. Each of the parties warrants and represents to the
                 ----------
others that it has not
dealt with any Person which might be entitled to a mortgage or real estate brokerage commission, finder's fee or other compensation on account of introducing the parties, the execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby, and hereby indemnifies and holds all of the other parties harmless for, from and against, and agrees to defend and pay for, any and all damage, liability, loss and expense (including, without limitation, reasonable attorneys' fees and disbursements) which any of the other parties may incur arising out of (a) the indemnifying party's breach of its representations and warranties contained in this Section 11.26, and/or (b) any and all claims or demands made by any Person with whom the indemnifying party has had contact on account of the execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby or for introducing the parties.

                     [Signatures Appear on Following Pages]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                             TELETOUCH COMMUNICATIONS, INC.,
                                             a Delaware corporation

                                             By:  ______________________________
                                                    J. Kernan Crotty, President
                                                    hereunto duly authorized

                                             Address for Notices:

                                             110 North College
                                             Suite 200
                                             Tyler, Texas 75702

                                             Attention: J. Kernan Crotty

                                             Telecopier No.: 903-595-8850

                                             Telephone No.: 903-595-8808

                                     LENDERS
                                     -------

   Loan                 ING PRIME RATE TRUST,
   ----
$2,750,000                    a Massachusetts business trust f/k/a
                              Pilgrim America Prime Rate Trust

                              By:  ING Investments, LLC,
                                   a Delaware limited liability company
                                   its investment manager



                                   By: _________________________________________
                                          Robert L. Wilson, Vice President
                                          hereunto duly authorized


                              Lending Office for all Loans:

                                   ING Prime Rate Trust
                                   c/o ING Investments, LLC
                                   7337 E. Doubletree Ranch Road
                                   Scottsdale, Arizona 85258

                                   Address for Notices:

                                   ING Prime Rate Trust
                                   c/o ING Investments, LLC
                                   7337 E. Doubletree Ranch Road
                                   Scottsdale, Arizona 85258

                                   Attention: Robert L. Wilson

                                   Telecopier No.: 480-477-2076

                                   Telephone No.: 480-477-2206

                                   ADMINISTRATIVE AGENT
                                   --------------------

                              ING PRIME RATE TRUST, a
                              Massachusetts business trust f/k/a
                              Pilgrim America Prime Rate Trust

                              By:  ING Investments, LLC,
                                   a Delaware limited liability company
                                   its investment manager



                                   By: _________________________________________
                                         Robert L. Wilson, Vice President
                                         hereunto duly authorized

                                   Address for Notices:

                                   ING Prime Rate Trust
                                   c/o ING Investments, LLC
                                   7337 E. Doubletree Ranch Road
                                   Scottsdale, Arizona 85258

                                   Attention: Robert L. Wilson

                                   Telecopier No.: 480-477-2076

                                   Telephone No.: 480-477-2206

                              CONSENT OF GUARANTOR
                              --------------------

          The undersigned, each of which is a Guarantor under that certain Guarantee and Security Agreement dated as of July 24, 1996, has affixed its signature below for the purposes of: (a) acknowledging its receipt, review and approval of a copy of the Second Amended and Restated Credit Agreement; (b) consenting to the execution, delivery and performance thereof by the Company;
(c) confirming that the obligations of the Company under the Existing Credit Agreement, as amended by the Second and Amended and Restated Credit Agreement, are entitled to the benefits of the Guarantee and Security Agreement (and shall constitute "Guaranteed Obligations" as defined in the Guarantee and Security Agreement) under and for all purposes of the Guarantee and Security Agreement;
(d) agreeing that the references in the Guarantee and Security Agreement to "the Credit Agreement" (including indirect references) hereafter shall be deemed to be references to the Second and Amended Restated Credit Agreement; and (e) evidencing its obligation to be bound by and to comply with the provisions thereof applicable to it (as an Obligor) to the same extent as if it were a party thereto.

          In particular, each of the undersigned acknowledges that the obligations of the Guarantors under the Loan Documents is joint and several and, as such, each Guarantor shall be liable for the Obligations of the Company and the other Guarantors under the Guaranty and Security Agreement and the other Loan Documents. The liability of each Guarantor for the Obligations of the other Guarantors under the Guaranty and Security Agreement and the other Loan Documents is absolute, unconditional and irrevocable, irrespective of: (a) any lack of validity, legality or enforceability of any of the Loan Documents; (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against such other Guarantor, the Company or any other Person under the provisions of any other Loan Document or (ii) to exercise any right or remedy against any guarantor of, or collateral securing, any of the Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of the Company or any other Guarantor; (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and each Guarantor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Company, any other Guarantor or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any of the Loan Documents; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty held by any Secured Party securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any other Guarantor or any surety or any guarantor.

          This Consent of Guarantors may be executed in any number of identical counterparts (each of which may contain fewer than all required signatures) with the same effect as if all parties had signed the same document. Thereafter, signature and acknowledgment pages may be detached from one counterpart and added to another counterpart, so that any set of identical counterparts containing original signatures and acknowledgments for each of the Guarantors, or any counterpart containing original signatures and acknowledgments for all of the Guarantors, shall constitute an original Consent of Guarantors for all purposes.

                      [Signatures Appear on Following Page]

                      TLI

          TELETOUCH LICENSES, INC.,
          a Delaware corporation

          By: _________________________________
                Robert M. McMurrey, President
                hereunto duly authorized

STATE OF ___________________)
                            ) ss.
County of __________________)


          On this ____day of May, 2002, before me, the undersigned notary public, personally appeared J. Kernan Crotty who, after satisfactorily identifying himself to me, executed the foregoing instrument in my presence as the President and Chief Financial Officer of TELETOUCH COMMUNICATIONS, INC., a Delaware corporation, and acknowledged that he was the President and Chief Financial Officer of said corporation, that he was signing the foregoing instrument in such capacity on behalf of such corporation for the purposes therein contained, that he had been duly authorized by the corporation to do so, and that the same constituted the free act and deed of such corporation.

          IN WITNESS WHEREOF, I hereunder set my hand and official seal.


                                             Notary Public

My Commission Expires:




STATE OF ___________________)
                            ) ss.
County of __________________)



          On this ____day of May, 2002, before me, the undersigned notary public, personally appeared Robert M. McMurrey who, after satisfactorily identifying himself/herself to me, executed the foregoing instrument in my presence as the President of TELETOUCH LICENSES, INC., a Delaware corporation, and acknowledged that he/she was the President of said corporation, that he/she was signing the foregoing instrument in such capacity on behalf of such corporation for the purposes therein contained, that he/she had been duly authorized by the corporation to do so, and that the same constituted the free act and deed of such corporation.

          IN WITNESS WHEREOF, I hereunder set my hand and official seal.


                                             Notary Public

My Commission Expires:

STATE OF ___________________)
                            ) ss.
County of __________________)


          On this ____day of May, 2002, before me, the undersigned notary public, personally appeared Robert L. Wilson who, after satisfactorily identifying himself/herself to me, executed the foregoing instrument in my presence as the Vice President of ING Investments, LLC, a Delaware limited liability company and the investment manager for ING PRIME RATE TRUST, a Massachusetts business trust f/k/a Pilgrim America Prime Rate Trust, and acknowledged that he/she was the Vice President of said limited liability company, that such limited liability company was the investment manager for such business trust, that he/she was signing the foregoing instrument in such capacity on behalf of such limited liability company, as the investment manager for such business trust, for the purposes therein contained, that he/she had been duly authorized by the limited liability company and the business trust to do so, and that the same constituted the free act and deed of such limited liability company and business trust.

          IN WITNESS WHEREOF, I hereunder set my hand and official seal.


                                             Notary Public

My Commission Expires:

     LIST OF SCHEDULES
     -----------------

     SCHEDULE 7.01   -   Certain Accounting Matters
     SCHEDULE 7.04   -   Certain Approvals
     SCHEDULE 7.07   -   Certain Litigation Matters
     SCHEDULE 7.10   -   Waivers of Tax Statutes of Limitations
     SCHEDULE 7.12   -   Material Agreements and Liens
     SCHEDULE 7.14   -   Capitalization
     SCHEDULE 7.15   -   Subsidiaries and Investments
     SCHEDULE 7.16   -   Real Estate Permitted Exceptions
     SCHEDULE 7.18   -   Paging and Other FCC Licenses
     SCHEDULE 7.20   -   Real Property
     SCHEDULE 7.21   -   Leases
     SCHEDULE 7.23   -   Property Taxes
     SCHEDULE 7.25   -   Assignees and Transferees
     SCHEDULE 7.28   -   Material Contracts
     SCHEDULE 7.29   -   Insurance Policies
     SCHEDULE 7.33a  -   List of Filing and Recording Offices
     SCHEDULE 7.33b  -   List of Financing Statements To Remain or To Be
                         Continued
     SCHEDULE 7.33c  -   List of Financing Statements To Be Terminated
     SCHEDULE 8.15   -   Schedule of Permitted Payments


     LIST OF EXHIBITS
     ----------------

     EXHIBIT "A-1"   -   Form of Amended and Restated Note
     EXHIBIT "A-2"   -   Form of Facility B Term Loan Note
     EXHIBIT "B"     -   First Community Bank Loan Documents

     EXHIBIT "C"     -   TLL Note and Subordination Agreement
     EXHIBIT "D"     -   License Management Agreement and Amended and Restated
                         License Management Agreement
     EXHIBIT "E-1"   -   Form of Compliance Certificate at Closing
     EXHIBIT "E-2"   -   Form of Monthly Compliance Certificate
     EXHIBIT "E-3"   -   Form of Quarterly Compliance Certificate
     EXHIBIT "E-4"   -   Form of Annual Compliance Certificate
     EXHIBIT "F"     -   Form of Opinion of Corporate and Securities Counsel to
                         the Company
     EXHIBIT "G"     -   Form of Opinion of Special FCC Counsel to the Obligors
     EXHIBIT "H"     -   Legal Description of Tyler Texas Real Property
     EXHIBIT "I"     -   Amended and Restated Subordinated Note, Preferred Stock
                         and Warrant Purchase Agreement, dated as of August 3,
                         1995, as amended
     EXHIBIT "J"     -   Executive Employment Agreements, Underwriting
                         Agreement, Warrant Agreement, Stockholders' Agreement
                         and Registration Agreement, dated as of August 3, 1995,
                         as amended
     EXHIBIT "K"     -   Option and Securities Purchase Agreement dated as of
                         August 24, 2001
     EXHIBIT "L"     -   Restructuring Agreement dated as of May 17, 2002
     EXHIBIT "M"     -   Certificate of Designation of Rights and Preferences
     EXHIBIT "N"     -   Junior Subordinated Notes
     EXHIBIT "O"     -   Termination Agreement dated as of May 17, 2002
     EXHIBIT "P"     -   TLL Subordination Agreement dated as of May 17, 2002

Exhibits to Exhibit 10.1, Second Restated and Amended Credit Agreement, dated as
--------------------------------------------------------------------------------
of May 17, 2002
---------------

Exhibit A-1 to this document, Form of Amended and Restated Note, is filed as
-----------
exhibit 4.4 to the Current Report on Form 8-K to which this document is appended.

Exhibit A-2 to this document, Form of Facility B Term Loan, is omitted.
-----------

Exhibit B to this document, First Community Bank Loan Documents, is filed as
---------
exhibits 4.1, 4.2, 10.5, 10.6 and 10.7 to the Current Report on Form 8-K to which this document is appended.

Exhibit C to this document, TLL Note and Subordination Agreement, are filed as
---------
exhibits 4.3 and 10.10, respectively, to the Current Report on Form 8-K to which this document is appended.

Exhibit D to this document, License Management Agreement and Amended and
---------
Restated License Management Agreement, are filed as exhibit 10.8 to the Current Report on Form 8-K to which this document is appended.

Exhibits E-1, E-2, E-3 and E-4 to this document, Forms of Compliance
------------------------------
Certificates, are omitted.

Exhibit F to this document, Form of Opinion of Corporate and Securities Counsel
---------
to the Company, is omitted.

Exhibit G to this document, Form of Opinion of Special FCC Counsel to the
---------
Obligors, is omitted.

Exhibit H to this document, Legal Description of Tyler Texas Real Property, is
---------
included in exhibit 10.9 to the Current Report on Form 8-K to which this document is appended.

Exhibit I to this document, Amended and Restated Subordinated Note, Preferred
---------
Stock and Warrant Purchase Agreement dated as of August 3, 1995, is filed as exhibit 10.12(b) to the Company's Current Report on Form 8-K filed August 18, 1995.

Exhibit J to this document, Executive Employment Agreements, Underwriting
---------
Agreement, Warrant Agreement, Stockholders Agreement and Registration Agreement dated as of August 3, 1995, are filed as exhibits 10.1(b), 10.2(b), 1.1, 10.15,
10.12 and 10.13 to the Company's Current Report on Form 8-K filed August 18,
1995.

Exhibit K to this document, Option and Securities Purchase Agreement dated as of
---------
August 24, 2001, is filed as exhibit 2.1 to the Current Report on Form 8-K to which this document is appended.

Exhibit L to this document, Restructuring Agreement, is filed as exhibit 10.3 to
---------
the Current Report on Form 8-K to which this document is appended.

Exhibit M to this document, Certificate of Designation of Rights and
---------
Preferences, is filed as exhibit 3.3 to the Company's Current Report on Form 8-K filed August 18, 1995.

Exhibit N to this document, Junior Subordinated Notes, is exhibit 4.6 to the
---------
Company's Current Report on Form 8-K filed August 18, 1995.

Exhibit O to this document, Termination Agreement dated as of May 17, 2002, is
---------
filed as exhibit 10.13 to the Current Report on Form 8-K to which this document is appended.

Exhibit P to this document, TLL Subordination Agreement dated as of May 17,
---------
2002, is filed as exhibit 10.10 to the Current Report on Form 8-K to which this document is appended.